Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-185752

INSPRO TECHNOLOGIES CORPORATION

Up to 10,416 Units, 833,280 Shares of Preferred Stock and
Warrants to Purchase 8,332,800 Shares of Common Stock
Issuable Upon Exercise of Rights to Subscribe for such Shares and Warrants

We are distributing, at no charge to the holders of our capital stock, non-transferable subscription rights to subscribe for units, which we refer to throughout this prospectus as Units, consisting of 80 shares of our Series B Convertible Preferred Stock and a five-year warrant to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. Our stockholders will receive one subscription right for every 12,756 shares of our common stock, 638 shares of our Series A Convertible Preferred Stock held and 638 shares of our Series B Convertible Preferred Stock held of record as of 5:00 p.m., New York City time, on January 31, 2013, the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of 10,416 Units, or $2.5 million of gross subscription proceeds.

Each subscription right entitles the holder to subscribe for one Unit at the subscription price of $240.00 per Unit, which we refer to as the basic subscription right. In addition, rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional Units that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the subscription price of $240.00 per Unit.

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 12,756, the number of shares of our Series A Convertible Preferred Stock you own by 638 and the number of shares of our Series B Convertible Preferred Stock you own by 638 and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 39 subscription rights (100,000 shares of common stock divided by 12,756 = 7.84, 10,000 shares of Series A Convertible Preferred Stock divided by 638 = 15.68, 10,000 shares of Series B Convertible Preferred Stock divided by 638 = 15.68, which sum = 39.20, rounded down to 39 subscription rights, the next whole number), which will entitle you to subscribe for up to 39 Units under your basic subscription privilege.

This rights offering was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in November 2012.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on March 14, 2013, unless we extend the rights offering period. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason and may extend or amend the rights offering for any reason. In the event we cancel the rights offering, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

The subscription rights may not be sold, transferred or assigned, and will not be listed for trading on any stock exchange or on the Over-the-Counter Bulletin Board, the OTCBB.

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You should carefully consider whether to exercise your subscription rights before the expiration date. All exercises of subscription rights are irrevocable. This is not an underwritten offering. The Units are being offered directly by us without the services of an underwriter or selling agent. Our board of directors is making no recommendation regarding your exercise of the subscription rights.

Our common stock is quoted on the OTCBB under the symbol “ITCC.OB.”

The average of the bid and asked prices of our common stock on the OTCBB on February 11, 2013 was $0.08 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 12, 2013

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We will not make an offer to sell these securities in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

In this prospectus, unless the context specifically indicates otherwise, all references to “the Company,” “we,” “us,” and “our” refer to InsPro Technologies Corporation and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including in the sections entitled “Questions and Answers About the Rights Offering,” “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include, among others, statements addressing management’s views with respect to future financial and operating results and costs associated with the Company’s operations and other similar statements. Various factors, including competitive pressures, market interest rates, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, adverse resolution of any contract or other disputes with customers, could cause actual outcomes and results to differ materially from those described in forward-looking statements.

The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors, including general business and economic conditions, affect our ability to achieve our objectives. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

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QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, the Units, and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of capital stock, non-transferable subscription rights to subscribe for Units consisting of 80 shares of our Series B Convertible Preferred Stock and a five-year warrant to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. You will receive one subscription right for every 12,756 shares of our common stock, 638 shares of Series A Convertible Preferred Stock and 638 shares of Series B Convertible Preferred Stock held of record by you as of 5:00 p.m., New York City time, on January 31, 2013, the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. The shares of preferred stock and the warrant to be issued as components of the Units in the rights offering do not currently trade on the OTCBB or on any other exchange, and are only transferable to the extent permitted in the instruments governing such securities.

What is the basic subscription right?

The basic subscription right gives our stockholders the opportunity to purchase Units at a subscription price of $240.00 per Unit for each 12,756 shares of common stock, 638 shares of Series A Convertible Preferred Stock and 638 shares of Series B Convertible Preferred Stock you own. We have granted to you, as a stockholder of record on the record date, one subscription right for each 12,756 shares of our common stock, 638 shares of Series A Convertible Preferred Stock and 638 shares of Series B Convertible Preferred Stock you owned at that time.

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 12,756, the number of shares of Series A Convertible Preferred Stock you own by 638 and the number of shares of Series B Convertible Preferred Stock you own, and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 39 subscription rights (100,000 shares of common stock divided by 12,756 = 7.84, 10,000 shares of Series A Convertible Preferred Stock divided by 638 = 15.68, 10,000 shares of Series B Convertible Preferred Stock divided by 638 = 15.68, which sum = 39.20, rounded down to 39 subscription rights, the next whole number), which will entitle you to subscribe for up to 39 Units under your basic subscription privilege.

You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares under your over-subscription privilege.

If you hold an InsPro Technologies Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (DTC), you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee record holder for each 12,756 shares of our common stock; 638 shares of Series A Convertible Preferred Stock and 638 shares of Series B Convertible Preferred Stock that you own at the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

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What is the over-subscription privilege?

In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase any Units that are not purchased by our other stockholders through the exercise of their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege.

If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of capital stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription rights and are allotted the full amount of your over-subscription). See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”

Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Why are we conducting the rights offering?

We are conducting the rights offering for the primary purpose of providing all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in November 2012 and secondarily of raising equity capital to improve our capital position, to inject additional capital into InsPro Technologies Corporation and to retain the remainder of any proceeds at InsPro Technologies Corporation for general corporate purposes. See “Use of Proceeds.”

This rights offering, including the composition and price of the Units, was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in November 2012.

How was the $240.00 per Unit subscription price determined?

The $240.00 per Unit subscription price was determined by our board of directors based on the per share value of the Series B Convertible Preferred Stock and warrants (considered in the aggregate) purchased by investors in our last private placement in November 2012. In November 2012, we sold units, consisting of one share of our Series B Convertible Preferred Stock (each share of which is convertible, at the sole option of the holder, into 20 shares of our common stock) and one five-year warrant to purchase 10 shares of our common stock, at a per unit price of $3.00. We sold a total of 499,999 units in that offering for an aggregate purchase price of $1.5 million.

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In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in the last private placement. If an investor had invested in the last private placement, for every $240.00 invested, such investor would have received 80 shares of Series B Convertible Preferred Stock and warrants to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. As a result, the Units offered in this rights offering consist of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 shares of our common stock at a price per Unit of $240.00.

We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.

What are the material terms of the Series B Convertible Preferred Stock offered in this rights offering?

Each share of Series B Convertible Preferred Stock offered in this rights offering is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series B Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series B Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series B Convertible Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the preferred stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of preferred stock is required to approve (Y) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Convertible Preferred Stock or (Z) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series B Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the preferred stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to the preferred stock original issue price plus any declared but unpaid dividends.

What are the material terms of the warrants offered in this rights offering?

The warrants that we are offering in this rights offering are in substantially similar form to those warrants purchased by investors in the last private placement in November 2012. Each warrant issued as a component of the Units will be a five-year warrant to purchase 800 shares of our common stock at an exercise price of $0.15 per share, subject to our right to call the warrant under certain conditions. The warrants include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share during the first two years following the date of issuance of the warrants, subject to customary exceptions.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in InsPro Technologies Corporation may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this rights offering). In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors — If you do not exercise your subscription rights, your percentage ownership in InsPro Technologies Corporation will be diluted.”

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How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, we must receive your completed and signed rights certificate and payments prior to the expiration of the rights offering, which is March 14, 2013, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline prior to 5:00 p.m. Eastern Time, on March 14, 2013 by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration of the rights offering, we currently do not intend to do so. Our board of directors may cancel or amend the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received will be returned, without interest or penalty, as soon as practicable.

Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on March 14, 2013, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the OTCBB or any other stock exchange or market. Rights certificates may only be completed by the stockholder who receives the certificate.

Are we requiring a minimum subscription to complete the rights offering?

No. There is no individual minimum purchase requirement in the rights offering and we are not requiring a minimum subscription to complete the rights offering. However, because we are not issuing fractional Units, you must own at least 12,756 shares of our common stock, 638 shares of our Series A Convertible Preferred Stock or 638 shares of our Series B Convertible Preferred Stock as of the record date in order to subscribe for one Unit in the rights offering.

In addition, our board of directors reserves the right to cancel the rights offering for any reason.

Can the board of directors cancel, amend or extend the rights offering?

Yes. Our board of directors may decide to cancel, amend or terminate the rights offering at any time before the expiration of the rights offering and for any reason. If our board of directors cancels or terminates the rights offering, any money received from subscribing stockholders will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering. We further have the right to extend the rights offering and the time for exercising your subscription rights, although we do not presently intend to do so.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. There is currently no public market for our shares of Series B Convertible Preferred Stock. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold an InsPro Technologies Corporation stock certificate and you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to us before 5:00 p.m., Eastern Time, on March 14, 2013; and

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•	deliver a properly completed and signed rights certificate to us before 5:00 p.m., Eastern Time, on March 14, 2013.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us so that they are received by us by 5:00 p.m., Eastern Time, on March 14, 2013. WE WILL NOT ACCEPT ANY SUBSCRIPTIONS THAT WE RECEIVE AFTER THIS TIME.

If you send a payment that is insufficient to purchase the number of Units you request, or if the number of Units you request is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. If you wish to purchase Units through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date that we have established for the rights offering.

When will I receive my new shares and warrants?

If you purchase Units in the rights offering you will receive your new shares and warrants as soon as practicable after the closing of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase Units in the rights offering.

Are there any conditions to completing the rights offering?

No, there are no conditions to completion of the rights offering.

What effects will the rights offering have on our outstanding Series B Convertible Preferred Stock and warrants?

As of January 31, 2013, we had 3,297,378 shares of Series B Convertible Preferred Stock and 92,020,447 warrants to purchase shares of common stock issued and outstanding. The number of shares of our Series B Convertible Preferred Stock and warrants that we will issue in this rights offering through the exercise of subscription rights will depend on the number of Units that are subscribed for in the rights offering. We could, depending on the number of Units that are subscribed for in the offering, have a maximum of 4,130,658 shares of Series B Convertible Preferred Stock and warrants to purchase 100,353,247 shares of our common stock outstanding after completion of the rights offering.

The issuance of Units in the rights offering will dilute, and thereby reduce, your proportionate ownership in InsPro Technologies Corporation. If you fully exercise your basic subscription right and a certain level of your over-subscription privilege, your ownership interest will be diluted to a lesser extent.

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How much will InsPro Technologies Corporation receive from the rights offering?

If all of the subscription rights (including all over-subscription privileges) are exercised in full by our stockholders, we expect the gross proceeds from the rights offering to be approximately $2.5 million. If no subscription rights are exercised by our stockholders, we would receive no proceeds from the rights offering. We are offering shares in the rights offering to stockholders with no individual minimum purchase requirement.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our Series B Convertible Preferred Stock and warrants to purchase our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. We will hold all funds we receive in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive your subscription payment because we will return payments through the record holder of your shares.

What fees or charges apply if I purchase Units in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares or warrants to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to:

InsPro Technologies Corporation

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087

Attn: Francis L. Gillan III

You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us.

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Whom should I contact if I have other questions?

If you have any questions regarding InsPro Technologies Corporation or the rights offering, please contact Francis L. Gillan III at (484) 654-2200. You may also contact us with questions by electronic mail at rightsoffering@inspro.com.

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact Francis L. Gillan III at (484) 654-2200 or by electronic mail at rightsoffering@inspro.com.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our securities.

Our Business

We are a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro Enterprise software application.

We acquired Atiam Technologies, L.P. on October 1, 2007. This entity, which changed its name to InsPro Technologies, LLC on May 14, 2009, developed, sells and supports our InsPro Enterprise software application. InsPro Enterprise is a comprehensive, web-based insurance administration software application, which was introduced by Atiam Technologies, L.P. (now our InsPro Technologies, LLC subsidiary) in 2004. InsPro Enterprise clients include insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.

During 2005 through October 1, 2007 our operations were primarily that of our former Telesales and Insurint businesses. We effectively sold our former Telesales business in 2009 and our former Insurint business in 2010. Our former Telesales and Insurint businesses are now classified as part of our discontinued operations.

Our common stock has been quoted on the OTCBB since December 6, 2010 under the symbol ITCC.OB and from December 13, 2005 until December 3, 2010 under the symbol HBDT.OB.

Summary of this Rights Offering

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each 12,756 shares of our common stock, 638 shares of Series A Convertible Preferred Stock and 638 shares of Series B Convertible Preferred Stock that you owned as of 5:00 p.m., Eastern Time, on January 31, 2013, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of such shares. If the rights offering is fully subscribed, we expect the gross proceeds from the rights offering to be approximately $2.5 million. This rights offering was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on the same economic terms as the investment made by investors in our last private placement in November 2012.

Basic Subscription Right	The basic subscription right will entitle you to purchase one unit at a subscription price of $240.00. A unit consists of 80 shares of our Series B Convertible Preferred Stock and a five-year warrant to purchase an additional 800 shares of our common stock at an exercise price of $0.15 per share. We refer to these units throughout this prospectus as “Units.”

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 12,756, the number of shares of Series A Convertible Preferred Stock you own by 638 and the number of shares of Series B Convertible Preferred Stock you own by 638, and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 39 subscription rights (100,000 shares of common stock divided by 12,756 = 7.84, 10,000 shares of Series A Convertible Preferred Stock divided by 638 = 15.68, and 10,000 shares of Series B Convertible Preferred Stock divided by 638 = 15.68, which sum = 39.20, rounded down to 39 subscription rights, the next whole number), which will entitle you to subscribe for up to 39 Units under your basic subscription privilege.

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Over-Subscription Privilege	In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to subscribe for a portion of any Units that are not purchased by our stockholders through the exercise of their basic subscription rights. You may subscribe for these Units pursuant to your over-subscription privilege, subject to the limitations described below.

Subscription Price	$240.00 per Unit, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.

Record Date	5:00 p.m., Eastern Time, on January 31, 2013.

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on March 14, 2013.

Use of Proceeds	We intend to use the proceeds of the rights offering to improve our capital position and for general corporate purposes.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the OTCBB or on any other stock exchange or market.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Units at a subscription price of $240.00 per full Unit.

Material U.S. Federal Income Tax Consequences	It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension, Cancellation and Amendment	Although we do not presently intend to do so, we have the option to extend the rights offering and the period for exercising your subscription rights. Our board of directors may cancel the rights offering at any time prior to the expiration date of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering at any time.

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Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

• If you are a registered holder of our common stock, you must deliver payment and a properly completed rights certificate to us so that we receive these items before 5:00 p.m., Eastern Time, on March 14, 2013. You may deliver the documents and payments by hand delivery, first class mail or courier service. If first class mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

• If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on March 14, 2013.

Shares Outstanding Before the Rights Offering	3,297,378 shares of our Series B Convertible Preferred Stock and warrants to purchase 92,020,447 shares of our common stock were outstanding as of January 31, 2013.

Shares Outstanding After Completion of the Rights Offering	Assuming all Units are sold in the rights offering, we expect approximately 4,130,658 shares of our Series B Convertible Preferred Stock and warrants to purchase 100,353,247 shares of our common stock will be outstanding immediately after completion of the rights offering.

Fees and Expenses	We will pay the expenses related to the rights offering.

The Over-the-Counter Bulletin Board	Our shares of common stock are currently listed for trading on the Over-the-Counter Bulletin Board under the ticker symbol “ITCC.OB.”

Risk Factors	Before you exercise your subscription rights to purchase shares of our common stock, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page 18 of this prospectus.

Our Corporate Information

Our principal executive offices are located at 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087. Our telephone number is (484) 654-2200. Our website address is www.inspro.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

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RISK FACTORS

Investing in our securities involves significant risks. In addition to all of the other information contained in this prospectus, you should carefully consider the risks and uncertainties described below before deciding to invest in our common stock and preferred stock. If any of the following risks actually occur, they may materially harm our business, our financial condition or our results of operations. In this event, the market price of our securities could decline and you could lose all or part of your investment.

Risks Related to the Rights Offering

If you do not exercise your subscription rights, your percentage ownership in InsPro Technologies Corporation will be diluted.

Stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their basic subscription and over-subscription rights. In addition, the shares issuable upon the exercise of the warrants to be issued pursuant to this rights offering will dilute the ownership interest of stockholders not participating in this offering or holders of warrants issued pursuant to this offering who have not exercised them.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to subscription rights that have been exercised except to return as soon as practicable, without interest, the subscription payments deposited with us. If we terminate this offering and you have not exercised any subscription rights, such subscription rights will expire worthless.

The subscription price determined for this offering is not an indication of the fair value of our common stock.

In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in our last private placement in November 2012. If an investor had invested in these last private placement, for every $240.00 invested, such investor would have received 80 shares of Series B Convertible Preferred stock and warrants to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. As a result, the Units offered in this rights offering consist of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 shares of our common stock at a price per Unit of $240.00.

We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the equivalent component of the subscription price in any given time period.

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We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.

Although we plan to use the proceeds of this offering for general corporate purposes, including working capital, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.” While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of subscription rights who desire to purchase Units in this offering must act on a timely basis to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., New York City time, on the expiration date, unless extended, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures as described below. If you are a beneficial owner of shares of capital stock and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank or other nominee in sufficient time to deliver such forms and payments to us to exercise the subscription rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures as described below. We will not be responsible if your broker, dealer, custodian bank or other nominee fails to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., New York City time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, we may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. We do not undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Units for which you subscribe pursuant to the over-subscription privilege.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional amount of Units that are not purchased by our other holders through the exercise of their basic subscription rights. Over-subscription rights will be allocated pro-rata among subscription rights holders who over-subscribed, based on the number of shares of capital stock owned by such holders on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. You may not receive any or all of the amount of Units for which you over-subscribed. If the prorated amount of Units allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this rights offering.

Any uncertified check used to pay for Units to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for Units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Units you wish to purchase.

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The receipt of subscription rights may be treated as a taxable distribution to you.

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that the distribution of the subscription rights in this rights offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the Internal Revenue Service, or the IRS, or the courts, however. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305(b)(2) of the Code (or otherwise to be within one of the exceptions to Section 305(a) of the Code set forth in Section 305(b) of the Code), your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of capital stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

Absence of a public trading market for the warrants and shares of Series B Convertible Preferred Stock may limit the ability of a purchaser to resell the warrants and/or the shares of Series B Convertible Preferred Stock.

There is no established trading market for the warrants or the shares of our Series B Convertible Preferred Stock to be issued pursuant to this offering, and such securities may not be widely distributed. There can be no assurance that a market will develop for the warrants or the shares of Series B Convertible Preferred Stock. Even if a market for these securities does develop, the price of the warrants and the Series B Convertible Preferred Stock may fluctuate and liquidity may be limited. If a market for these securities does not develop, then purchasers of the warrants and the shares of Series B Convertible Preferred Stock may be unable to resell the securities or sell them only at an unfavorable price for an extended period of time, if at all. Future trading prices of the warrants and shares of Series B Convertible Preferred Stock will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to continue the effectiveness of the registration statement, of which this prospectus is a part, covering the warrants and shares of Series B Convertible Preferred Stock and the common stock issuable upon exercise or conversion of these securities;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

The market price of our common stock may never exceed the exercise price of the warrants issued in connection with this offering.

The warrants being issued in connection with this offering become exercisable on their date of issuance and will expire five years thereafter. We cannot provide you any assurance that the market price of our common stock will ever exceed the exercise price of these warrants prior to their date of expiration. Any warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

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Your ability to resell the securities you acquire in the rights offering may be limited by state securities laws.

If you purchase securities in the rights offering, you may not be able to resell the securities to other persons unless the securities are registered under the securities laws of the states in which the potential purchasers reside or exemptions from registration requirements are available in such states. We do not intend to register any of the securities for resale in any states or jurisdictions. Consequently, you may only be able to sell the securities in those states where exemptions are available, such as an exemption for sales to institutional investors. In addition, in the event that the warrants to be issued in this rights offering are sold to another person, the purchaser may not be able to exercise the warrants unless an exemption is available in the purchaser’s state of residence for the issuance of common stock upon the exercise of warrants.

Risks Relating to our Company and Industry

We have incurred significant operating losses since our inception, which we anticipate will continue for the foreseeable future.

Since our inception, we have incurred significant operating losses. As of September 30, 2012, we had an accumulated deficit of approximately $49.7 million. We incurred operating losses of approximately $6.9 million for the nine months ended September 30, 2012, $2.5 million net loss for the year ended December 31, 2010, $6.3 million for the year ended December 31, 2009, $9.0 million for the year ended December 31, 2008, $14.3 million for the year ended December 31, 2007, $14 million for the year ended December 31, 2006, $3.2 million for the year ended December 31, 2005 and approximately $1.1 million for the period from our inception on January 27, 2004 through December 31, 2004. We reported $0.5 million net income for the year ended December 31, 2011. We expect to incur significant and increasing operating expenses and capital expenditures relating to the development of our software-related business, particularly as we pursue growth internally, expanding our marketing efforts, and further the development of our technologies. In addition, we will continue to incur significant legal, accounting and other expenses associated with our status as a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will need to generate significant revenues to achieve profitability. Even if we achieve profitability, we may be unable to maintain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, the market value of our stock will decline.

If we fail to increase our brand recognition, we may face difficulty in attracting new customers.

We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future products and services and is an important element in our efforts to maintain and expand our relationships with customers and to grow our customer base, particularly in light of the competitive nature of our business. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our competitors already have well-established brands in the individual health and life insurance market. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, the success of our marketing efforts and our ability to provide high quality products and reliable and useful service to our customers. There can be no assurance that brand promotion activities will yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, financial condition and results of operations could be materially harmed.

We may be unable to obtain additional capital when necessary or on terms that are acceptable to us, if at all.

Since our inception, we have used significant amounts of cash in our operations and in investing activities. As of September 30, 2012, we had a cash balance of approximately $2.1 million. We used cash in operations of approximately $0.6 million for the nine months ended September 30, 2012, $1.5 million for the year ended December 31, 2011, $4.8 million for the year ended December 31, 2010, $5.3 million for the year ended December 31, 2009, $8.4 million for the year ended December 31, 2008, $5.5 million for the year ended December 31, 2007, approximately $6.5 million for the year ended December 31, 2006, $1.2 million for the year ended December 31, 2005 and approximately $0.5 million for the period from our inception on January 27, 2004 through December 31, 2004. We used cash in investing of approximately $0.3 million for the nine months ended September 30, 2009, $0.8 million for the year ended December 31, 2008, $1.9 million for the year ended December 31, 2007, approximately $3.2 million for the year ended December 31, 2006, $0.3 million for the year ended December 31, 2005 and approximately $0.2 million for the period from our inception on January 27, 2004 through December 31, 2004.

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We expect that we will need significant additional cash resources to operate and expand our business in the future. Our future capital requirements will depend on many factors, including our ability to maintain our existing cost structure and return on sales, fund obligations for repayment of our credit facility with Silicon Valley Bank, additional capital and execute our business and strategic plans as currently conceived. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities would result in additional dilution to our stockholders. Additional indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. In addition, financing might be unavailable in amounts or on terms acceptable to us, if at all.

We are substantially dependent on our InsPro software application.

We derive a significant portion of our revenue from software license and maintenance revenue attributable to our InsPro software application. Accordingly, our future results depend on continued market acceptance of InsPro, and any factor adversely affecting the market for InsPro could have a material adverse effect on our business, financial condition and operating results.

We may be unsuccessful in attracting or retaining key sales, marketing and other personnel or in retaining the members of our senior management team.

The success of our business is dependent on our ability to attract and retain highly skilled managers and sales and marketing personnel and to retain the members of our senior management team. Our inability to retain key personnel and attract additional qualified personnel could harm our development and results of operations.

We may be unable to sufficiently protect our intellectual property.

Our business and competitive positions are dependent on our ability to use and protect our proprietary technologies. Our patent applications may not protect our technologies because, among other things:

•	there is no guarantee that any pending patent applications will result in issued patents;

•	we may develop additional proprietary technologies that are not patentable;

•	there is no guarantee that any patent issued to us will provide us with any competitive advantage;

•	there is no guarantee that any patents issued to us will not be challenged, circumvented or invalidated by third parties; and

•	there is no guarantee that any patents previously issued to others or issued in the future will not have an adverse effect on our ability to do business.

In addition, if we are unable to protect and control unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm. We also rely on trade secrets, know-how and technologies that are not protected by patents to maintain our competitive position. Trade secrets are difficult to protect. To maintain the confidentiality of trade secrets and proprietary information, we generally seek to enter into confidentiality agreements with our employees, consultants and collaborators upon the commencement of a relationship with us. However, we at times do not obtain these agreements, nor can we guarantee that these agreements will provide meaningful protection, that these agreements will not be breached or that we will have an adequate remedy for any such breach. In addition, adequate remedies may not exist in the event of unauthorized use or disclosure of this information. Others may have developed, or may develop in the future, substantially similar or superior know-how and technologies. The loss or exposure of our trade secrets, know-how and other proprietary information, or independent development of similar or superior know-how, could harm our business, financial condition and results of operations.

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We may become subject to intellectual property rights claims in the future, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use the affected technologies.

Our commercial success will depend in part on not infringing the patents or proprietary rights of third parties. Third parties could bring legal actions against us claiming damages and seeking to enjoin us from using any technology found to be in violation of a third party’s rights. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license to continue to use the affected technology, in which case we may be required to pay substantial fees. There can be no assurance that any such license will be available on acceptable terms or at all.

If we are unable to satisfy regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our stock price could decline.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission, or the Commission, adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports required by Section 13(a) of the Exchange Act. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Any failure to maintain the adequacy of our internal controls, or the resulting inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our ability to operate our business. In addition, investor perception that our internal controls are inadequate or that we are unable to produce accurate financial statements on a consistent basis may adversely affect our stock price.

We may be unable to manage our growth effectively.

Our ability to compete effectively and to manage our future growth, if any, requires us to:

•	continue to improve our financial and management controls and reporting systems and procedures to support the proposed expansion of our business operations; and

•	locate or hire, at reasonable compensation rates, qualified personnel and other employees necessary to expand our capacity in order to accommodate the proposed expansion of our business operations.

We may be unable to find or complete strategic acquisitions of complementary businesses or technologies or to integrate acquired businesses or technologies.

Our business strategy includes, among other things, achieving growth through the acquisition and integration into our business of complementary businesses or technologies. We may be unable to find additional complementary businesses or technologies to acquire. Future acquisitions may result in substantial per share financial dilution of our common stock from the issuance of equity securities. Completion of future acquisitions also would expose us to potential risks, including risks associated with:

•	the assimilation of new operations, technologies and personnel;

•	unforeseen or hidden liabilities or other unanticipated events or circumstances;

•	the diversion of resources from our existing business;

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•	the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, which may result in the impairment of assets acquired through acquisitions; and

•	the potential loss of, or harm to, relationships with our employees and customers as a result of the integration of new businesses.

Our operating results may fluctuate as a result of factors beyond our control.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include, but are not limited to:

•	capital expenditures for the development of our technologies;

•	marketing and promotional activities and other costs;

•	changes in operating expenses;

•	increased competition in our market; and

•	other general economic and seasonal factors.

Our business may be materially adversely impacted by U.S. and global market and economic conditions, particularly adverse conditions in the insurance industry.

For the foreseeable future, we expect to continue to derive most of our revenue from products and services we provide to the insurance industry. Given the concentration of our business activities in the insurance industry, we may be particularly exposed to economic downturns in this industry. U.S. and global market and economic conditions have been, and continue to be, disrupted and volatile. A poor economic environment could result in significant decreases in demand for our products or could present difficulties in collecting accounts receivables from our customers due to their deteriorating financial condition. Our existing customers may be acquired by or merged into other institutions that use our competitors or decide to terminate their relationships with us for other reasons. As a result, our sales could decline if an existing customer is merged with or acquired by another company or closed. All of these conditions could adversely affect our operating results and financial position.

We may not be able to secure additional financing to support capital requirements when needed.

We may need to raise additional funds in the future in order to fund more aggressive promotion or more rapid market penetration, to develop new or enhanced products, to respond to competitive pressures, to make acquisitions or for other purposes. Any required additional financing may not be available on terms favorable to us, or at all, particularly in light of current conditions in the credit markets. If adequate funds are not available on acceptable terms, we may be unable to meet our strategic business objectives or compete effectively, and the future growth of our business could be adversely impacted. If additional funds are raised by our issuing equity securities, stockholders may experience dilution of their ownership and economic interests, and the newly issued securities may have rights superior to those of our common stock. If additional funds are raised by our issuing debt, we may be subject to significant market risks related to interest rates, and operating risks regarding limitations on our activities.

The markets for our products are highly competitive and are likely to become more competitive, and our competitors may be able to respond more quickly to new or emerging technology and changes in customer requirements.

Our insurance software business experiences competition from certain large hardware suppliers that sell systems and system components to independent agencies and from small independent developers and suppliers of software, who sometimes work in concert with hardware vendors to supply systems to independent agencies. Pricing strategies and new product introductions and other pressures from existing or emerging competitors could result in a loss of customers or a rate of increase or decrease in prices for our services different than past experience.

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Some of our current competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial and marketing resources than we do.

If we infringe on the proprietary rights of others, our business operations may be disrupted, and any related litigation could be time consuming and costly.

Third parties may claim that we have violated their intellectual property rights. Any of these claims, with or without merit, could subject us to costly litigation and divert the attention of key personnel. To the extent that we violate a patent or other intellectual property right of a third party, we may be prevented from operating our business as planned, and we may be required to pay damages, to obtain a license, if available, to use the right or to use a non-infringing method, if possible, to accomplish our objectives. The cost of such activity could have a material adverse effect on our business.

If a third party infringes on our proprietary rights, our business operations may be disrupted, and any related litigation could be time consuming and costly.

We rely on a combination of trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand.

We may be unable to compete successfully against new and existing competitors.

We operate in a highly competitive market with few barriers to entry. We expect that competition will continue to intensify. Some of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we do. In addition, many of our current and potential competitors can devote substantially greater resources than we can to promotion, website development and systems development. Many of our competitors have greater name recognition and a larger customer base than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements.

Technology and customer requirements evolve rapidly in our industry, and if we do not continue to develop new products and enhance our existing products in response to these changes, our business could be harmed.

Ongoing enhancements to our products will be required to enable us to maintain our competitive position. We may not be successful in developing and marketing enhancements to our products on a timely basis, and any enhancements we develop may not adequately address the changing needs of the marketplace. Overlaying the risks associated with our existing products and enhancements are ongoing technological developments and rapid changes in customer requirements. Our future success will depend upon our ability to develop and introduce in a timely manner new products or upgrades to our existing products that take advantage of technological advances and respond to new customer requirements. The development of new products is increasingly complex and uncertain, which increases the risk of delays. We may not be successful in developing new or updated products incorporating new technology on a timely basis, and any new products may not adequately address the changing needs of the marketplace. Failure to develop new products and product enhancements that meet market needs in a timely manner could have a material adverse effect on our business, financial condition and operating results.

Risks Relating to our Common Stock

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

Our common stock currently is quoted on the OTCBB, which is a limited and illiquid market. If our stockholders sell substantial amounts of our common stock in the public market, including the shares being registered under this registration statement and shares issuable upon the exercise of outstanding warrants and options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future.

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Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

The market price of our common stock may fluctuate substantially due to a variety of factors, including:

•	our business strategy and plans;

•	changing factors related to doing business in various jurisdictions within the United States;

•	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

•	general and industry-specific economic conditions;

•	additions to or departures of our key personnel;

•	variations in our quarterly financial and operating results;

•	changes in market valuations of other companies that operate in our business segments or in our industry;

•	lack of adequate trading liquidity;

•	announcements about our business partners;

•	changes in accounting principles; and

•	general market conditions.

The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

Our directors, executive officers and entities affiliated with them beneficially own a substantial number of shares of our common stock, which gives them significant control over certain major decisions.

As of January 31, 2013, our executive officers and directors and entities affiliated with them beneficially owned, in the aggregate, approximately 81.3% of our outstanding shares of common stock, 98.6% of our outstanding shares of Series A Convertible Preferred Stock and 42.9% of our outstanding shares of Series B Convertible Preferred Stock, based on a total of 41,543,655 shares of common stock, 1,276,750 shares of Series A Convertible Preferred Stock and 3,297,378 shares of Series B Convertible Preferred Stock outstanding. These executive officers, directors and their affiliates may have different interests than you. For example, they could act to delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders, could prevent or frustrate attempts to replace or remove current management or could pursue strategies that are different from the wishes of other investors. This significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

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Transactions in which a privately-held company merges into a largely inactive company with publicly traded stock are generally closely scrutinized by the Commission and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the Commission and Nasdaq and securities exchanges have disfavored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve our common stock being quoted on Nasdaq or listed on a securities exchange. Effective August 22, 2005, the Commission adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the Commission and possibly by the National Association of Securities Dealers or Nasdaq or a national securities exchange, which could result in difficulties or delays in achieving Commission clearance of any future registration statements or other Commission filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to Nasdaq or a national securities exchange. As a result, our financial condition and the value and liquidity of our shares may be negatively impacted.

As a stock quoted on the OTCBB, our common stock, which is deemed to be “penny stock,” currently has limited liquidity.

Holders of shares of our common stock, which are quoted on the OTCBB, may find that the liquidity of our common stock is impaired as compared with the liquidity of securities listed on Nasdaq or one of the national or regional exchanges in the United States. This impairment of liquidity may result from reduced coverage of us by security analysts and news media and lower prices for our common stock than may otherwise be attained. In addition, our common stock is deemed to be “penny stock,” as that term is defined in rules under the Exchange Act. Penny stocks generally are equity securities that are not registered on certain national securities exchanges or quoted by Nasdaq and have a price per share of less than $5.00. Penny stock may be difficult for investors to resell. Federal rules and regulations impose additional sales practice requirements on broker-dealers who sell the stock to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and obtain the purchaser’s written consent to the transaction prior to the sale. Prior to the sale, broker-dealers must also deliver to the potential purchaser a disclosure schedule prescribed by the Commission, describing the penny stock market and disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, broker-dealers must deliver to penny stock investors monthly statements disclosing recent price information for penny stocks held in the account and information on the limited market in penny stocks. These additional requirements restrict the ability of broker-dealers to sell our common stock and make it more difficult for investors to dispose of our common stock in the secondary market and may also adversely affect the price of our common stock.

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THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge to the holders of our capital stock non-transferable subscription rights to subscribe for units, which we refer to throughout this prospectus as Units, consisting of 80 shares of our Series B Convertible Preferred Stock and a five-year warrant to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. Our stockholders will receive one subscription right for every 12,756 shares of our common stock, 638 shares of Series A Convertible Preferred Stock and 638 shares of Series B Convertible Preferred Stock held of record as of 5:00 p.m., New York City time, on January 31, 2013, the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of 10,416 Units, or $2.5 million of gross subscription proceeds.

Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege.

Basic Subscription Right. With your basic subscription right, you may purchase one Unit, consisting of 80 shares of our Series B Convertible Preferred Stock and a five-year warrant to purchase 800 additional shares of our common stock and exercise price of $0.15 per share, subject to delivery of the required documents and payment of the subscription price of $240.00 per Unit, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any of your subscription rights. If you do not exercise your basic subscription rights in full, you will not be entitled to purchase any shares under your over-subscription privilege. There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 12,756, the number of shares of Series A Convertible Preferred Stock you own by 638 and the number of shares of Series B Convertible Preferred Stock you own by 638, and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 39 subscription rights (100,000 shares of common stock divided by 12,756 = 7.84, 10,000 shares of Series A Convertible Preferred Stock divided by 638 = 15.68, 10,000 shares of Series B Convertible Preferred Stock divided by 638 = 15.68, which sum = 39.20, rounded down to 39 subscription rights, the next whole number), which will entitle you to subscribe for up to 39 Units under your basic subscription privilege.

Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.

We will deliver certificates representing shares of our Series B Convertible Preferred Stock and warrants or credit your account at your record holder with shares of our Series B Convertible Preferred Stock and warrants that you purchased with the basic subscription rights as soon as practicable after the rights offering has expired.

Over-Subscription Privilege. If you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient Units are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of capital stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

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In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription right and are allotted the full amount of your over-subscription without reduction).

We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your over-subscription right in full at the expiration of the rights offering. We will not be able to satisfy any orders for Units pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient Units are available following the exercise of subscription rights pursuant to the basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable.

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed Units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional Units.

Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

We will deliver certificates representing shares of our of Series B Convertible Preferred Stock and warrants or credit the account of your record holder with shares of our of Series B Convertible Preferred Stock and warrants that you purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Reasons for the Rights Offering

We are engaging in the rights offering to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in November 2012 and to raise capital to improve our overall capital position. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the best opportunity to limit ownership dilution by participating in the rights offering on a pro-rata basis. In addition, this rights offering, including the composition and price of the Unit, was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in November 2012.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders that do not exercise their basic subscription privileges will be diluted. See “Questions and Answers Related to the Rights Offering.”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

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Subscription by Registered Holders. If you hold an InsPro Technologies Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to us at the address set forth below under “— Delivery of Subscription Payments,” to be received prior to 5:00 p.m., Eastern Time, on March 14, 2013.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our capital stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a rights certificate. Instead, the DTC will issue one subscription right to the nominee record holder for each 12,756 shares of our common stock and 638 shares of Series A Convertible Preferred Stock; 638 shares of Series B Convertible Preferred Stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the rights offering.

Payment Method

Payments must be made in full in U.S. currency by:

•	check or bank draft payable to InsPro Technologies Corporation, drawn upon a U.S. bank; or

•	wire transfer of immediately available funds to an account maintained by InsPro Technologies Corporation for purposes of this rights offering.

Payment received after the expiration of the rights offering will not be honored, and we will return your payment to you, without interest, as soon as practicable. We will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by us into our account designated for the rights offering;

•	receipt by us of any certified check or bank draft, drawn upon a U.S. bank; or

•	receipt of collected funds in our account designated for the rights offering.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to ensure that we receive your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by us until the check has cleared. If you send a certified check or bank draft, drawn upon a U.S. bank, or wire or transfer funds directly to our account, payment will be deemed to have been received by us immediately upon receipt of such instruments or wire transfer.

Any personal check used to pay for Units must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Time, on March 14, 2013, which is the expiration of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. We will not consider your subscription received until we have received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by InsPro Technologies Corporation.

The method of delivery of rights certificates and payment of the subscription amount to us will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to us and clearance of payment prior to the expiration of the rights offering.

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Unless a rights certificate provides that the shares of preferred stock and the warrants are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, unless:

•	you provide on the rights certificate that shares and warrants are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Missing or Incomplete Subscription Information

If you hold your shares of capital stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time March 14, 2013 expiration date that we have established for the rights offering. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.

Expiration Date and Cancellation Rights

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on March 14, 2013, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our Series B Convertible Preferred Stock or warrants to you if we receive your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you, although we do not presently intend to do so. We may extend the expiration of the rights offering at any time prior to the scheduled expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering.

If you hold your shares of capital stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, March 14, 2013, expiration date that we have established for the rights offering.

We may cancel the rights offering at any time for any reason prior to the time the rights offering expires. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Determination of Subscription Price

The $240.00 per Unit subscription price was determined by our board of directors based on the per share value of the Series B Convertible Preferred Stock and warrants (considered in the aggregate) purchased by investors in our last private placement in November 2012. In November 2012, we sold units, consisting of one share of our Series B Convertible Preferred Stock (each share of which is convertible, at the sole option of the holder, into 20 shares of our common stock) and one five-year warrant to purchase 10 shares of our common stock, at a per unit price of $3.00. We sold a total of 499,999 units in that offering for an aggregate purchase price of $1.5 million.

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In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in the last private placement. If an investor had invested in the last private placement, for every $240.00 invested, such investor would have received 80 shares of Series B Convertible Preferred Stock and warrants to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. As a result, the Units offered in this rights offering consist of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 of our common stock at a price per Unit of $240.00.

We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.

There is currently no market for our shares of Series B Convertible Preferred Stock and, unless you choose to convert any shares of preferred stock you purchase in this offering into shares of common stock, you will not be able to re-sell such shares. We urge you to obtain a current quote for our common stock and perform an independent assessment of our Series B Convertible Preferred Stock and warrants before exercising your subscription rights and to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Terms of Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock offered in this rights offering is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series B Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series B Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series B Convertible Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the preferred stock original issue price, subject to certain customary adjustments, or (B) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of preferred stock is required to approve (Y) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Convertible Preferred Stock or (Z) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series B Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the preferred stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to the preferred stock original issue price plus any declared but unpaid dividends.

Terms of Warrants

The warrants that we are offering in this rights offering are in substantially similar form to those warrants purchased by our investors in the last private placement in November 2012. Each warrant issued as a component of the Units will be a five-year warrant to purchase 800 of our common stock at an exercise price of $0.15 per share, subject to our right to call the warrant under certain conditions. The warrants include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share during the first two years following the date of issuance of the warrants, subject to customary exceptions.

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Withdrawal, Amendment and Termination

We reserve the right to withdraw the rights offering at any time for any reason. We also may amend or terminate the rights offering at any time before its completion if our board of directors decides to do so in its sole discretion. If we terminate the rights offering, all affected subscription rights will expire without value, and all excess subscription payments received by us will be returned, without interest, as soon as practicable.

Delivery of Subscription Payments

The address to which rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery.

InsPro Technologies Corporation

150 N. Radnor-Chester Rd.

Suite B-101

Radnor, PA 19087

Attn: Francis L. Gillan III

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

If you have any questions regarding completing a rights certificate, submitting payment in the rights offering, or questions or requests regarding InsPro Technologies Corporation or the rights offering in general, please call Francis L. Gillan III, at (484) 654-2200. You may also contact us with questions by electronic mail at rightsoffering@inspro.com.

Fees and Expenses

We will pay the fees and expenses of collecting the subscription payments and distributing the share certificates and warrants associated with the Units. You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights.

No Fractional Shares

All Units will be sold at a purchase price of $240.00 per Unit. We will not issue fractional Units. Fractional Units resulting from the exercise of the basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole Unit. Any excess subscription payments received by us will be returned, without interest, as soon as practicable.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our capital stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our capital stock. If a registered holder of our capital stock so instructs, you should complete the rights certificate and submit it to us with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our capital stock on the record date, provided that you, as a nominee record holder, make a proper showing to us by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact us to request a copy.

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Beneficial Owners

If you are a beneficial owner of shares of our capital stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, March 14, 2013, expiration date.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. We will not be listing shares of our Series B Convertible Preferred Stock, the warrants or the subscription rights for trading on OTCBB or any other stock exchange or market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. We shall not be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by us. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

We will hold funds received in payment for Units in a segregated account pending completion of the rights offering. We will hold this money in escrow until the rights offering is completed or is withdrawn and cancelled. If the rights offering is cancelled for any reason, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Stockholder Rights

You will have no rights as a holder of the shares of our Series B Convertible Preferred Stock you purchase in the rights offering until certificates representing the shares of our Series B Convertible Preferred Stock are issued to you.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase Units at the subscription price.

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Material U.S. Federal Income Tax Treatment of Rights Distribution

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase shares of our Series B Convertible Preferred Stock and warrants for the reasons described below in “Material U.S. Federal Income Tax Considerations.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common and preferred stock.

Shares of Our Series B Convertible Preferred Stock and Warrants Outstanding After the Rights Offering

As of January 31, 2013, 3,297,378 shares of our Series B Convertible Preferred Stock and warrants to purchase 92,020,447 shares of our common stock were issued and outstanding. Assuming no other transactions by us involving our Series B Convertible Preferred Stock or warrants, if the rights offering is fully subscribed through the exercise of the subscription rights, then an additional 833,280 shares of our Series B Convertible Preferred Stock and warrants to purchase 8,332,800 shares of our common stock will be issued and outstanding after the closing of the rights offering, for a total of 4,130,658 shares of Series B Convertible Preferred Stock and warrants to purchase 100,353,247 shares of common stock outstanding.

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USE OF PROCEEDS

Although the actual amount will depend on participation in the rights offering, we expect that the net proceeds from the rights offering will be approximately $2.5 million. We intend to use the proceeds of the rights offering for general corporate and working capital purposes, including for the purpose of funding current operations, discontinued operations and future commitments. Obtaining funding through the rights offering will allow us additional timing flexibility before we need to raise funds through additional financings or other methods.

To the extent that we raise less than $2.5 million in net proceeds in the rights offering, we anticipate reducing the amounts of proceeds to be allocated to the foregoing uses on a pro rata basis.

DILUTION

Purchasers of Units in the rights offering (and upon exercise of the warrants issued pursuant to this rights offering) will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2012 was approximately $1,964,279, or $0.0160 per share of our common stock (based upon 41,354,645 shares of our common stock outstanding, as adjusted for 25,535,000 shares of common stock underlying the 1,276,750 shares of our Series A Convertible Preferred Stock and the 55,947,580 shares of common stock underlying the 2,797,379 shares of our Series B Convertible Preferred Stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share of common stock paid by purchasers of Units in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of a maximum of 10,416 Units and after deducting estimated offering expenses payable by us of approximately $81,841, and the application of the estimated $2,417,999 of net proceeds from the rights offering, our pro forma net tangible book value as of September 30, 2012 would have been approximately $3,882,310 or $0.0278 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.0118 per share and an immediate dilution to purchasers in the rights offering of $0.1382 per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 10,416 Units at the subscription price of $240.00 per Unit but excluding any issuance of shares of common stock to holders of warrants):

Price per Unit	$240.00
Net tangible book value per common share prior to the rights offering	$0.0160
Increase per common share attributable to the rights offering	$0.0118
Pro forma net tangible book value per common share after the rights offering	$0.0278
Dilution in net tangible book value per common share to purchasers	$0.1382

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CAPITALIZATION

The following table sets forth our capitalization, cash and cash equivalents:

•	on an actual basis as of September 30, 2012; and

•	on a pro forma as adjusted basis to give effect to the sale of maximum of 10,416 Units in this rights offering (but excluding any issuance of shares of common stock to holders of warrants), assuming a subscription price of $240.00 per Unit, and our receipt of the net proceeds of $2,417,999 million from that sale after deducting estimated offering expenses payable by us.

This table should be read in conjunction with our “Management’s Discussion and Analysis or Plan of Operation” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	September 30, 2012 (Unaudited)
	Actual	Pro Forma As Adjusted (1)
Cash	$2,091,032	$4,509,031
Total assets	$6,491,972	$8,909,971
Total liabilities	$4,527,693	$5,027,661
Net tangible book value	$1,964,279	$3,882,310
Total shareholders’ equity	$1,964,279	$3,882,310
Total liabilities and shareholders’ equity	$6,491,972	$8,909,971

(1) Assumes the rights offering is fully subscribed for, of which no assurances can be given.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, 3,437,500 of which are designated as Series A Convertible Preferred Stock and 5,000,000 of which are designated as Series B Convertible Preferred Stock. As of January 31, 2013, we had 1,276,750 shares of Series A Convertible Preferred Stock currently issued and outstanding and 300,000 shares of Series A Convertible Preferred Stock reserved for issuance underlying currently issued and outstanding warrants. As of January 31, 2013, we had 3,297,378 shares of Series B Convertible Preferred Stock currently issued and outstanding. As of January 31, 2013, we had 41,543,655 shares of common stock issued and outstanding, 92,020,447 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 6,210,000 shares of common stock reserved for issuance underlying currently issued and outstanding options, and 22,786,980 shares of common stock reserved for issuance under certain of our existing equity compensation plans.

Common Stock

Holders of shares of our common shares are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefore, subject to the rights of the preferred stockholders. We do not currently intend to pay any cash dividends to the holders of common stock. In the event that we liquidate, dissolve or wind up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common shares.

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Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock is convertible, at the sole discretion of each holder of Series A Convertible Preferred Stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series A Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of Series A Convertible Preferred Stock shall be entitled to receive, for each share of Series A Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of Series A Convertible Preferred Stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series A Convertible Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A Convertible Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series A Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series A Convertible Preferred Stock is required to approve (Y) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Convertible Preferred Stock or (Z) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series A Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series A Convertible Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series A Convertible Preferred Stock with an amount per share equal to two and a half (2.5) times the Series A Convertible Preferred Stock original issue price.

In the event of (a) the sale of all or substantially all of the assets of InsPro Technologies Corporation, (b) any tender offer or exchange pursuant to which the holders of a majority of common stock exchange such shares for other securities, cash or property or (c) any reclassification of the common stock pursuant to which the shares of common stock are effectively converted or exchanges for other securities, cash or property, if we do not effect a dissolution within 90 days after such event, the holder of a majority of the shares of Series A Convertible Preferred Stock may require, within 120 days of such event, to redeem all outstanding shares of Series A Convertible Preferred Stock at a price per share equal to two and a half (2.5) times the Series A Convertible Preferred Stock original issue price, subject to certain customary adjustments.

Except as noted above our shares of Series A Convertible Preferred Stock have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to preferred stock.

Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock is convertible, at the sole discretion of each holder of Series B Convertible Preferred Stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series B Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of Series B Convertible Preferred Stock shall be entitled to receive, for each share of Series B Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of Series B Convertible Preferred Stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

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In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series B Convertible Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Series B Convertible Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such Series B Convertible Preferred Stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Convertible Preferred Stock is required to approve (Y) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Convertible Preferred Stock or (Z) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series B Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series B Convertible Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series B Convertible Preferred Stock with an amount per share equal to the Series B Convertible Preferred Stock original issue price, plus any declared but unpaid dividends.

Except as noted above our shares of Series B Convertible Preferred Stock have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to Series B Convertible Preferred Stock.

Warrants

As of January 31, 2013, there were outstanding (i) warrants to purchase up to 67,020,447 shares of our common stock at an exercise price per share of $0.15 and (ii) warrants to purchase up to 25,000,000 shares of our common stock at an exercise price per share of $0.20.

In connection with our private placement in March 2008, we issued to investors five-year warrants to purchase up to 6,250,000 shares of our common stock at $0.80 per share, which warrants were subsequently adjusted following the closing of our private placement in January 2009 to provide for the purchase of up to 18,750,000 shares of our common stock at an exercise price of $0.20 per share, per the anti-dilution provisions contained in such warrants.

The warrants to be issued as part of the Units upon exercise of the subscription rights will contain substantially the same terms as the warrants issued to the investors in our November 2012 private placement. Each warrant issued as a component of the Units will be a five-year warrant to purchase 800 of our common stock at an exercise price of $0.15 per share, subject to our right to call the warrant under certain conditions. The warrants include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share during the first two years following the date of issuance of the warrants, subject to customary exceptions.

As of January 31, 2013, there were outstanding warrants to purchase up to 300,000 shares of our Series A Convertible Preferred Stock at an exercise price per share of $4.00.

Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCBB since December 6, 2010 under the symbol ITCC.OB and from December 13, 2005 until December 3, 2010 under the symbol HBDT.OB. Prior to December 13, 2005, there was no active market for our common stock.

The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTCBB. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

	High	Low
2011:
First quarter, ended March 31, 2011	$0.10	$0.05
Second quarter, ended June 30, 2011	$0.10	$0.02
Third quarter, ended September 30, 2011	$0.09	$0.02
Fourth quarter, ended December 31, 2011	$0.045	$0.0095

2012:
First quarter, ended March 31, 2012	$0.034	$0.010
Second quarter, ended June 30, 2012	$0.100	$0.010
Third quarter, ended September 30, 2012	$0.100	$0.025
Fourth quarter, through December 31, 2012	$0.090	$0.040

2013:
First quarter, through February 11, 2013	$0.090	$0.041

Holders of Record

Based on information furnished by our transfer agent, as of January 31, 2013, we had approximately 108 holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock during the last two fiscal years.

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BUSINESS

Overview

Overview

We are a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro Enterprise software application.

We acquired Atiam Technologies, L.P. on October 1, 2007. This entity, which changed its name to InsPro Technologies, LLC on May 14, 2009, developed, sells and supports our InsPro Enterprise software application. InsPro Enterprise is a comprehensive, web-based insurance administration software application, which was introduced by Atiam Technologies, L.P. (now our InsPro Technologies, LLC subsidiary) in 2004. InsPro Enterprise clients include insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.

During 2005 through October 1, 2007 our operations were primarily that of our former Telesales and Insurint businesses. We effectively sold our former Telesales business in 2009 and our former Insurint business in 2010. Our former Telesales and Insurint businesses are now classified as part of our discontinued operations.

InsPro Enterprise

Product Evolution and Development

InsPro Technologies, LLC, or InsPro Technologies, and its predecessor, Systems Consulting Associates, Inc., or SCA, was founded in 1986 by Robert J. Oakes as a programming and consulting services company. In 1988, SCA entered into a long-term contract with Provident Mutual Insurance Company to develop, maintain, install, support and enhance IMACS, which was an insurance direct marketing and administration software system. IMACS was the precursor of InsPro Enterprise. InsPro Technologies dedicated four years, from 2001 to 2005, to developing its principal product, InsPro Enterprise, which is a comprehensive, scalable and modular web-based insurance marketing, claims administration and policy servicing platform.

Product and Services

We offer InsPro Enterprise on both a licensed and an ASP (Application Service Provider) basis. InsPro is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business.

During the nine months ended September 30, 2012, we earned $8,835,150 in revenue. We earned 36% and 12% of our revenue from our two largest InsPro clients. During 2011, we earned $9,057,816 in revenue. We earned 29% and 20% of our revenue from our two largest InsPro clients.

InsPro Enterprise incorporates a modular design, which enables the customer to purchase only the functionality needed, thus minimizing the customer’s implementation cost and time necessary to implement InsPro Enterprise. InsPro Enterprise can be rapidly tailored to the requirements of a wide range of customers from the largest insurance companies and marketing organizations to the smallest third party administrators, operating in environments ranging from a single server environment to the mainframe installations. InsPro Enterprise currently supports a wide range of insurance distribution channels, including the Internet, traditional direct marketing, agent-generated, individual and group plans, worksite and association-booked business, and supports underwritten as well as guaranteed issue insurance products including long term care, Medicare supplement, critical illness, long and short term disability, whole and term life, comprehensive major, hospital indemnity and accidental death and dismemberment.

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An InsPro Enterprise software license entitles the purchaser to a perpetual license to a copy of the InsPro Enterprise software installed at a single client location, which may be used to drive a production and model office instance of the application. The ASP Hosting Service enables a client to lease InsPro Enterprise, paying only for that capacity required to support their business. ASP hosting clients access an instance of InsPro Enterprise installed on our servers located at InsPro Technologies’ offices or at a third party’s site. The ASP Hosting Service can also enable a client to outsource its application management of its perpetually licensed InsPro Enterprise software to InsPro Technologies.

Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise Help Desk.

Consulting and implementation services are generally associated with the implementation of an InsPro Enterprise instance for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

InsPro Enterprise software agreements with our clients often involve multiple elements. We allocate revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Maintenance revenue, which pertains to post-contract customer support including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the maintenance agreement term. If fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

Sales, Marketing and Operations

InsPro Technologies markets its products and services directly to prospective insurance carriers and third party administrators via trade shows, advertising in industry publications and direct mail.

InsPro Technologies also provides professional services to its clients, which include InsPro Enterprise system implementation, legacy system migration to InsPro Enterprise, InsPro Enterprise application management, web development, InsPro help desk and 24x7 hosting service support.

Competition

The market for insurance policy administration systems and services is very competitive, rapidly evolving, highly fragmented and subject to technological change. Many of our competitors are more established than we are and have greater name recognition, a larger customer base and greater financial, technical and marketing resources than InsPro Technologies.

InsPro Technologies is focused on the senior health, disability, affinity and association segments. InsPro Technologies competes with such concerns as International Business Machines Corporation (Genelco Software), Computer Sciences Corporation (FutureFirst), LifePro and Fiserv Inc. (ID3), as well as with such smaller enterprises as Management Data, Inc. To compete we use best practice technologies and methods incorporated into InsPro Enterprise, which provides customers with a user-friendly, flexible, modular and cost-effective insurance administrative software system. We also compete on price with a typical InsPro software license fee ranging from $500,000 to $1,700,000. InsPro Enterprise’s modular design, scalability and ASP Hosting Service option makes InsPro Enterprise a compelling insurance administrative system from small third party administrators to the largest insurance carriers.

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Employees

As of January 31, 2013 we had 80 full time employees. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement. We believe that the relationship between our management and our employees is good.

Intellectual Property and Proprietary Rights

We rely on a combination of trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand.

Corporate Information

We were incorporated under the laws of the state of Nevada on October 21, 2004 as Darwin Resources Corp., or Darwin-NV, an exploration stage company engaged in mineral exploration. On November 22, 2005, Darwin-NV merged with and into its newly-formed wholly-owned subsidiary, Darwin Resources Corp., a Delaware corporation, or Darwin-DE, solely for the purpose of changing the company’s state of incorporation from Nevada to Delaware. On November 23, 2005, HBDC II, Inc., a newly-formed wholly-owned subsidiary of Darwin-DE, was merged with and into Health Benefits Direct Corporation, a privately-held Delaware corporation engaged in direct marketing and distribution of health and life insurance and related products primarily over the Internet, and the name of the resulting entity was changed from Health Benefits Direct Corporation to HBDC II, Inc. Following this merger, Darwin-DE changed its name to Health Benefits Direct Corporation and, as a result, HBDC II, Inc. became our wholly-owned subsidiary. On November 29, 2010, Health Benefits Direct Corporation changed its name to InsPro Technologies Corporation.

Our principal executive offices are located at 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087. Our telephone number is (484) 654-2200. The principal offices of our wholly-owned subsidiary, InsPro Technologies, LLC, are located at 130 Baldwin Tower, Eddystone, PA 19022 and its web site is www.inspro.com.

Investor Information

All periodic and current reports, registration statements and other material that we are required to file with the Securities and Exchange Commission, or the Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, may be obtained free of charge by writing to us at InsPro Technologies Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087 or e-mailing us at finance@inspro.com. Such documents are available as soon as reasonably practicable after electronic filing of the material with the Commission. Our Internet websites and the information contained therein or connected thereto are not intended to be incorporated into this Annual Report on Form 10-K.

The public may also read and copy any materials we have filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Properties

We do not own any real estate.

We lease 7,414 square feet of office space in Radnor, Pennsylvania. We lease this office space under a lease agreement with Radnor Properties-SDC, L.P. The term of the lease commenced on November 1, 2006, and will expire on March 31, 2017. The monthly base rent increases every 12 months, starting at approximately $13,466 and ending at approximately $21,531.

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We also lease approximately 17,567 square feet of space in Eddystone, Pennsylvania. We lease this office space under a lease agreement with BPG Officer VI Baldwin Tower L.P. The term of this lease commenced on August 1, 2007, and will expire on January 31, 2017. The monthly rent increases every 12 months, starting at approximately $8,500 and ending at approximately $27,814.

Legal Proceedings

We are involved in various investigations, claims and lawsuits arising in the normal conduct of our business, none of which, in our opinion, will harm our business. We cannot assure that we will prevail in any litigation. Regardless of the outcome, any litigation may require us to incur significant litigation expense and may result in significant diversion of our attention.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

The current operations of InsPro Technologies Corporation (the “Company”, “we”, “us” or “our”) consist of the operations of our wholly owned InsPro Technologies, LLC subsidiary (“InsPro Technologies”).

InsPro Enterprise is a comprehensive, web-based insurance administration software application. InsPro Enterprise was introduced by Atiam Technologies, L.P. (now our InsPro Technologies, LLC subsidiary) in 2004. InsPro Enterprise clients include health insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and professional services.

Critical Accounting Policies

Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the “Commission”), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Our consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the consolidated financial statements.

Use of Estimates - Management's Discussion and Analysis is based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires our management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets such as intangible assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates in 2012 and 2011 include the allowance for doubtful accounts, stock-based compensation, the useful lives of property and equipment and intangible assets, accrued expenses pertaining to abandoned facilities, warrant liability and revenue recognition. Actual results may differ from these estimates under different assumptions or conditions.

InsPro Technologies offers InsPro Enterprise on a licensed and an application service provider (“ASP”) basis. An InsPro Enterprise software license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise installed at a single client location, which may be used to drive a production and model office instance of the application. The ASP Hosting Service enables a client to lease the InsPro Enterprise, paying only for that capacity required to support their business. ASP clients access an instance of InsPro Enterprise installed on InsPro Technologies’ servers located at InsPro Technologies’ office or at a third party’s site.

Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise Help Desk.

Professional services are generally associated with the implementation of InsPro Enterprise instance for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

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InsPro Technologies revenue is generally recognized under ASC 985-605. For software arrangements involving multiple elements, we allocate revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

We recognize revenues from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. We consider fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro Enterprise module, we allocate the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

The unearned portion of the Company’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

We review the carrying value of property and equipment and intangible assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED SEPTEMBER 30, 2012 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2011

Revenues

For the three months ended September 30, 2012 (“Third Quarter 2012”), we earned revenues of $3,372,990 compared to $1,699,802 for the three months ended September 30, 2011 (“Third Quarter 2011”), an increase of $1,673,188 or 98%. Revenues include the following:

	For the Three Months Ended September 30,
	2012	2011

Professional services	$2,361,674	$933,017

ASP revenue	752,525	562,374
Maintenance revenue	258,791	197,290
Sub-leasing and other revenue	-	7,121

Total	$3,372,990	$1,699,802

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•	In Third Quarter 2012 our professional services revenue increased $1,428,657 or 153% as a result of higher implementation services for four new clients in 2012 partially offset by lower post implementation services for existing clients. Implementation services included assisting clients in setting up their insurance products in InsPro Enterprise, providing modifications to InsPro Enterprise’s functionality to support the client’s business, interfacing InsPro Enterprise with the client’s other systems, automation of client correspondence to their customers and data conversion from the client’s existing systems to InsPro Enterprise. Post implementation services include these same services to existing clients supporting their ongoing utilization of InsPro Enterprise.

•	In Third Quarter 2012 our ASP revenue increased $190,151 or 34% as a result of increased fees from ongoing and recent implementations of InsPro Enterprise and increased fees from several existing clients. ASP hosting service enables a client to either lease InsPro Enterprise software, paying only for that capacity required to support their business, or for a client to outsource the operation of their licensed InsPro Enterprise installation to the Company. ASP hosting clients access InsPro Enterprise installed on the Company’s owned servers located at the Company’s office or at a third party’s site.

•	In Third Quarter 2012 our maintenance revenue increased $61,501 or 31% as a result of increased fees from a client’s recently implemented InsPro Enterprise software partially offset by decreased fees from an existing client.

•	We earned sub-leasing revenue from the sub leasing of space in our Radnor office to a third party, which is on a month to month basis. The Company’s sublease revenue varies month to month based on the amount of space the Company’s sub-tenant utilized.

Cost of Revenues

Our cost of revenues for Third Quarter 2012 was $3,237,929 as compared to $1,587,656 for Third Quarter 2011 for an increase of $1,650,273 or 104% as compared to Third Quarter 2011. Cost of revenues consisted of the following:

	For the Three Months Ended September 30,
	2012	2011

Salaries, employee benefits and related taxes	$1,677,420	$1,131,251
Professional fees	1,382,394	405,495
Rent, utilities, telephone and communications	115,119	85,357
Other cost of revenues	62,996	(34,447)
	$3,237,929	$1,587,656

•	In Third Quarter 2012 our salaries, employee benefits and related taxes component of cost of revenues increased $546,169 or 48% as compared to Third Quarter 2011. Salaries, employee benefits and related taxes increased primarily a result of increased employee staffing related to the increase in the number of InsPro Technologies’ clients and to a lesser extent as a result of $220,691 of post employment expense pertaining to a Separation of Employment Agreement and General Release between the Company and InsPro Technologies’ and a former vice president of InsPro Technologies.

•	In Third Quarter 2012 our professional fees component of cost of revenues increased $976,899 or 241% as compared to Third Quarter 2011. Professional fees increased as a result of increased utilization of several outside consulting firms, which are assisting us with modifications to InsPro Enterprise’s functionality and new clients’ implementation of InsPro Enterprise.

•	In Third Quarter 2012 our rent, utilities, telephone and communications component of cost of revenues increased $29,762 or 35% as compared to Third Quarter 2011. The increase was the result of higher telephone and communications costs and higher utilities and building expenses pertaining to InsPro Technologies office.

•	In Third Quarter 2012 our other cost of revenues component of cost of revenues increased $97,443 or 283% as compared to Third Quarter 2011. The increase was the result of a non recurring $160,029 expense credit in Third Quarter 2011 pertaining to the settlement of amounts owed to a vendor partially offset by cost reduction initiatives pertaining to computer processing. Other cost of revenues consisted of computer processing incurred primarily to provide ASP hosting services, hardware and software, travel and entertainment, and office expenses.

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Gross Profit (Loss)

As a result of the aforementioned factors, we reported a gross profit of $135,061 in Third Quarter 2012 as compared to a gross profit of $112,146 in Third Quarter 2011.

Selling, General and Administrative Expenses

Our selling, general and administrative expenses for Third Quarter 2012 was $1,375,576 as compared to $1,293,373 for Third Quarter 2011 for an increase of $82,202 or 6% as compared to Third Quarter 2011. Selling, marketing and administrative expenses consisted of the following:

	For the Three Months Ended September 30,
	2012	2011

Salaries, employee benefits and related taxes	$580,579	$765,496
Advertising and other marketing	84,802	27,199
Depreciation and amortization	255,316	166,521
Rent, utilities, telephone and communications	99,652	93,526
Professional fees	176,905	99,199
Other general and administrative	178,323	141,432
	$1,375,577	$1,293,373

In Third Quarter 2012 we incurred salaries, employee benefits and related taxes of $580,579 as compared to $765,496 for Third Quarter 2011, a decrease of $184,917 or 24%. The decrease is primarily the result of lower corporate staffing.

Depreciation and amortization expense consisted of the following:

	For the Three Months Ended September 30,
	2012	2011

Amortization of intangibles acquired as a result of the InsPro acquisition	$86,683	$86,684
Depreciation expense	168,633	79,837

Total	$255,316	$166,521

•	We incurred amortization expense pertaining to the intangible assets acquired from InsPro Technologies (formerly Atiam Technologies, L.P.) on October 1, 2007.

•	In Third Quarter 2012 we incurred depreciation expense of $168,632 as compared to $79,837 in Third Quarter 2011. The increase was primarily due to assets acquired on April 30, 2012, whereby InsPro Technologies entered into an Application Provider Hosting Agreement (“Micro Focus Agreement”) with Micro Focus (US) Inc. (“Micro Focus”). As part of the Micro Focus Agreement InsPro Technologies expanded its perpetual license rights to a Micro Focus software product used by InsPro Technologies in conjunction with hosting its InsPro Enterprise software.

In Third Quarter 2012 our professional fees increased as a result of higher legal fees associated with our Loan and Security Agreement with Silicon Valley Bank, technology consulting expenses, human resource management consulting and accounting fees for tax preparation services.

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In Third Quarter 2012 our other expense increased primarily as a result of increased maintenance expense on computer hardware and software especially costs associated with assets acquired in connection with the Micro Focus Agreement.

Loss from operations

As a result of the aforementioned factors, we reported a loss from operations of $1,240,516 in Third Quarter 2012 as compared to a loss from operations of $1,181,227 in Third Quarter 2011.

Gain on discontinued operations

Results from discontinued operations were as follows:

	For the Three Months Ended September 30,
	2012	2011
Revenues:
Commission and other revenue from carriers	$14,135	$34,310
Transition policy commission pursuant to the Agreement	131,579	176,028

	145,714	210,338

Operating expenses:
Other general and administrative	6,896	11,809

	6,896	11,809

Gain from discontinued operations	$138,818	$198,529

For Third Quarter 2012 we earned revenues from discontinued operations of $145,714 as compared to $210,338 in the Third Quarter 2011, a decrease of $64,624 or 31%. Revenues include the following:

•	In Third Quarter 2012 our commission and other revenue from carriers decreased due to the declines in our telesales call center produced agency business. We continue to receive commissions from carriers other than certain carriers and commissions on policies other than transferred policies, which were transferred to the acquirer.

•	On February 20, 2009, the Company entered into and completed the sale of the agency business to eHealth Insurance Services, Inc., an unaffiliated third party, pursuant to the terms of a Client Transition Agreement. In Third Quarter 2012 our transition policy commission pursuant to the agreement decreased due to the declines in our telesales call center produced agency business.

Total operating expenses of discontinued operations for Third Quarter 2012 was $6,896 as compared to $11,809 for Third Quarter 2011. The primary reason for the decrease is the expiration of the lease for our former Florida office and the elimination of rent and other associated costs.

Gain from discontinued operations

As a result of the aforementioned factors, we reported a gain from discontinued operations of $138,818 or $0.00 gain from discontinued operations per share in Third Quarter 2012 as compared to a gain from discontinued operations of $198,529 or $0.01 gain from discontinued operations per share in Third Quarter 2011.

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Other income (expenses)

Effective September 30, 2012, the full ratchet anti-dilution provisions pertaining to warrants issued during 2009 and 2010 expired. Consequently, the Company has determined that effective September 30, 2012, all of the Company’s issued and outstanding warrants qualify for a scope exception under ASC 815-40-15 as they are indexed to the Company’s stock. Effective September 30, 2012, the Company recorded the elimination of the warrant liability by recording a debit to warrant liability in the amount of $6,182,309 and a credit to additional paid in capital in the amount of $6,182,309. The gain in the Third Quarter 2011 represents the mark to market adjustments for the change in fair value of warrants, which contain provisions that adjust the exercise price of these warrants in the event we issue our common stock or other securities convertible into our common stock at price lower than the exercise price of these warrants.

Interest income is attributable to interest-bearing cash deposits. The decrease in interest income is the result of a decline in interest rates and a decline in cash balances.

Interest expense is attributable to interest on accounts payable, capital leases and note payable for premium financing on a portion of the Company’s insurance coverages. The increase in interest expense is the result of an increase in notes payable for premium financing.

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2012 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Revenues

For the nine months ended September 30, 2012 (“2012 To Date”), we earned revenues of $8,835,150 as compared to $5,636,023 for the nine months ended September 30, 2011 (“2011 To Date”), an increase of $3,199,127 or 57%. Revenues include the following:

	For the Nine Months Ended September 30,
	2012	2011

Professional services	$5,824,189	$3,231,819
ASP revenue	2,299,290	1,458,578
Sales of software licenses	-	335,000
Maintenance revenue	704,021	592,365
Sub-leasing and other revenue	7,650	18,261

Total	$8,835,150	$5,636,023

•	In 2012 To Date our professional services revenue increased $2,592,370 or 80% as a result of higher implementation services from four new clients in 2012 partially offset by lower post implementation services for existing clients. Implementation services included assisting clients in setting up their insurance products in InsPro Enterprise, providing modifications to InsPro Enterprise’s functionality to support the client’s business, interfacing InsPro Enterprise with the client’s other systems, automation of client correspondence to their customers and data conversion from the client’s existing systems to InsPro Enterprise. Post implementation services include these same services to existing clients supporting their ongoing utilization of InsPro Enterprise.

•	In 2012 To Date our ASP revenue increased $840,712 or 57% as a result of increased fees from recent implementations of InsPro Enterprise to several clients and increased fees from several existing clients. ASP hosting service enables a client to either lease InsPro Enterprise software, paying only for that capacity required to support their business, or for a client to outsource the operation of their licensed InsPro Enterprise installation to the Company. ASP hosting clients access InsPro Enterprise installed on the Company’s owned servers located at the Company’s office or at a third party’s site.

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•	In 2011 To Date we earned $335,000 of license fee revenue, which represented a license fee recognized upon the completion of the implementation of InsPro Enterprise for a client.

•	In 2012 To Date our maintenance revenue increased $111,656 or 19% as a result of increased fees from a client’s recently implemented InsPro Enterprise software partially offset by decreased fees from an existing client.

•	We earned sub-leasing revenue from the sub leasing of space in our Radnor office to third parties, which are on a month to month basis. The Company’s sublease revenue varies month to month based on the amount of space the Company’s sub-tenants utilizes. The Company’s sub-tenant ceased sub-leasing our Radnor office during the second quarter of 2012.

Cost of Revenues

Our cost of revenues for 2012 To Date was $7,844,648 as compared to $5,035,330 for 2011 To Date for an increase of $2,809,318 or 56% as compared to 2011 To Date. Cost of revenues consisted of the following:

	For the Nine Months Ended September 30,
	2012	2011

Salaries, employee benefits and related taxes	$4,327,799	$3,364,826
Professional fees	3,011,577	1,191,263
Rent, utilities, telephone and communications	288,331	255,750
Other cost of revenues	216,941	223,491
	$7,844,648	$5,035,330

•	In 2012 To Date our salaries, employee benefits and related taxes component of cost of revenues increased $962,973 or 29% as compared to 2011 To Date. Salaries, employee benefits and related taxes increased primarily a result of increased employee staffing related to the increase in the number of InsPro Technologies’ clients and to a lesser extent as a result of $220,691 of post employment expense pertaining to a Separation of Employment Agreement and General Release between the Company and InsPro Technologies’ and a former vice president of InsPro Technologies recorded in Third Quarter 2012.

•	In 2012 To Date our professional fees component of cost of revenues increased $1,820,314 or 153% as compared to 2011 To Date. Professional fees increased as a result of increased utilization of several outside consulting firms, which are assisting us with modifications to InsPro Enterprise’s functionality and new clients’ implementation of InsPro Enterprise.

•	In 2012 To Date our rent, utilities, telephone and communications component of cost of revenues increased $32,581 or 13% as compared to 2011 To Date. The increase was the result of higher telephone and communications costs and higher utilities and building expenses pertaining to InsPro Technologies office.

•	In 2012 To Date our other cost of revenues component of cost of revenues decreased $6,550 or 3% as compared to 2011 To Date. The decrease was the result of lower travel expenses. Other cost of revenues consisted of computer processing incurred primarily to provide ASP hosting services, hardware and software, travel and entertainment, and office expenses.

Gross Profit

As a result of the aforementioned factors, we reported a gross profit of $990,502 in 2012 To Date as compared to a gross profit of $600,693 in 2011 To Date.

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Selling, General and Administrative Expenses

Our selling, general and administrative expenses for 2012 To Date was $3,689,997 as compared to $3,665,627 for 2011 To Date for an increase of $24,370 or 1% as compared to 2011 To Date. Selling, marketing and administrative expenses consisted of the following:

	For the Nine Months Ended September 30,
	2012	2011

Salaries, employee benefits and related taxes	$1,735,783	$2,053,283
Advertising and other marketing	145,119	81,243
Depreciation and amortization	717,072	521,309
Rent, utilities, telephone and communications	281,353	282,363
Professional fees	385,407	307,856
Other general and administrative	425,264	419,573
	$3,689,998	$3,665,627

In 2012 To Date we incurred salaries, employee benefits and related taxes of $1,735,783 as compared to $2,053,283 for 2011 To Date, a decrease of $317,500 or 16%. The decrease is primarily the result of lower corporate staffing.

Depreciation and amortization expense consisted of the following:

	For the Nine Months Ended September 30,
	2012	2011

Amortization of intangibles acquired as a result of the InsPro acquisition	$260,050	$260,052
Depreciation expense	457,022	261,257

Total	$717,072	$521,309

•	We incurred amortization expense pertaining to the intangible assets acquired from InsPro Technologies (formerly Atiam Technologies, L.P.) on October 1, 2007.

•	In 2012 To Date we incurred depreciation expense of $457,021 as compared to $261,257 in 2011 To Date. The increase was primarily due to assets acquired pursuant to the Micro Focus Agreement as described above. In addition, 2012 To Date included $41,896 of additional, accelerated depreciation expense as a result of InsPro Technologies’ abandonment of certain furniture and equipment in the second quarter of 2012 when InsPro Technologies moved into newly furnished office space in a different section of Baldwin Towers.

In 2012 To Date our professional fees increased as a result of higher legal fees associated with our Loan and Security Agreement with Silicon Valley Bank, technology consulting expenses and human resource management consulting services.

In 2012 To Date our other expense decreased primarily as a result of cost reductions in our corporate areas including lower insurance costs due to the elimination of the Company’s former Florida office.

Loss from operations

As a result of the aforementioned factors, we reported a loss from operations of $2,699,495 in 2012 To Date as compared to a loss from operations of $3,064,934 in 2011 To Date.

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Gain on discontinued operations

Results from discontinued operations were as follows:

	For the Nine Months Ended September 30,
	2012	2011
Revenues:
Commission and other revenue from carriers	$64,001	$145,278
Transition policy commission pursuant to the Agreement	374,790	564,697
Sub-lease revenue	-	150,100

	438,791	860,075

Operating expenses:
Salaries, employee benefits and related taxes	-	11,118
Rent, utilities, telephone and communications	-	171,510
Professional fees	-	(1,961)
Other general and administrative	29,697	41,374

	29,697	222,041

Gain (loss) from discontinued operations	$409,094	$638,034

For 2012 To Date we earned revenues from discontinued operations of $438,791 as compared to $860,075 in the 2011 To Date, a decrease of $421,284 or 49%. Revenues include the following:

•	In 2012 To Date our commission and other revenue from carriers decreased due to the declines in our telesales call center produced agency business. We continue to receive commissions from carriers other than certain carriers and commissions on policies other than transferred policies, which were transferred to the acquirer.

•	On February 20, 2009, the Company entered into and completed the sale of the agency business to eHealth Insurance Services, Inc., an unaffiliated third party, pursuant to the terms of a Client Transition Agreement. In 2012 To Date our transition policy commission pursuant to the agreement decreased due to the declines in our telesales call center produced agency business.

Total operating expenses of discontinued operations for 2012 To Date was $29,697 as compared to $222,041 for 2011 To Date. The primary reason for the decrease is the expiration of the lease for our former Florida office and the elimination of rent and other associated costs.

Gain from discontinued operations

As a result of the aforementioned factors, we reported a gain from discontinued operations of $409,094 or $0.01 gain from discontinued operations per share in 2012 To Date as compared to a gain from discontinued operations of $638,034 or $0.02 gain from discontinued operations per share in 2011 To Date.

Other income (expenses)

Effective September 30, 2012, the full ratchet anti-dilution provisions pertaining to warrants issued during 2009 and 2010 expired. Consequently, the Company has determined that effective September 30, 2012, all of the Company’s issued and outstanding warrants qualify for a scope exception under ASC 815-40-15 as they are indexed to the Company’s stock. Effective September 30, 2012, the Company recorded the elimination of the warrant liability by recording a debit to warrant liability in the amount of $6,182,309 and a credit to additional paid in capital in the amount of $6,182,309. The loss in 2012 To Date and the gain in the 2011 To Date represents the mark to market adjustments for the change in fair value of warrants, which contain provisions that adjust the exercise price of these warrants in the event we issue our common stock or other securities convertible into our common stock at price lower than the exercise price of these warrants.

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Interest income is attributable to interest-bearing cash deposits. The decrease in interest income is the result of a decline in interest rates and a decline in cash balances.

Interest expense is attributable to interest on account payable, capital leases and note payable for premium financing on a portion of the Company’s insurance coverages. The increase in interest expense is the result of an increase in the note payable for premium financing.

Net loss

As a result of these factors discussed above, we reported a net loss of $6,864,779 or $0.17 net loss per share in 2012 To Date as compared to a net loss of $1,496,548 or $0.04 loss per share in 2011 To Date.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2012, we had a cash balance of $2,091,032 and working capital of $477,612.

Net cash used by operations was $676,379 in 2012 To Date as compared to $1,704,182 cash used in 2011 To Date. The improvement in cash flow from operations was primarily the result of increased collections of earned and unearned revenue in 2012 as compared to 2011. Impacting our cash flow from operations was our net loss of $6,864,779 in 2012 To Date as compared to our net loss of $1,496,548 in 2011 To Date and:

•	Increases in accounts receivable of $938,141 in 2012 To Date, which are primarily the result of increased billings in 2012 To Date to clients primarily for professional services.

•	Increases in prepaid expenses in 2012 To Date of $168,494, which are primarily the result of premium obligations for various insurance policies and expenditures for software maintenance agreements.

•	Increases in accounts payable of $738,392 in 2012 To Date, which are primarily the result of increased utilization of outside IT consulting firms and the associated increase in the amounts owed to these vendors.

•	Increases in deferred revenue of $1,049,539 in 2012 To Date, which are primarily the result of unearned license fees and to a lesser extent annual maintenance fees to various clients 2012 To Date.

•	Decreases in net assets of discontinued operations of $16,185 in 2012 To Date, which are primarily the result of the collection of commission amounts owed pertaining to our former agency business and amounts owed from the buyer of our Insurint business.

In addition to cash used in operating activities we incurred the following non cash gain and expenses in 2012 To Date, which were included in our net income (loss), including:

•	Recorded depreciation and amortization expense of $717,072 and $521,309 in 2012 To Date and 2011 To Date, respectively.

•	Recorded stock-based compensation and consulting expense of $72,632 and $250,354 in 2012 To Date and 2011 To Date, respectively.

•	Recognized a loss on change in fair value of warrants liabilities of $4,508,078 and a gain of $929,671 in 2012 To Date and 2011 To Date, respectively.

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Net cash used by investing activities in 2012 To Date was $939,022 as compared to $98,235 in 2011 To Date. The increase is primarily the result of the partial payments for computer software acquired from Micro Focus in connection with existing and new clients utilizing the Company’s hosting service for InsPro Enterprise.

Net cash provided by financing activities in 2012 To Date was $4,380 as compared to cash provided in 2011 of $1,030,558.

•	We entered into two notes payable to finance insurance premiums for two of the Company’s various corporate insurance coverages during 2012.

•	InsPro Technologies has entered into various capital lease obligations to purchase equipment used for operations.

•	During the first quarter of 2011 the letters of credit pertaining to the former leases for our Florida and New York offices, which were collateralized with assets in the form of a money market account and certificate of deposit and classified as restricted cash as of December 31, 2010, were terminated as a result of the expiration of these leases. As a result of the termination of these letters of credit the restrictions on the money market account and certificate of deposit were lifted, and $1,152,573 was reclassified from restricted cash to cash during the first quarter of 2011.

On October 3, 2012, the Company together with InsPro Technologies (the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”).

The Loan Agreement established a revolving credit facility for the Borrowers in the principal amount of up to $2,000,000 (the “Revolving Facility”). Availability under the Revolving Facility is tied to a borrowing base formula that is based on 80% of the Borrowers’ eligible accounts receivable, plus 20% of the aggregate unrestricted cash balanced held at SVB (the “Borrowing Base”). Advances under the Revolving Facility may be repaid and reborrowed in accordance with the Loan Agreement. No advances were made at closing; however, an advance of $525,000 was made on October 15, 2012. Pursuant to the Loan Agreement, the Borrowers agreed to pay to SVB the outstanding principal amount of all advances (the “Advances”), the unpaid interest thereon, and all other obligations incurred with respect to the Loan Agreement on October 3, 2014. Interest will accrue on the unpaid principal balance of the Advances at a floating per annum rate equal to 1% above the prime rate. During an event of default the rate of interest will increase 5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid interest is payable monthly on the first day of each month.

Subject to certain exceptions, the Loan Agreement contains covenants prohibiting the Borrowers from, among other things: (a) conveying, selling, leasing, transferring or otherwise disposing of their properties or assets; (b) liquidating or dissolving; (c) engaging in any business other than the business currently engaged in or reasonably related thereto; (d) entering into any merger or consolidation, or acquiring all or substantially all of the capital stock or property of another entity; (e) becoming liable for any indebtedness; (f) allowing any lien or encumbrance on any of their property; (g) paying any dividends; and (h) making payment on subordinated debt. Further, the Borrowers must maintain a minimum “adjusted quick ratio,” tested as of the last day of each month, of at least 1.75:1.00 commencing August 31, 2012. The adjusted quick ratio (the “AQR”) is the ratio of (x) the Borrowers’ consolidated, unrestricted cash maintained with SVB (and, for 90 days after the closing date, maintained with PNC Bank) plus net unbilled accounts receivable to (y) the Borrowers’ liabilities to SVB plus, without duplication, the aggregate amount of the Borrowers’ liabilities that mature within 1 year (excluding subordinated debt), minus the current portion of deferred revenue.

The Loan is secured by a first priority perfected security interest in substantially all of the assets of the Borrowers, excluding the intellectual property of the Borrowers. The Loan Agreement contains a negative covenant prohibiting the Borrowers from granting a security interest in their intellectual property to any party.

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Under the terms of the Loan Agreement, the Borrowing Base under the Revolving Facility was $1,563,414 and the AQR was 1.64 as of September 30, 2012, which is below the required 1.75:1.00 AQR. The Company has notified SVB that the AQR as of September 30, 2012, is lower than the required amount, which represented a default on the Loan Agreement by the Company. On November 13, 2012 SVB agreed to waive the default and the Company and SVB agreed to amend the Loan Agreement to lower the Company’s requirement to maintain an AQR of 1.75 to 1.0 to 1.50 to 1.0 commencing with the month ending November 30, 2012 and as of the last day of each month thereafter.

Off-Balance Sheet Arrangements

We do not currently have any relationships with unconsolidated entities or financial partnerships, such as entities referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet or other contractually narrow or limited purposes.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, and position of each of our executive officers and directors.

Directors serve until the next annual meeting of stockholders, until their successors are elected or appointed or qualified, or until their prior resignation or removal. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position
Donald R. Caldwell	66	Chairman
Brian Adamsky	51	Director
John Harrison	69	Director
Michael Azeez	55	Director
Robert Oakes	54	Director
Sanford Rich	54	Director
L.J. Rowell	80	Director
Paul Soltoff	58	Director
Anthony R. Verdi	63	Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and Director
Edmond J. Walters	51	Director

Brian K. Adamsky, 51. Mr. Adamsky has worked at Cross Atlantic Capital Partners, Inc. since its inception in 1999, and presently serves as its Secretary/Treasurer and Chief Financial Officer. During his years at Cross Atlantic, he has served as a director at numerous of its portfolio companies including Profectus BioSciences, Inc. and Rubicon Technology, Inc. From 1996 to 1999, Mr. Adamsky was Chief Financial Officer at Megasystems, Inc., a portfolio company of Safeguard Scientifics, Inc. Prior to Megasystems, Mr. Adamsky worked in a variety of financial and operational roles at companies in the Philadelphia region. Mr. Adamsky worked in public accounting at Touche Ross & Company (now Deloitte & Touche) and is a Certified Public Accountant in the Commonwealth of Pennsylvania. Mr. Adamsky’s experience serving as a director and officer of numerous companies qualifies him to be a member of our board of directors.

Michael Azeez, age 55, has served as one of our directors since December 2011. Mr. Azeez is a managing member of Azeez Investors, LLC. Mr. Azeez co-founded Unitel in 1988 and served as its President from 1988 until 2002. Mr. Azeez served in various executive positions at American Cellular Network Corporation from 1982 until 1988 and his positions included Vice President, General Manager of various divisions and assistant to the President. Mr. Azeez is a member of the board of directors of Acrometis Strategic Software Services, which provides software solutions to insurance companies for workers compensation claims management. Mr. Azeez is a member of the board of directors of the Friends of Yemin Orde. Mr. Azeez is the Chairman and founder of the Sam Azeez Museum of Woodbine Heritage. Mr. Azeez’s significant executive and business development experience in the telecommunications industry and his civic service for various non-profit organizations qualifies him to be a member of our board of directors.

Donald R. Caldwell, 66, has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009 and as our Chairman since November 24, 2009. Mr. Caldwell founded Cross Atlantic Capital Partners, Inc. in 1999, and presently serves as its Chairman and Chief Executive Officer. He has served as a Director at Rubicon Technology, Inc. since 2001 where he chairs the Compensation Committee; and at Diamond Management & Technology Consultants, Inc. (NASDAQ) from 1994 until its sale to PriceWaterhouse in 2010, and where he served as a member of their Compensation Committee, Audit Committee and as the lead director since 2006. Mr. Caldwell is a director and a member of the Compensation and Audit Committees and Chairman of the Executive Committee of Quaker Chemical Corporation (NYSE), and a member of the Compensation Committee and the board of Voxware, Inc. (NASDAQ), a supplier of voice driven solutions. Mr. Caldwell is a director, Chairman of the Audit Committee and member of the Compensation Committee of Lighting Gaming, Inc. since 2005. Mr. Caldwell was a director of Kanbay International, Inc. from 1999 through 2007 when it was purchased by CapGemini. From 1996 to 1999, Mr. Caldwell was President and Chief Operating Officer and a director of Safeguard Scientifics, Inc. Mr. Caldwell is a Certified Public Accountant in the State of New York. Mr. Caldwell’s experience serving as a director and officer of numerous public companies qualifies him to be a member of our board of directors.

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John Harrison, 69, has served as one of our directors since November 2005. He is a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison was Chairman of Professional Insurance Marketing Association (PIMA) and Chairman of the DMA's Financial Services Council. Mr. Harrison’s extensive experience in the financial and insurance sectors qualifies him to be a member of our board of directors.

Robert J. Oakes, 54, has served as one of our directors since August 2008. He has served as the President and CEO of our InsPro Technologies, LLC subsidiary since our acquisition of the subsidiary on October 1, 2007. From 1986 until 2007 Mr. Oakes was President and Chief Executive Officer of the general partner of Atiam Technologies L.P. (now known as InsPro Technologies, LLC), a software development and servicing company that developed, expanded and serviced products to serve the insurance and financial services markets. Mr. Oakes founded InsPro Technologies under the name “Atiam” in 1986 and led the company’s effort to design and develop its flagship product, InsPro Enterprise. InsPro Enterprise is a state-of-the-art Insurance, Marketing, Administration and Claim System that provides end-to-end insurance processing, technology and support, for a broad range of life, health and disability products. Mr. Oakes’ experience in the development of our flagship product and the management of InsPro Technologies, LLC qualifies him to be a member of our board of directors.

Sanford Rich, 54, has served as one of our directors since April 2006. Mr. Rich has served as a director and Chief Executive Officer at In the Car, LLC since October 2011. He is a director and the Audit Committee Chairman at Aspen Group Inc., an online University. Mr. Rich also has served as a FINRA Registered Managing Director with Whitemarsh Capital Advisors LLC, a broker-dealer, since February 2009. Mr. Rich served as a director, Audit Committee Chairman and SEC qualified audit committee financial expert of Interclick, Inc. from 2007 to 2010. From 1995 to May 2008 Mr. Rich was Director, Senior Vice President and Portfolio Manager at GEM Capital Management Inc. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980). Mr. Rich’s 30+ years of experience in the financial sector qualifies him to be a member of our board of directors.

L.J. Rowell, 80, has served as one of our directors since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell served on the board of directors of the PMA Group from 1992 until 2009. Mr. Rowell served on the board of directors of the Southeast Pennsylvania Chapter of the American Red Cross, the American College, The Foundation at Paoli and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign. Mr. Rowell’s extensive experience in the insurance industry and his civic service for various health care organizations qualifies him to be a member of our board of directors.

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Paul Soltoff, 58, has served as one of our directors since November 2005. He also has served as Chairman and Chief Executive Officer of Acquirgy, Inc. since 2009. He served as Chairman and Chief Executive Officer of SendTec, Inc. since its inception in February 2000 through 2009. From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com. Mr. Soltoff’s experience as an officer and director in the Internet marketing sector qualifies him to be a member of our board of directors.

Anthony R. Verdi, 63, has served as one of our directors since June 2008, as our Chief Financial Officer and Assistant Secretary since November 2005, as our Chief Operating Officer since April 2008, Acting Chief Executive Officer from June 20, 2008 through May 18, 2011, and Chief Executive Officer since May 18, 2011. From 2001 until November 2005, Mr. Verdi provided consulting services to life, health and property and casualty insurance company agency and venture capital clients. Mr. Verdi served as Chief Operating Officer of Provident American Corporation and Chief Financial Officer of HealthAxis, Inc. From January 1990 until December 1998 Mr. Verdi served as Chief Financial Officer of Provident American Corporation. From July 1986 until January 1990, he was the Vice President and Controller of InterCounty Hospitalization and Health Plans, a nonprofit group medical insurer. From April 1971 until July 1986, he served in various finance and accounting capacities for the Academy Insurance Group, ultimately serving as the Assistant Controller. Mr. Verdi’s extensive experience in the insurance industry and his financial and accounting background qualifies him to be a member of our board of directors.

Edmond J. Walters, 51, has served as one of our directors since April 2008. Mr. Walters is Founder and Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors that Mr. Walters founded in 2000 and is now a wholly-owned subsidiary of Commerce Bancorp. Prior to forming eMoney Advisor in 2000, Mr. Walters spent more than 20 years in the financial services industry, advising high net worth clients. From 1983 to 1992 he was associated with Kistler, Tiffany & Company in Wayne, PA. In 1992, Walters helped found the Wharton Business Group, a financial advising firm, in Malvern, PA. Mr. Walters’ 20+ years of experience in the financial sector qualify him to be a member of our board of directors.

Board Independence

The Board has determined that Messrs. Azeez, Caldwell, Harrison, Rich, Rowell, Soltoff and Walters are “independent” directors as defined by Rule 4200(a)(15) of the Nasdaq listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the Commission.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2012 and 2011 by our Principal Executive Officer and each of our two other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2012. The executive officers listed in the table below are referred to in this report as our “named executive officers”. There were no non-equity incentive plan compensation or non-qualified deferred compensation earnings for any of the named executive officers for the fiscal years ended December 31, 2012 and December 31, 2011.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (6)	Stock Awards ($)	Option Awards ($) (4)	All Other Compensation ($) (5)	Total ($)

Anthony R. Verdi (1)	2012	250,000	-	-	-	16,491	266,491
Chief Executive Officer, Chief Financial Officer & Chief Operating Officer	2011	239,583	-	-	180,000	16,490	436,073

Robert J. Oakes (2)	2012	300,000	-	-	-	23,598	323,598
President & Chief Executive Officer of InsPro Technologies, LLC	2011	300,000	-	-	-	22,132	322,132

James Rourke (3)	2012	172,143	120,220	-	-	17,637	309,999
Senior Vice President	2011	180,000	136,019	-	-	16,156	332,175

(1)         Mr. Verdi was appointed as our Chief Financial Officer on November 10, 2005, Chief Operating Officer on April 1, 2008, interim Principal Executive Officer on June 20, 2008 and Principal Executive Officer on May 18, 2011.

(2)         Mr. Oakes was appointed as President of our subsidiary InsPro Technologies, LLC on October 1, 2007 concurrently with the closing of our acquisition of InsPro.

(3)         Mr. Rourke was appointed our Senior Vice President on February 1, 2010. Mr. Rourke resigned effective December 14, 2012.

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(4)          Represents the aggregate grant date fair value of the stock option as of the date of grant using the Black-Scholes option-pricing model. Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

Name	Fiscal Year	Fair Value at Date of Grant ($)	Number of Options Granted (#)	Option Exercise Price ($)	Closing Stock Price on the Date of Grant ($)	Date of Grant	Expected Volatility	Risk Free Interest Rate	Expected Life in Years	Assumed Dividend Yield

Anthony R. Verdi	2012	-	-	-	-	-	-	-	-	-
	2011	180,000	150,000	4	4	9/14/11	566%	0.03%	5	-

Robert J. Oakes	2012	-	-	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-	-	-

James Rourke	2012	-	-	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-	-	-

(5)          All other compensation paid to our named executive officers in the fiscal year ended December 31, 2012 consisted of the following:

Name	Payments for Auto and Equipment ($) (a)	Company Paid Health, Life and Disabilitly Insurance ($) (b)	Company Matching of Employee 401(k) Contributions (c)	Total ($)
Anthony R. Verdi	13,200	956	2,335	16,491

Robert J. Oakes	1,200	19,898	2,500	23,598

James Rourke	1,148	13,989	2,500	17,637

(a) Payments for auto and equipment represent monthly allowances for auto, cell phones and other equipment.

(b) Company-paid health, life and disability insurance represents the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. Through November 30, 2012, we paid 100% and thereafter the Company paid 75% of these insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the age of the named executive officer and the number of their covered dependents.

(c) Company matching of employee 401(k) contributions represents 25% of the employee’s contribution up to 4% of the employee’s compensation, which were fully vested for the above named Executive Officers.

(6)         Mr. Rourke received variable compensation based on revenue from new clients.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the outstanding equity awards held by our named executive officers for the year ended December 31, 2012. The information below pertains to stock options, which were granted under the 2010 Equity Compensation Plan (which includes prior grants under our 2005 Incentive Stock Plan, 2006 Omnibus Equity Compensation Plan and 2008 Equity Compensation Plan), restricted stock grants, which were granted in accordance with the terms of our 2006 Omnibus Equity Compensation Plan, a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Oakes on August 18, 2010, and a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Verdi on September 14, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

	Exercisable	Unexercisable

Anthony R. Verdi	150,000	-	-	4.00	9/14/2016
	650,000	-	-	0.10	2/4/2014
	350,000	-	-	1.00	11/09/2015

Robert J. Oakes	750,000	750,000	-	0.11	8/18/2015
	150,000	-	-	4.00	8/18/2015
	1,000,000		-	0.10	2/4/2014

James Rourke	150,000	-	-	0.07	7/9/2015
	120,000	-	-	0.06	3/25/2015

Employment, Severance and Other Agreements

Anthony R. Verdi

Pursuant to an amended and restated employment agreement, Mr. Verdi serves as our Principal Executive Officer, Chief Financial Officer and Chief Operating Officer. His amended and restated employment agreement automatically renewed for a one year term on March 31, 2012, and, if not terminated, will automatically renew for one year periods. His annual base salary was $225,000 per year from March 31, 2008 through May 30, 2011 and was then increased by the board of directors to $250,000 effective June 1, 2011. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.

In the event of Mr. Verdi’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 18 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

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Robert J. Oakes

Pursuant to an amended and restated written employment agreement with InsPro Technologies, LLC, Mr. Oakes serves as InsPro Technologies, LLC’s President and Chief Executive Officer. Pursuant to his employment agreement, his annual base salary was $250,000 per year through September 30, 2011. On April 7, 2011, Mr. Oakes received an increase in his base compensation pursuant to his employment agreement to $300,000 retroactive to July 1, 2010, upon InsPro Technologies, LLC achievement of one calendar quarter of positive operating cash flow, which occurred during the calendar quarter ended March 31, 2011. Mr. Oakes was entitled to bonus compensation equal to 100% of the InsPro Technologies, LLC’s net income up to a maximum of $100,000 in 2010 and $100,000 in 2011. Mr. Oakes is entitled to such fringe benefits as are available to other executives of InsPro Technologies Corporation. Mr. Oakes employment agreement was automatically extended for an additional one year term on March 25, 2011 and will be annually automatically extended thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to Mr. Oakes employment agreement, he is subject to a non competition and non-solicitation provision during the term of his employment agreement and for a period of one year following his termination.

James Rourke

Mr. Rourke served as InsPro Technologies, LLC’s Senior Vice President of Sales and Marketing from February 1, 2010 through December 14, 2012. and was employed as an employee-at-will. Mr. Rourke was entitled to variable incentive compensation based on a percentage of new sales and bonus compensation as defined in the InsPro Technologies Management Incentive Compensation Plan. The InsPro Technologies Management Incentive Compensation Plan defines a maximum compensation payment payable to certain executives including Mr. Rourke but excluding Messrs. Oakes and Verdi, or the Bonus Pool, based on the net income of InsPro Technologies, LLC, adjusted up or down based on the revenue of InsPro Technologies, LLC. The Bonus Pool amount (if any) is then divided among the certain executives, which includes Mr. Rourke. Mr. Rourke was entitled to such fringe benefits as are available to other executives of InsPro Technologies Corporation.

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Compensation of Directors

The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2012. There were no non-equity incentive plan compensation or nonqualified deferred compensation earnings to any of our directors for the year ended December 31, 2012. Directors who are employees receive no additional or special compensation for serving as directors. All compensation for Messrs. Oakes and Verdi are included in the Summary Compensation Table. Messrs. Adamsky, Caldwell and Tecce have assigned all of their board compensation to The Co-Investment Fund II, L.P. Messrs. Adamsky, Caldwell and Tecce are stockholders, directors and officers of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Total ($)

Brian Adamsky	3,000

Michael Azeez	4,500	-	-	4,500

Donald Caldwell	8,000	-	-	8,000

John Harrison	6,000	-	-	6,000

Sanford Rich	8,000	-	-	8,000

L.J. Rowell	8,000	-	-	8,000

Paul Soltoff	6,000	-	-	6,000

Frederick Tecce (2)	3,000	-	-	3,000

Edmond Walters	4,500	-	-	4,500

total	51,000	-	-	48,000

(1)           Represents board and committee meeting fees paid to our directors under our Non-Employee Director Compensation Plan.

(2)           Mr. Tecce is a former member of the board who chose not to be a nominee for director at the company annual meeting of stockholders, which was held on August 15, 2012.

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The following table sets forth information concerning the aggregate number of options available, which are options issued, outstanding and exercisable, for non-employee directors as of December 31, 2012.

Aggregate Number of Options Available as of December 31, 2012

Brian Adamsky	-

Michael Azeez	-

Donald Caldwell	-

John Harrison	250,000

Sanford Rich	200,000

L.J. Rowell	200,000

Paul Soltoff	150,000

Edmond Walters	-

Director Compensation Plan

Directors who are employees receive no additional or special compensation for serving as directors. Non employee directors receive the following compensation under the terms of our Non Employee Director Compensation Plan, which was amended on December 13, 2011, to remove all equity compensation and annual cash retainer components from the plan and to increase the per Board meeting cash fee effective January 2, 2012:

The compensation of the Company’s non-employee directors is as follows:

•	$1,500 meeting fee for each director for each meeting of the Board attended in person or via conference telephone.

•	$500 meeting fee for each committee member for each meeting of a committee of the Board, attended in person or via conference telephone.

The Company shall reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings, in accordance with the Company’s expense reimbursement policies in effect from time to time. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or its committees.

We also purchase directors and officers’ liability insurance for the benefit of our directors and officers as a group. No fees are payable to directors for attendance at specially called meetings of the board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known by us with respect to the beneficial ownership of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as of January 31, 2013, for each of the following persons:

•	each of our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock.

The number of shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of January 31, 2013 through the exercise of any warrant, stock option or other right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options and warrants that are exercisable within 60 days of January 31, 2013 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The following table is based on 41,543,655 shares of Common Stock, 1,276,750 shares of Series A Convertible Preferred Stock and 3,297,378 shares of Series B Convertible Preferred Stock outstanding as of January 31, 2013. Unless otherwise indicated, the address of all individuals and entities listed below is InsPro Technologies Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Title of Class	Percent of Shares Beneficially
Directors and Executive Officers:

Michael Azeez	8,499,990	(1)(1a)	Common Stock	20.5%
	283,333	(1)	Series B Preferred Stock	8.6%

Brian Adamsky	125,894,915	(2)	Common Stock	81.3%
	1,250,000	(3)	Series A Preferred Stock	97.9%
	1,130,711	(3)	Series B Preferred Stock	34.3%
Donald R. Caldwell	126,008,925	(2)	Common Stock	81.4%
	1,250,000	(3)	Series A Preferred Stock	97.9%
	1,130,711	(3)	Series B Preferred Stock	34.3%

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Name of Beneficial Owner	Number of Shares Beneficially Owned		Title of Class	Percent of Shares Beneficially
Robert J. Oakes	5,207,232	(4)	Common Stock	12.0%
	151,250	(5)	Series A Preferred Stock	10.7%
John Harrison	453,333	(6)	Common Stock	1.1%
	1,250		Series A Preferred Stock	*
James Rourke	370,000	(7)	Common Stock	*
L.J. Rowell	415,600	(8)	Common Stock	1.0%
Paul Soltoff	388,333	(9)	Common Stock	*
	1,250		Series A Preferred Stock	*
Sanford Rich	348,333	(10)	Common Stock	*
	1,250		Series A Preferred Stock	*
Anthony R. Verdi	4,118,333	(11)	Common Stock	9.7%
	151,250	(5)	Series A Preferred Stock	10.7%
Edmond Walters	171,633		Common Stock	*
All directors and executive officers as a group (11 persons)	145,981,713	(1)(1a)(2)(4)(5) (6) (7)(8)(9) (10)(11)(12)	Common Stock	81.3%
	1,256,250	(3)	Series A Preferred Stock	98.6%
	1,414,044	(3)	Series B Preferred Stock	42.9%

Holders of More than Five Percent of Our Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock:

The Co-Investment Fund II, L. P.	125,894,915	(12)	Common Stock	81.3%
	1,250,000		Series A Preferred Stock	97.9%
	1,130,711		Series B Preferred Stock	34.3%

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Name of Beneficial Owner	Number of Shares Beneficially Owned		Title of Class	Percent of Shares Beneficially
Independence Blue Cross	50,000,010	(13)	Common Stock	54.6%
	1,666,667		Series B Preferred Stock	50.5%

Azeez Investors, LLC	8,499,990	(1a)	Common Stock	20.5%
	283,333		Series B Preferred Stock	8.6%

Scarpa Family Trust, 2005	6,500,010	(14)	Common Stock	13.5%
	216,667		Series B Preferred Stock	6.6%

Alvin H. Clemens	3,922,457	(15)	Common Stock	9.2%

* Less than 1%

(1)	Represents securities owned by Azeez Investors, LLC. Mr. Azeez is a managing member of Azeez Investors, LLC. Mr. Azeez disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(1a)	Includes 2,833,330 shares underlying warrants, which are exercisable within 60 days of January 31, 2013. Includes 5,666,660 shares underlying 283,333 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(2)	Includes 12,646,874 shares, 65,633,821 shares underlying warrants, 25,000,000 shares underlying 1,250,000 shares of Series A Convertible Preferred Stock, which is convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock, and 22,614,220 shares underlying 1,130,711 shares of Series B Convertible Preferred Stock, which is convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by Co-Investment Fund II, L. P. (the “Fund”), designee of Cross Atlantic Capital Partners, Inc. Mr. Caldwell is a managing partner of Cross Atlantic Capital Partners, Inc. Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of the Fund. Mr. Caldwell disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(3)	Represents securities owned by the Fund, the designee of Cross Atlantic Capital Partners, Inc., of which Brian Adamsky is secretary, treasurer and chief financial officer of Cross Atlantic Capital Partners, Inc. and of which Donald R. Caldwell is managing partner. Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of the Fund. Mr. Tecce and Mr. Caldwell disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

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(4)	Includes 1,750,000 shares underlying options and 33,333 shares underlying warrants, which are exercisable within 60 days of January 31, 2013. Includes 3,000,000 shares underlying a warrant to purchase 150,000 shares of Series A Convertible Preferred Stock, which is exercisable within 60 days of January 31, 2013, which is also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which is convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock. Excludes 750,000 shares underlying options, which are not exercisable within 60 days of January 31, 2013.

(5)	Includes 150,000 shares underlying warrants, which are exercisable within 60 days of January 31, 2013.

(6)	Includes 250,000 shares underlying options and 58,333 shares underlying warrants, all of which are exercisable within 60 days of January 31, 2013. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which is convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock.

(7)	Includes 370,000 shares underlying options, which are exercisable within 60 days of January 31, 2013.

(8)	Includes 200,000 shares underlying options that are exercisable within 60 days of January 31, 2013.

(9)	Includes 150,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of January 31, 2013. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which is convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock.

(10)	Includes 200,000 shares underlying options and 33,333 shares underlying warrants that are exercisable within 60 days of January 31, 2013. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which is convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock.

(11)	Includes 1,000,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of January 31, 2013. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock. Includes 3,000,000 shares underlying a warrant to purchase 150,000 shares of Series A Convertible Preferred Stock, which is exercisable within 60 days of January 31, 2013, which is also convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock.

(12)	Includes 62,300,491 shares underlying warrants that are exercisable within 60 days of January 31, 2013. Includes 25,000,000 shares underlying 1,250,000 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 22,614,220 shares underlying 1,130,711 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series B Convertible Preferred Stock.

(13)	Includes 16,666,670 shares underlying warrants, which are exercisable within 60 days of January 31, 2013. Includes 33,333,340 shares underlying 1,666,667 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(14)	Includes 1,333,340 shares underlying warrants, which are exercisable within 60 days of January 31, 2013. Includes 4,330,340 shares underlying 216,667 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(15)	Includes 1,000,000 shares held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Also includes 100,000 shares held by Mr. Clemens’s minor children. Also includes 993,377 shares underlying warrants, all of which are exercisable within 60 days of January 31, 2013.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

From the beginning of our last fiscal year until the date of this proxy statement, there has been no transaction, nor is there any transaction currently proposed, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest, other than the transactions described below.

We believe that we have executed all of the transactions described below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

•	On November 20, 2012, we completed a private placement with certain accredited investors who hold more than 5% of our common stock, including The Co-Investment Fund II, L.P.; The Scarpa Family Trust, 2005 and Azeez Investors, LLC for an aggregate of 499,999 shares of our Series B Convertible Preferred Stock and warrants to purchase 4,999,990 shares of our common stock. We agreed to sell to the investors 499,999 investment units at a per unit price of $3.00, for an approximate aggregate total investment of $1,500,000, and each unit consisted of one share of Series B Convertible Preferred Stock and a warrant to purchase 10 shares of our common stock at an initial exercise price of $0.15 per share, subject to adjustment. The units issued in the private placement are substantially equivalent to the Units being offered pursuant to this rights offering.

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PLAN OF DISTRIBUTION

On or about February 14, 2013, we will distribute the rights, rights certificates and copies of this prospectus to individuals who owned shares of capital stock on January 31, 2013. If you wish to exercise your rights and purchase Units, you should complete the rights certificate and return it with payment for the shares, to us at the following address:

InsPro Technologies Corporation

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087

Attn: Francis L. Gillan III

See further the section of this prospectus entitled “The Rights Offering.” If you have any questions, you should contact Francis L. Gillan III, at (484) 654-2200 or by electronic mail at rightsoffering@inspro.com .

We do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Series B Convertible Preferred Stock or warrants underlying the rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U. S. federal income tax consequences to U.S. holders, as defined below, of the receipt, ownership and exercise of the subscription rights distributed in the subscription rights offering, the ownership and disposition of Series B Convertible Preferred Stock and warrants to purchase our common stock received upon exercise of the subscription rights, and the ownership and disposition of our common stock received upon the exercise of warrants to purchase our common stock or the conversion of Series B Convertible Preferred Stock. The legal conclusions with respect to matters of U.S. federal income tax law identified in this section, “Material U.S. Federal Income Tax Considerations,” are the opinions of our counsel, Morgan, Lewis & Bockius LLP. In this section, all references to “we” and “our” refer to the Company and not to Morgan, Lewis & Bockius LLP.

This discussion is based on the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is not binding on the Internal Revenue Service or the IRS, or the courts. Accordingly, no assurance can be given that the tax consequences described herein will not be challenged by the IRS; or that such a challenge would not be sustained by a court. No ruling has been sought from the IRS as to the U.S. federal income tax consequences set forth in this discussion.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their common stock pursuant to which the subscription rights in this rights offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for U. S. federal income tax purposes, U.S. expatriates, and persons whose functional currency is not the U.S. dollar and foreign taxpayers. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as alternative minimum, estate or gift). This discussion is limited to U.S. holders which hold our shares as capital assets and does not address U.S. holders which beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code. For purposes of this discussion, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes:

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•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds shares of Series B Convertible Preferred Stock or warrants received upon exercise of the subscription rights or the oversubscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of Series B Convertible Preferred Stock and warrants received upon exercise of the subscription rights or, if applicable, upon exercise of the oversubscription privilege.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF YOUR RECEIPT, OWNERSHIP, AND EXERCISE OF THE SUBSCRIPTION RIGHTS, YOUR OWNERSHIP AND DISPOSITION OF SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE OUR COMMON STOCK, AND YOUR OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK RECEIVED UPON THE EXERCISE OF WARRANTS TO PURCHASE OUR COMMON STOCK OR THE CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Receipt of the Subscription Rights

Each subscription right entitles an eligible stockholder the right to purchase for $240.00 one Unit, consisting of 80 shares of our Series B Convertible Preferred Stock and a five-year warrant to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. Generally, the distribution of stock by a corporation to its stockholders with respect to their stock is not taxable to such stockholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) of the Code, the distribution may be taxable to the stockholders of the distributing corporation as described below.

Many of the exceptions to the general rule of Section 305(a) set forth in Section 305(b) involve preferred stock, such as the distribution of convertible preferred stock in certain circumstances pursuant to Section 305(b)(5). Treasury regulations define preferred stock not for its preferred rights and privileges, but its inability to participate in corporate growth to any significant extent. It is the opinion of Morgan, Lewis & Bockius LLP that the Series B Convertible Preferred Stock should not be preferred stock for tax purposes based on certain features of the preferred stock, including its right to participate in dividends on an as converted basis and the right to a distribution in a liquidation or other capital event on an as converted basis if such distribution would be greater than the liquidation preference right associated with the Series B Convertible Preferred Stock, as well as based on certain representations relied upon in rendering the opinion, and, accordingly, that none of the Section 305(b) exceptions that apply to preferred stock for tax purposes should apply to the rights offering and that the rights offering should be evaluated for Section 305 purposes as if we have only one outstanding class of stock. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that the Series B Convertible Preferred Stock is not treated as preferred stock for tax purposes.

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Section 305(b)(2) is an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2), a distribution (or a series of distributions of which such distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (a) the receipt of property by some stockholders, and (b) an increase in the proportionate interest of other stockholders in the assets or earnings and profits of the distributing corporation. For this purpose, the term “property” means money, securities and any other property, except that such term does not include stock in the corporation making the distribution or rights to acquire such stock. A “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some stockholders and an increase in the proportionate interests of other stockholders. It is not necessary for a distribution of stock to be considered as one of a series of distributions that such distribution be pursuant to a plan to distribute cash and property to some stockholders and to increase the proportionate interests of the other stockholders, rather it is sufficient if there is a distribution (or a deemed distribution) having such effect. In addition, there is no requirement that both elements of Section 305(b)(2) of the Code occur in the form of a distribution or series of distributions as long as the result is that some stockholders receive cash and property and other stockholders’ proportionate interests increase. Under the applicable Treasury regulations, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some stockholders and an increase in the proportionate interest of other stockholders, unless the receipt of cash or property by some stockholders and the distribution or series of distributions are made pursuant to a plan.

It is the opinion of Morgan, Lewis & Bockius LLP that the distribution of rights in the rights offering should not constitute an increase in the proportionate interest of some stockholders in the assets or earnings and profits of the Company for the purpose of Section 305(b)(2) based on the fact that all of our stockholders will receive rights in the rights offering based upon their respective ownership our common stock, as well as based on certain representations relied upon in rendering the opinion, and, accordingly, that the rights offering should not constitute part of a “disproportionate distribution,” pursuant to Section 305(b)(2) of the Code. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that Section 305(b)(2) does not apply to the subscription rights offering.

Subject to the foregoing, it is the opinion of Morgan, Lewis & Bockius LLP that you should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription right in the rights offering and the remainder of this discussion so assumes. However, in the event the IRS successfully asserts or a court determines that your receipt of subscription rights is currently taxable pursuant to Section 305(b)(2) of the Code, the discussion under the heading “Alternative Treatment of Subscription Rights” describes the tax consequences that will result from such a determination.

Tax Basis and Holding Period of the Subscription Rights

Your tax basis of the subscription rights for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of stock on the date you receive the subscription rights. The tax basis of the subscription rights received by you in the subscription rights offering will be zero unless either (1) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the shares with respect to which they are received or (2) you elect to allocate part of the tax basis of such shares to the subscription rights. If either (1) or (2) is true, then, if you exercise the subscription rights, your tax basis in your shares will be allocated between the subscription rights and the shares with respect to which the subscription rights were received in proportion to their respective fair market values on the date the subscription rights are distributed.

In addition, any tax basis allocated to the subscription rights must be apportioned between the right to receive shares of the Series B Convertible Preferred Stock, or Preferred Stock Rights, and the right to receive warrants, or Warrant Rights, in proportion to their respective fair market values on the date you receive the subscription rights.

67

We have not obtained an independent appraisal of the valuation of the subscription rights and, therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares with respect to which the subscription rights are received.

Your holding period for the subscription rights will include your holding period for the shares with respect to which the subscription rights were received.

Expiration of the Subscription Rights

If you allow subscription rights received in the subscription rights offering to expire, you will not recognize any gain or loss. If you have tax basis in the subscription rights, the tax basis of the shares owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such shares immediately prior to the receipt of the subscription rights in the subscription rights offering.

Alternative Treatment of Subscription Rights

Receipt. If the IRS were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a “disproportionate distribution” or was otherwise taxable pursuant to Section 305(b)(2), each holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in your stock, and any excess generally will be taxable to you as capital gain (long-term, if your holding period with respect to your stock is more than one year as of the date of distribution, and otherwise short-term). Your tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution and the holding period for the rights would begin upon receipt.

Expiration. Assuming the receipt of subscription rights in the rights offering is a taxable event, if your subscription rights lapse without being exercised, you will recognize a capital loss equal to your tax basis in such expired subscription rights. The deductibility of capital losses is subject to limitations.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

Generally, you will not recognize any gain or loss upon the exercise of the subscription rights received in the subscription rights offering by purchasing Unit(s) for $240.00 per Unit. The tax basis of the Series B Convertible Preferred Stock acquired will be the sum of (i) that portion of the subscription price allocable to the Series B Convertible Preferred Stock, plus (ii) the portion, if any, of the tax basis of the subscription rights allocable to the Preferred Stock Rights. The tax basis of the warrants acquired will be the sum of (i) that portion of the subscription price allocable to the warrants, plus (ii) the portion, if any, of the tax basis of the subscription rights allocable to the Warrant Rights.

The holding period for the Series B Convertible Preferred Stock and warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Taxation of Warrants

You generally will not recognize gain or loss upon exercise of a warrant to acquire our common stock. Your tax basis of the common stock received upon exercise of a warrant for cash generally will equal the tax basis of the warrant, increased by the amount paid upon exercise of the warrant.

Your holding period of common stock received upon exercise of a warrant will begin on the date the warrant is exercised.

68

In the event a warrant lapses unexercised, you will recognize a capital loss in an amount equal to the tax basis of the warrant. Such capital loss will be long-term if your holding period of such warrant was more than one year at the time of lapse. The deductibility of capital losses is subject to limitations.

Taxation of Series B Convertible Preferred Stock

Distributions. Generally, any distribution with respect to the Series B Convertible Preferred Stock that is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when paid. Distributions with respect to the Series B Convertible Preferred Stock in excess of our current or accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of your basis in the Series B Convertible Preferred Stock (thus reducing such tax basis dollar-for-dollar), and thereafter as capital gain, which will be long-term capital gain if the your holding period for such stock at the time of distribution exceeds one year.

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of the Series B Convertible Preferred Stock (not including a conversion of the Series B Convertible Preferred Stock into our common stock), you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which generally will be taxable as described above, under “— Taxation of Series B Convertible Preferred Stock — Distributions,” to holders that have not previously included such dividends in income) and your tax basis in the Series B Convertible Preferred Stock so disposed. Such capital gain or loss generally will be long-term capital gain or loss if your holding period for such stock at the time of disposition exceeds one year. The deductibility of capital losses is subject to limitations.

Conversion of the Series B Convertible Preferred Stock into Our Common Stock. You generally will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of the Series B Convertible Preferred Stock. The tax basis of our common stock that you receive on conversion will equal the tax basis of the Series B Convertible Preferred Stock converted (reduced by the portion of tax basis allocated to any fractional common share exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which you held the Series B Convertible Preferred Stock prior to conversion.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of tax basis allocable to the fractional common share. Any cash received attributable to any declared and unpaid dividends on the Series B Convertible Preferred Stock will be treated as described above under “— Taxation of Series B Convertible Preferred Stock — Distributions.”

Taxation of Common Stock

Distributions. Distributions received with respect to our common stock will be treated as described above under “— Taxation of Series B Convertible Preferred Stock — Distributions.”

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of our common stock, you generally will recognize capital gain or loss in the manner described above under “— Taxation of Series B Convertible Preferred Stock — Sale, Exchange or Other Disposition.”

Additional Medicare Tax on Net Investment Income

For tax years beginning after December 31, 2012, an additional 3.8% tax will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our Series A Convertible Preferred Stock and common stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

69

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale or other disposition of warrants, Series B Convertible Preferred Stock, or our common stock may be subject to information reporting to the IRS and possible U.S. federal backup withholding at a rate of 28%. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9 or valid substitute Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

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EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2011 and 2010 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Sherb & Co., LLP, independent registered public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Sherb & Co., LLP as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, whose address is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, and whose phone number is (702) 361-3033.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to offers and resales of shares of our common stock by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

You can read the registration statement and our other filings with the Commission, over the Internet at the Commission’s website at http://www.sec.gov. You also may read and copy any document that we file with the Commission at its public reference room at Headquarters Office, 100 F Street, N.E., Washington, D.C. 20549.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page Number

Management’s Report on Internal Control Over Financial Reporting	F-2
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets at December 31, 2011 and December 31, 2010	F-4
Consolidated Statements of Operations for the Years Ended December 31, 2011 and December 31, 2010	F-5
Consolidated Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2011 and December 31, 2010	F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2011 and December 31, 2010	F-7
Notes to Consolidated Financial Statements	F-8 – F-42
Consolidated Balance Sheets as of September 30, 2012 (UNAUDITED) and December 31, 2011	F-43
Consolidated Statements of Operations (UNAUDITED) for the three and nine months ended
September 30, 2012 and 2011	F-44
Consolidated Statements of Cash Flows (UNAUDITED) for the nine months ended
September 30, 2012 and 2011	F-45
Notes to Consolidated UNAUDITED Financial Statements	F-46 – F-60

F-1

Management Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Under the supervision of our Chief Executive Officer and Chief Financial Officer, our management conducted an assessment of the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this report. Based on the results of such assessment, management has concluded that the our disclosure controls and procedures as of the end of the period covered by this report have been designed and are functioning effectively to provide reasonable assurance that the information required to be disclosed by us in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and is accumulated and communicated to management, including our principal executive and principal financial officers, or person performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InsPro Technologies Corporation
Radnor, Pennsylvania

We have audited the accompanying consolidated balance sheets of InsPro Technologies Corporation and Subsidiaries as of December 31, 2011 and December 31, 2010, the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2011 and December 31, 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InsPro Technologies Corporation and Subsidiaries as of December 31, 2011 and December 31, 2010, and the results of their operations and their cash flows for the years ended December 31, 2011 and December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
March 16, 2012

F-3

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS

CURRENT ASSETS:
Cash	$3,702,053	$4,429,026
Accounts receivable, net	1,506,234	709,503
Prepaid expenses	116,649	158,245
Other current assets	2,905	8,211
Assets of discontinued operations	104,002	63,301

Total current assets	5,431,843	5,368,286

Restricted cash	-	1,152,573
Property and equipment, net	496,692	613,618
Intangibles, net	260,050	606,785
Other assets	80,608	92,558

Total assets	$6,269,193	$7,833,820

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$8,586	$17,311
Accounts payable	644,563	918,972
Accrued expenses	521,383	346,808
Current portion of capital lease obligations	109,872	158,138
Due to related parties	-	8,370
Deferred revenue	6210,416	377,500

Total current liabilities	1,906,904	1,827,099

LONG TERM LIABILITIES:
Warrant liability	1,674,226	4,030,340
Capital lease obligations	113,943	165,612

Total long term liabilities	1,788,169	4,195,952

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 2,797,379 shares issued and outstanding (liquidation value $8,392,137)	5,427,604	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	37,038,318	36,764,016
Accumulated deficit	(42,797,449)	(43,286,498)

Total shareholders' equity	2,574,120	1,810,769

Total liabilities and shareholders' equity	$6,269,193	$7,833,820

See accompanying notes to audited consolidated financial statements.

F-4

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2011	2010

Revenues	$9,057,816	$6,077,358

Cost of revenues	6,948,872	6,563,842

Gross profit (loss)	2,108,944	(486,484)

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	2,615,602	2,765,161
Advertising and other marketing	125,130	160,903
Depreciation and amortization	687,042	876,644
Rent, utilities, telephone and communications	368,336	403,955
Professional fees	439,006	653,123
Other general and administrative	544,366	528,022

	4,779,482	5,387,808

Loss from operations	(2,670,538)	(5,874,292)

Gain from discontinued operations	803,989	2,463,675

Other income (expense):
Gain on the change of the fair value of warrant liability	2,356,114	1,136,588
Interest income	23,044	21,000
Interest expense	(23,560)	(247,417)

Total other income (expense)	2,355,598	910,171

Net income (loss)	$489,049	$(10,416,446)

Net income (loss) per common share - basic and fully diluted
Income (loss) from operations	$(0.01)	$(0.12)
Gain from discontinued operations	0.02	0.06
Net income (loss) per common share	$0.01	$(0.06)

Weighted average common shares outstanding - basic and fully diluted	41,543,655	41,543,655

See accompanying notes to audited consolidated financial statements.

F-5

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARs ENDED DECEMBER 31, 2011 and 2010

	Series A Preferred Stock,		Series B Preferred Stock,		Common Stock, $.001				Total
	$.001 Par Value		$.001 Par Value		Par Value		Additional		Shareholders'
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Equity (Deficit)

Balance - December 31, 2009	1,000,000	$1,983,984			41,543,655	$41,543	$36,380,493	$(40,786,052)	$(2,380,032)

Preferred stock and warrants issued in rights offering	276,750	880,120							880,120

Preferred stock and warrants issued in private placement			2,000,001	3,609,525					3,609,525

Warrant issued as compensation							332,994		332,994

Preferred stock and warrants issued in connection with conversion of secured note from related party			797,378	1,818,079					1,818,079

Amortization of deferred compensation							50,529		50,529

Net loss for the period								(10,416,446)	(10,416,446)

Balance - December 31, 2010	1,276,750	2,864,104	2,797,379	5,427,604	41,543,655	41,543	36,764,016	(43,286,498)	1,810,769

Amortization of deferred compensation							94,302		94,302

Warrant issued as compensation							180,000		180,000

Net income for the period								489,049	489,049

Balance - December 31, 2011	1,276,750	$2,864,104	2,797,379	$5,427,604	41,543,655	$41,543	$37,038,318	$(42,797,449)	$2,574,120

See accompanying notes to audited consolidated financial statements.

F-6

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$489,049	$(10,416,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	687,042	876,644
Stock-based compensation and consulting	274,302	383,523
(Gain) on change of fair value of warrant liability	(2,356,114)	(1,136,588)
Loss on the disposal of equipment of discontinued operations	-	6,530
Changes in assets and liabilities:
Accounts receivable	(796,731)	305,566
Prepaid expenses	41,596	(74,411)
Other current assets	5,306	(1,802)
Other assets	11,950	28,412
Accounts payable	(274,409)	(330,911)
Accrued interest on related secured note from related party	-	199,876
Accrued expenses	174,576	(469,925)
Due to related parties	-	8,370
Deferred revenue	245,000	145,000
Assets of discontinued operations	(40,701)	(2,214,461)
Net cash used in operating activities	(1,539,134)	(4,774,623)
Cash Flows From Investing Activities:
Purchase of property and equipment	(223,382)	(239,607)
Net cash used in investing activities	(223,382)	(239,607)
Cash Flows From Financing Activities:
Gross proceeds from note payable	37,540	119,875
Payments on note payable	(46,265)	(110,168)
Gross proceeds from secured note from related party	-	1,000,000
Payments on secured note from related party	-	(2)
Fees paid in connection with secured note from related party	(8,370)	(18,389)
Gross proceeds from capital leases	58,791	137,310
Payments on capital leases	(158,726)	(151,099)
Restricted cash in connection with letters of credit	1,152,573	1,471
Gross proceeds from sales of preferred stock and warrants	-	7,107,001
Fees paid in connection with offering	-	(46,396)

Net cash provided by financing activities	1,035,543	8,039,603

Net increase (decrease) in cash	(726,973)	3,025,373

Cash - beginning of the period	4,429,026	1,403,653

Cash - end of the period	$3,702,053	$4,429,026
Supplemental Disclosures of Cash Flow Information Cash payments for interest	$23,560	$47,541
Non cash financing activities:
Accrued Interest on related party note	$-	$139,398
Repayment of secured note upon conversion into equity	$-	$(2,392,134)
Preferred stock and warrants issued upon the conversion of secured note	$-	$2,367,874

See accompanying notes to audited consolidated financial statements.

F-7

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

InsPro Technologies Corporation (the “Company”, “ITCC”, “we”, “us” or “our”) was incorporated under the laws of the state of Nevada on October 21, 2004 as Darwin Resources Corp., (“Darwin-NV”). On November 22, 2005, Darwin-NV merged with and into its newly-formed wholly-owned subsidiary, Darwin Resources Corp., a Delaware corporation (“Darwin-DE”), solely for the purpose of changing the Company’s state of incorporation from Nevada to Delaware. On November 23, 2005, HBDC II, Inc., a newly-formed wholly-owned subsidiary of Darwin-DE, was merged with and into Health Benefits Direct Corporation, a privately-held Delaware corporation (“HBDC”), and the name of the resulting entity was changed from Health Benefits Direct Corporation to HBDC II, Inc. Following the merger, Darwin-DE changed its name to Health Benefits Direct Corporation. On November 29, 2010, Health Benefits Direct Corporation changed its name to InsPro Technologies Corporation.

HBDC was formed in January 2004 for the purpose of acquiring, owning and operating businesses engaged in direct marketing and distribution of health and life insurance products, primarily utilizing the Internet. On September 9, 2005, HBDC acquired three affiliated Internet health insurance marketing companies, namely Platinum Partners, LLC, a Florida limited liability company, Health Benefits Direct II, LLC, a Florida limited liability company, and Health Benefits Direct III, LLC, a Florida limited liability company. HBDC issued 7,500,000 shares of its common stock and a warrant to purchase 50,000 shares of its common stock, in the aggregate, in exchange for 100% of the limited liability company interests of these companies.

The acquisition of HBDC by the Company was accounted for as a reverse merger because, on a post-merger basis, the former HBDC shareholders held a majority of the outstanding common stock of the Company on a voting and fully diluted basis. As a result, HBDC was deemed to be the acquirer for accounting purposes. Accordingly, the consolidated financial statements presented for the period ended December 31, 2005, are those of HBDC for all periods prior to the acquisition, and the financial statements of the consolidated companies from the acquisition date forward. The historical shareholders' deficit of HBDC prior to the acquisition has been retroactively restated (a recapitalization) for the equivalent number of shares received in the acquisition after giving effect to any differences in the par value of the Company and HBDC's common stock, with an offset to additional paid-in capital. The restated consolidated retained earnings of the accounting acquirer, HBDC, are carried forward after the acquisition.

During 2005 through October 1, 2007 our operations were primarily that of our former Telesales and Insurint businesses. We effectively sold our former Telesales business in 2009 and our former Insurint business in 2010. Our former Telesales and Insurint businesses are now classified as part of our discontinued operations. Today w e are a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro software application.

We acquired Atiam Technologies, L.P. on October 1, 2007 through our Atiam Technologies, LLC subsidiary. During the second quarter of 2009, Atiam Technologies, LLC was renamed InsPro Technologies, LLC (“InsPro LLC”). InsPro LLC is a provider of comprehensive, web-based insurance administration software applications. InsPro LLC’s flagship software product is InsPro Enterprise, which was introduced in 2004. InsPro LLC offers InsPro Enterprise on both a licensed and an ASP (Application Service Provider) basis. InsPro Enterprise is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business. InsPro LLC’s clients include insurance carriers and third party administrators. InsPro LLC realizes revenue from the sale of software licenses, application service provider fees, software maintenance fees and consulting and implementation services.

F-8

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements of the Company include the Company and its subsidiaries. All material inter-company balances and transactions have been eliminated.

For purposes of comparability, certain prior period amounts have been reclassified to conform to the 2011 presentation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2011 and 2010 include the warrant liability, allowance for doubtful accounts, stock-based compensation, the useful lives of property and equipment and intangible assets, and revenue recognition.

Cash and cash equivalents

The Company considers all liquid debt instruments with original maturities of three months or less to be cash equivalents.

Restricted cash

Restricted cash pertained to all cash and cash equivalents that were held in restricted accounts pertaining to the Company’s letters of credit as restricted cash. See Note 11 – Restricted Cash, Commitments and Contingencies.

Accounts receivable

The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2011 and 2010, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $0 and $0, respectively.

The following table lists the percentage of the Company’s accounts receivable balance from the Company’s two largest InsPro Enterprise clients.

	As of December 31,
	2011	2010

Largest InsPro client	33%	42%
Second largest InsPro client	27%	15%

F-9

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

The carrying amounts of financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses and capital leases approximated fair value as of December 31, 2011, and December 31, 2010, because of the relatively short-term maturity of these instruments and their market interest rates.

Effective January 1, 2008, the Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company measured its warrant liability using Level 3 inputs as defined by ASC 820.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible assets

Intangible assets consist of assets acquired in connection with the acquisition of InsPro LLC and costs incurred in connection with the development of the Company’s software. See Note 3 – InsPro Technologies Acquisition and Note 5 – Intangible Assets.

F-10

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s capitalization of software development costs for software used internally begins upon the establishment of technological feasibility of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. Capitalized software development costs are amortized utilizing the straight-line method over the estimated economic life of the software not to exceed three years. We regularly review the carrying value of software development assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable software.

The Company’s InsPro LLC subsidiary capitalized certain costs valued in connection with developing or obtaining software for external use. These costs, which consist of direct technology labor costs, are capitalized subsequent to the establishment of technological feasibility and until the product is available for general release. Both prior and subsequent costs relating to the establishment of technological feasibility are expensed as incurred. Development costs associated with product enhancements that extend the original product’s life or significantly improve the original product’s marketability are also capitalized once technological feasibility has been established. Software development costs are amortized on a straight-line basis over the estimated useful lives of the products not to exceed two years, beginning with the initial release to customers. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining useful life of the capitalized software development costs should be revised or the remaining balance of such assets may not be recoverable. The Company evaluates the recoverability of capitalized software based on the net realizable value of its software products, as defined by the estimated future revenue from the products less the estimated future costs of completing and disposing of the products, compared to the unamortized capitalized costs of the products. Capitalized software development costs were fully amortized as of December 31, 2010.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Warrant liability

The Company issued warrants, which contain certain anti-dilution provisions that reduce the exercise price of the warrants in certain circumstances.  See Note 8 – Equity - Common Stock Warrants.

Upon the Company’s adoption of the Derivative and Hedging Topic of the FASB Accounting Standards Codification (“ASC 815”) on January 1, 2009, the Company determined that the warrants with provisions that reduce the exercise price of the warrants did not qualify for a scope exception under ASC 815 as they were determined to not be indexed to the Company’s stock as prescribed by ASC 815.  On January 1, 2009, the warrants, under ASC 815, were reclassified from equity to warrant liability for the then relative fair market value of $678,891.

F-11

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company determined that the fair value of the warrant liability for warrants issued during 2010 to be $3,145,016 in aggregate. The fair value of the warrant liability for warrants issued during 2010 was determined on the dates of their issuance, which was recorded in warrant liability, using the Black Scholes Option Pricing Model based on an expected term of 5 years, an assumed dividend yield of 0% and the following assumptions:

Warrant Issue Date	Warrant Exercise Price	Common Stock Closing Price	Aggregate Number of Warrants	Volatility	Risk Free Interest Rate	Fair Value

3/26/2010	$0.20	$0.041	5,535,000	345%	0.14%	$226,880
9/30/2010	0.15	0.120	18,000,010	392%	0.19%	2,159,973
11/29/2010	0.15	0.100	2,000,000	404%	0.18%	199,998
12/22/2010	$0.15	$0.070	7,973,780	476%	0.18%	558,165
						$3,145,016

For the year ended December 31, 2010, the Company recorded a gain on the change in fair value of derivative liability of $1,136,588 to mark to market for the decrease in fair value of the warrants during the year ended December 31, 2010.

The Company determined that the fair value of the warrant liability at December 31, 2010 to be $4,030,340. The fair value was determined using the Black Scholes Option Pricing Model based on the following assumptions: dividend yield: 0%, risk free rate: 0.2% and the following:

Warrant Issue Date	Warrant Exercise Price	Aggregate Number of Warrants	Expected Term (Years) of Warrants	Volatility	Fair Value

1/15/2009	$0.15	26,666,667	3.0	408%	$1,732,347
3/26/2010	0.15	7,380,000	4.2	446%	479,697
9/30/2010	0.15	18,000,010	4.8	472%	1,170,000
11/29/2010	0.15	2,000,000	4.9	480%	130,000
12/22/2010	$0.15	7,973,780	5.0	484%	518,296
					$4,030,340

The following table presents a reconciliation of the warrant liability measured at fair value on a recurring basis using significant unobservable input (Level 3) for the year ended December 31, 2010:

Warrant liability balance as of December 31, 2009	$2,021,912
Fair value of warrants issued during the year ended December 31, 2010	3,145,017
Fair value of warrants whose anti-dilution provisions expired during the year ended December 31, 2010	(1,123,710)
Decrease in the fair value of warrants liability during the year ended December 31, 2010	(12,879)
Warrant liability balance as of December 31, 2010	$4,030,340

For the year ended December 31, 2011, the Company recorded a gain on the change in fair value of derivative liability of $2,356,114 to mark to market for the decrease in fair value of the warrants during the year ended December 31, 2011.

F-12

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company determined the fair value of the warrant liability at December 31, 2011 was $1,674,226. The fair value was determined using the Black Scholes Option Pricing Model based on the following assumptions: dividend yield: 0%, risk free rate: 0.02% and the following:

Warrant Issue Date	Warrant Exercise Price	Aggregate Number of Warrants	Expected Term (Years) of Warrants	Volatility	Fair Value

1/15/2009	$0.15	26,666,667	2.0	521%	$719,674
3/26/2010	0.15	7,380,000	3.2	587%	199,260
9/30/2010	0.15	18,000,010	3.8	599%	486,000
11/29/2010	0.15	2,000,000	3.9	600%	54,000
12/22/2010	$0.15	7,973,780	4.0	600%	215,292
					$1,674,226

The following table presents a reconciliation of the warrant liability measured at fair value on a recurring basis using significant unobservable input (Level 3) for the year ended December 31, 2011:

Warrant liability balance as of December 31, 2010	$4,030,340
Decrease in the fair value of warrant liability during the year ended December 31, 2011, included in net loss	(2,356,114)
Warrant liability balance as of December 31, 2011	$1,674,226

Income taxes

The Company accounts for income taxes under the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Income (loss) per common share

Basic earnings per share is computed by dividing income (loss) from continuing operations by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the adjusted net loss from operations for diluted earnings per share by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The effects of common stock equivalents and potentially dilutive securities outstanding during 2011 and 2010 are excluded from the calculation of diluted loss per common share because it is anti-dilutive.

F-13

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company's common stock equivalents include the following:

	December 31, 2011	December 31, 2010

Series A convertible preferred stock issued and outstanding	25,535,000	25,535,000
Series B convertible preferred stock issued and outstanding	55,947,580	55,947,580
Options, issued, outstanding and exercisable	4,510,000	4,240,000
Warrants to purchase common stock, issued, outstanding and exercisable	91,987,344	93,162,344
Warrants to purchase series A convertible preferred stock, issued, outstanding and exercisable	6,000,000	3,000,000
	183,979,924	181,884,924

Revenue recognition

InsPro LLC offers InsPro Enterprise on both a licensed and an ASP basis. An InsPro Enterprise software license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise software installed at a single client location. Alternatively, ASP hosting service enables a client to lease the InsPro Enterprise software, paying only for that capacity required to support their business. ASP clients access InsPro Enterprise installed on InsPro LLC owned servers located at InsPro LLC’s offices or at a third party’s site.

InsPro LLC’s software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise help desk.

InsPro LLC’s consulting and implementation services are generally associated with the implementation of an InsPro Enterprise instance for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

InsPro LLC’s revenue is generally recognized under ASC 985-605. For software arrangements involving multiple elements, the Company allocates revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectibility is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

F-14

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company recognizes revenue from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro Enterprise module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

The unearned portion of InsPro LLC’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

See Note 2 - Discontinued Operations for revenue recognition for discontinued operations.

Cost of revenues

Cost of revenues includes direct labor and associated costs for employees and independent contractors performing InsPro Enterprise design, development, implementation and testing together with customer management, training and technical support, as well as a portion of facilities, equipment and software costs.

Advertising and other marketing

Advertising and other marketing costs are expensed as incurred.

Concentrations of credit risk

The Company maintains its cash and restricted cash in bank deposit accounts, which exceed the federally insured limits as provided through the Federal Deposit Insurance Corporation (“FDIC”). In 2010 the FDIC insurance coverage limit has been permanently increased to $250,000 per depositor, per institution as a result of the Dodd-Frank Wall Street and Consumer Protection Act. Beginning December 31, 2010, the FDIC has implemented a new temporary insurance category to provide unlimited FDIC insurance coverage for funds held in noninterest-bearing transaction accounts at insured banks. This temporary category will remain in effect through December 31, 2012.

At December 31, 2011, the Company had $3,702,053 of cash in United States bank deposits, of which $1,529,216 was federally insured and $2,172,837 exceeded federally insured limits.

F-15

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table lists the percentage of the Company’s revenue was earned from the Company’s two largest InsPro Enterprise clients.

	For the Year ended December 31,
	2011	2010

Largest InsPro client	29%	33%
Second largest InsPro client	20%	16%

Stock-based compensation

The Company accounts for stock based compensation transactions using a fair-value-based method and recognizes compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Non-employee stock based compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Registration rights agreements

The Company classifies as liability instruments the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act of 1933 as amended (the “Securities Act”), a registration statement with the Commission within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Registration rights with these characteristics are accounted for as (i) derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments.

At December 31, 2011, the Company does not believe that it is probable that the Company will incur a penalty in connection with the Company’s registration rights agreements. Accordingly no liability was recorded as of December 31, 2011. See Note 8- Shareholders Equity – Registration and Participation Rights.

Recent accounting pronouncements

In May 2011, the FASB issued guidance and clarification about the application of existing fair value measurements and disclosure requirements. This guidance will be effective for interim and fiscal periods beginning after December 15, 2011. We will review the requirements under the standard to determine what impacts, if any, the adoption would have on our consolidated financial statements.

F-16

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2011, FASB issued guidance which eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The guidance requires all nonowner changes in stockholders’ equity to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements, and requires presentation on the face of the financial statements of reclassification adjustments for items that are reclassified from other comprehensive income to net income. This guidance is effective for fiscal periods beginning after December 15, 2011. The adoption of this standard will not impact our consolidated financial statements.

In September 2011, the FASB amended its guidance regarding the disclosure requirements for employers participating in multiemployer pension and other postretirement benefit plans (multiemployer plans) to improve transparency and increase awareness of the commitments and risks involved with participation in multiemployer plans. The new accounting guidance requires employers participating in multiemployer plans to provide additional quantitative and qualitative disclosures to provide users with more detailed information regarding an employer’s involvement in multiemployer plans. The provisions of this new guidance are effective for annual periods beginning with fiscal years ending after December 15, 2011, with early adoption permitted. The Company anticipates that adoption of these additional disclosures will not have a material effect on our consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350)-Testing Goodwill for Impairment . The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2011. The Company does not anticipate the provisions of ASU 2011-08 will have a material effect on our consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 – DISCONTINUED OPERATIONS

The Company has classified its former telesales call center and external agent produced agency business (the “Agency Business”), its former Insurint business, and its leased offices located in New York and Florida as discontinued operations.

During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. The Company also determined to discontinue selling health and life insurance and related products to individuals and families through its non employee ISG agents. On February 20, 2009 (the “Closing Date”), the Company entered into and completed the sale of the Agency Business to eHealth Insurance Services, Inc. (“eHealth”), an unaffiliated third party, pursuant to the terms of a Client Transition Agreement (the “Agreement”).

Pursuant to the Agreement the Company transferred to eHealth the broker of record status and the right to receive commissions on certain of the in-force individual and family major medial health insurance policies and ancillary dental, life and vision insurance policies issued by Aetna, Inc., Golden Rule, Humana, PacifiCare, Inc., Assurant and United Healthcare Insurance Co. (collectively, the “Specified Carriers”) on which the Company was designated as broker of record as of the Closing Date (collectively, the “Transferred Policies” and each, a “Transferred Policy”). Certain policies and products were excluded from the transaction, including the Company’s agency business generated through its ISG agents, all short term medical products and all business produced through carriers other than the Specified Carriers. In addition, the Agreement also provides for the transfer to eHealth of certain lead information relating to health insurance prospects (the “Lead Database”).

F-17

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 2 – DISCONTINUED OPERATIONS (continued)

Pursuant to the Agreement eHealth has agreed to pay to HBDC II, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“HBDC II”), a portion of each commission payment received by eHealth and reported by the Specified Carrier relating to a Transferred Policy for the duration of the policy, provided that eHealth remains broker of record on such Transferred Policy.

On March 31, 2010, the Company entered into and completed an asset purchase agreement for the sale of Insurint (the “Insurint Sale Agreement”) with an unaffiliated third party. Pursuant to the terms of the Insurint Sale Agreement, the Company sold substantially all of the assets used in the Company’s former Insurint business, including the Insurint software, the www.insurint.com web site, other intellectual property specific to Insurint, including but not limited to the customer base, and all future revenue pertaining to Insurint. The buyer agreed to assume future Insurint commitments and expenses subsequent to March 31, 2010. Pursuant to the Insurint Sale Agreement, the Company will receive in aggregate $625,000 in cash from the buyer of Insurint, of which $312,500 was received on April 1, 2010 and the $312,500 balance will be received over 23 equal monthly installments in the amount of $13,020.83, with the first monthly payment due on May 1, 2010, and the last monthly payment in the amount of $13,020.91 and due on April 1, 2012. The Company recorded a gain on the sale of Insurint of $578,569 on March 31, 2010.

Revenue Recognition for Discontinued Operations

Our discontinued operations generates revenue primarily from transition policy commissions pursuant to the Agreement, renewal commissions paid to the Company by insurance companies based upon the insurance policies sold to consumers by the Company’s Agency Business prior to the Closing Date, and sub-leasing revenue.

We recognize commissions and other revenue from carriers after we receive notice that the insurance carrier has received payment of the related premium. The Company recognizes as revenue commission payments received from eHealth in connection with the Agreement upon the Company’s notification by eHealth of such amounts.

The Company also generated revenue in 2010 from the sub-lease of our leased New York City office, which was sub-leased on a month to month basis through December 31, 2010, and also from the sub-lease of our leased Deerfield Beach Florida office, which was leased under operating leases through February 28, 2011. We recognized sub-lease revenue when lease rent payments are due in accordance with the sub-lease agreements. Recognition of sub-lease revenue commences when control of the facility has been given to the tenant.

The financial position of discontinued operations was as follows:

	December 31, 2011	December 31, 2010

Accounts receivable	$49,779	$149,913
Deferred compensation advances	-	200
Prepaid expenses	-	4,332
Other current assets	54,227	174,103
Other assets	-	51,227
Accounts payable	-	(82,431)
Accrued expenses	-	(134,203)
Sub-tenant security deposit	-	(99,840)
Net current assets of discontinued operations	$104,006	$63,301

F-18

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 2 – DISCONTINUED OPERATIONS (continued)

The results of discontinued operations do not include any allocated or common overhead expenses. The results of operations of discontinued operations were as follows:

	For the Year Ended December 31,
	2011	2010
Revenues:
Commission and other revenue from carriers	$178,705	$452,360
Transition policy commission pursuant to the Agreement	703,311	1,114,477
Gain on the sale of Insurint	-	578,569
Gain on disposal of property and equipment	-	6,530
Lead sale revenue	-	156
Insurint revenue	-	53,340
Sub-lease revenue	150,054	1,219,723

	1,032,070	3,425,155

Operating expenses:
Salaries, employee benefits and related taxes	11,200	238,698
Rent, utilities, telephone and communications	171,687	312,068
Professional fees	(1,961)	182,424
Other general and administrative	47,155	228,290

	228,081	961,480

Gain from discontinued operations	$803,989	$2,463,675

NOTE 3 - ACQUISITION OF INSPRO TECHNOLOGIES

On October 1, 2007, HBDC Acquisition, LLC (“HBDC Sub”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into an Agreement to Transfer Partnership Interests (the “Bilenia Agreement”) with the former partners (the “Bilenia Partners”) of BileniaTech, L.P., a Delaware limited partnership (“Bilenia”), whereby HBDC Sub purchased all of the outstanding general and limited partnership interests of Atiam Technologies, L.P., a Delaware limited partnership, owned by the Bilenia Partners. Bilenia owned approximately 40% of Atiam Technologies, L.P. The execution of the Bilenia Agreement and the transfer of the Atiam partnership interests to HBDC Sub thereunder were conditions precedent to the closing of the Merger Agreement (as defined below) on October 1, 2007 (the “Atiam Closing Date”).

The aggregate amount paid by HBDC Sub to the Bilenia Partners for the Atiam partnership interests under the Bilenia Agreement was $1,000,000, consisting of $500,000 in cash and 224,216 shares of the Company’s common stock, which shares had an aggregate value of $500,000 based on the average closing price per share ($2.23) of Company common stock on The Over the Counter Bulletin Board (“OTCBB”) on the five consecutive trading days preceding the Atiam Closing Date.

On September 21, 2007, the Company entered into an Agreement and Plan of Merger (the “Atiam Merger Agreement”) by and among the Company, HBDC, System Consulting Associates, Inc., a Pennsylvania corporation (“SCA”), and the shareholders of SCA party thereto (the “Shareholders”). SCA owned approximately 60% of Atiam Technologies, L.P. The Company and SCA closed on the Merger on October 1, 2007.

F-19

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 3 – ACQUISITION OF INSPRO TECHNOLOGIES (continued)

The Atiam Merger Agreement provided for a business combination whereby SCA would be merged with and into HBDC Sub, with HBDC Sub continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Atiam Merger”). The aggregate amount paid by the Company with respect to all outstanding shares of capital stock of SCA (such amount, the “Atiam Merger Consideration”) was $2,000,000, consisting of (a) $850,000 in cash and (b) 515,697 unregistered shares of the Company’s common stock, which number of shares had a value of $1,150,000 based on the average closing price per share ($2.23) of Common Stock on OTCBB on the five consecutive trading days preceding the closing date. Upon the effectiveness of the Atiam Merger, each share of SCA common stock issued and outstanding immediately prior to the closing date was converted into the right to receive a pro rata portion of the Atiam Merger Consideration. The Company placed certificates representing 134,529 shares, or an amount equal to $300,000, of the Company’s common stock that otherwise would be payable to the Shareholders as Atiam Merger Consideration into an escrow account, which shares were held in escrow for a period of one year to satisfy any indemnification claims by the Company or HBDC Sub under the Atiam Merger Agreement.

Through October 1, 2007, SCA operated through Atiam Technologies, L.P. Subsequent to October 1, 2007, SCA was merged into HBDC Sub, which was subsequently renamed Atiam Technologies, LLC in 2007 and subsequently renamed InsPro Technologies, LLC in 2009 and operates as the Company’s InsPro LLC business. The results of InsPro LLC have been included in the Company’s statement of operations as of October 1, 2007.

The Company accounted for the acquisition of InsPro LLC using the purchase method of accounting. Our calculation for the consideration paid for InsPro LLC in connection with the Bilenia Agreement and the Atiam Merger Agreement in the aggregate was $3,080,744 and consisted of the following:

Cash payments to sellers	$1,350,000
Fair value of common stock issued to sellers	1,650,006
Direct transaction fees and expenses	80,738
$3,080,744

We estimated the fair values of InsPro LLC’s assets acquired and liabilities assumed at the date of acquisition as follows:

Cash	$608,534
Accounts receivable	643,017
Prepaid expenses & other assets	22,623
Property and equipment, net	158,819
Other Assets – Refunds	3,401
Intangible Assets	2,097,672
Accounts payable	(34,278)
Accrued expenses	(122,675)
Income Taxes Payable	(157,288)
Deferred Revenue	(120,000)
Long and short term capital lease obligations	(19,081)
$3,080,744

F-20

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 3 – ACQUISITION OF INSPRO TECHNOLOGIES (continued)

Intangible assets acquired from InsPro LLC were assigned the following values: value of client contracts and relationships other than license with an assigned value of $1,089,223 amortized straight line over five years; value of purchased software for sale and licensing value with an assigned value of $644,449 amortized straight line over five years; and employment and non-compete agreements acquired with an assigned value of $364,000 amortized straight line over three years. Intangible assets acquired from InsPro LLC had the following unamortized values as of December 31, 2011; value of client contracts and relationships other than licensing of $163,383; and value of purchased software for sale and licensing value of $96,667.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Useful Life (Years)	At December 31, 2011	At December 31, 2010
Computer equipment and software	3	$1,354,525	$1,139,721
Office equipment	4.6	204,442	194,360
Office furniture and fixtures	6.7	189,857	191,363
Leasehold improvements	9.8	34,034	34,034
		1,782,858	1,559,478

Less accumulated depreciation		(1,286,166)	(945,860)

		$496,692	$613,618

For the years ended December 31, 2011 and 2010, depreciation expense was $340,306 and $395,365, respectively.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

	Useful Life (Years)	At December 31, 2011	At December 31, 2010
InsPro Technologies intangible assets acquired	4.7	$2,097,672	$2,097,672
Software development costs for external marketing	2	174,296	174,296
		2,271,968	2,271,968

Less: accumulated amortization		(2,011,918)	(1,665,183)

		$260,050	$606,785

For the years ended December 31, 2011 and 2010, amortization expense was $346,735 and $481,280 respectively.

Amortization expense subsequent to the period ended December 31, 2011 is $260,050 in 2012.

F-21

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 6 – SECURED NOTE FROM RELATED PARTY

On December 22, 2009, the Company and its subsidiaries entered into a Loan Agreement (the “Loan Agreement”) and a $1,250,000 Secured Promissory Note (the “Note”) with The Co-Investment Fund II, L.P. (“Co-Investment”). Co-Investment is the controlling stockholder of the Company and a designee of Cross Atlantic Capital Partners, Inc., of which Frederick C. Tecce, one of our directors, is a managing partner and of which Donald Caldwell, also one of our directors and Chairman of our board of directors, is Chairman and Chief Executive Officer.

Pursuant to the terms of the Loan Agreement and the Note, Co-Investment extended the principal sum of $1,250,000 (the “Loan”) to the Company and its subsidiaries (collectively, the “Borrowers”). Pursuant to the Note, the Borrowers agreed to pay to the order of Co-Investment, the outstanding principal amount of the Note plus interest.  Interest accrued on the unpaid principal balance of the Note at an annual rate of 8%, except in the case of an event of default as set forth in the Loan Agreement, in which case the rate of interest would increase to 11% until such event of default is cured. All principal and accrued interest was due and payable on December 22, 2010.  Co-Investment may have accelerated payment of the Loan in the event of default on the Loan as set forth in Loan Agreement.

On June 15, 2010, the Company and Co-Investment agreed to modify the terms of the Loan Agreement and the Note to: (i) increase the Loan from $1,250,000 to $2,250,000 on June 15, 2010 and (ii) allow Co-Investment to require the Company to repay to Co-Investment an amount not to exceed the loan balance plus accrued interest in the form of the Company’s equity securities at the conversion price and terms identical to the price and terms of the Company’s next issuance of common or preferred stock issued for cash consideration occurring after June 15, 2010 (an “Equity Issuance”). An Equity Issuance occurred on September 30, 2010. The Company and Co-Investment agreed in the event that the Company did not have a sufficient number of authorized shares of its equity securities to issue to Co-Investment the Company and Co-Investment would jointly cooperate with one another in obtaining the necessary shareholder approval to increase the number of authorized shares of the Company’s equity securities and the effective date of the issuance and repayment would be the date of the Company’s shareholder approval.

On December 22, 2010, the Company entered into and completed a note conversion (the “Note Conversion”) with Co-Investment, in which as consideration for the repayment of the Note and accrued interest in the amount in aggregate of $2,392,136 the Company issued an aggregate of 797,378 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), warrants to purchase 7,973,780 shares of its common stock, par value $0.001 (“Common Stock”) and $2.40 in cash, as full repayment of all outstanding principal and accrued interest under the Loan Agreement and Note pursuant to the terms of a note conversion agreement (the “Conversion Agreement”). See Note 8 – Shareholders’ Equity – Series A Preferred Stock.

NOTE 7 – RELATED PARTY TRANSACTIONS

Effective with the March 26, 2010 expiration of a subscription rights offering Co-Investment exercised 1,000 basic subscription rights for $1,000,000 and the Company issued to Co-Investment 250,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) and five-year warrants to purchase in aggregate 5,000,000 shares of Common Stock at an exercise price of $0.20 per share. See Note 8 - Shareholders’ Equity– Series A Preferred Stock and Common Stock Warrants - 2010.

F-22

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 7 – RELATED PARTY TRANSACTIONS (continued)

On September 30, 2010, the Company entered into and completed a private placement (the “2010 Private Placement”) with certain accredited investors, including Independence Blue Cross, a Pennsylvania hospital plan corporation (“Independence Blue Cross”), for an aggregate of 1,800,001 shares of Series B Preferred Stock, and warrants (“September 2010 Warrants”) to purchase 18,000,010 shares of our Common Stock, pursuant to the terms of a securities purchase agreement (the “2010 Purchase Agreement”). Independence Blue Cross purchased an aggregate of 1,666,667 shares of Series B Preferred Stock, and September 2010 Warrants to purchase 14,666,670 shares of Common Stock. See Note 8 - Shareholders’ Equity– Series A Preferred Stock and Common Stock Warrants - 2010.

In connection with the 2010 Private Placement, Equity Issuance the Company agreed to amend the warrants issued to Co-Investment in connection with the 2009 Private Placement and the warrants issued to Co-Investment and other investors in connection with the Company’s March 2010 rights offering (the “Prior Warrants”) such that the expiration dates of the anti-dilution provisions of the Prior Warrants were extended to the expiration date of the anti-dilution provisions of the warrants issued in the 2010 Private Placement. See Note 8 - Shareholders’ Equity – Common Stock Warrants - 2010.

On December 22, 2010, as consideration for the repayment of the Note and accrued interest in the amount in aggregate of $2,392,136 the Company issued to Co-Investment an aggregate of 797,378 shares of its Series B Preferred Stock, warrants to purchase 7,973,780 shares of its Common Stock in accordance with the Conversion Agreement and $2.40 cash. See Note 6 – Secured Note from Related Party. See Note 8 – Shareholders’ Equity– Series B Preferred Stock and Common Stock Warrants - 2010.

NOTE 8 – SHAREHOLDERS’ EQUITY

Common Stock

Effective November 18, 2010, our shareholders approved an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of Common Stock from 200,000,000 shares to 300,000,000 shares.

Preferred Stock

Effective November 18, 2010, our shareholders approved an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of preferred stock from 10,000,000 shares to 20,000,000 shares.

Series A Preferred Stock

On January 14, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation was approved by the Company’s Board of Directors on January 12, 2009 and became effective upon filing. The Certificate of Designation provides for the terms of the Company’s Series A Preferred Stock issued pursuant to the 2009 Purchase Agreement.

On January 15, 2009, the Company completed the 2009 Private Placement with Co-Investment, for an aggregate of 1,000,000 shares of its Series A Preferred Stock, and warrants to purchase 1,000,000 shares of its Series A Preferred Stock, pursuant to the terms of the 2009 Purchase Agreement. The gross proceeds from the closing were $4,000,000 and the Company intends to use the net proceeds of the 2009 Private Placement for working capital purposes.

F-23

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

Pursuant to the 2009 Purchase Agreement, the Company agreed to sell to Co-Investment 1,000,000 investment units (each, a “2009 Unit”) in the 2009 Private Placement at a per 2009 Unit purchase price equal to $4.00. Each 2009 Unit sold in the 2009 Private Placement consisted of one share of Series A Preferred Stock and a warrant to purchase one share of Series A Preferred Stock at an initial exercise price of $4.00 per share, subject to adjustment (the “2009 Warrant”).

The Series A Preferred Stock is entitled to vote as a single class with the holders of the Company’s common stock, with each share of Series A Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Series A Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A Preferred Stock original issue price or $12,767,500, subject to certain customary adjustments, or (B) the amount such share of Series A Preferred Stock would receive if it participated pari passu with the holders of common stock on an as-converted basis. Each share of Series A Preferred Stock becomes convertible into 20 shares of common stock, subject to adjustment and at the option of the holder of the Series A Preferred Stock, immediately after shareholder approval of the Charter Amendment (as defined below). For so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series A Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series A Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series A Preferred Stock with an amount per share equal to two and a half (2.5) times the Series A Preferred Stock original issue price or $12,767,500 in aggregate for all issued and outstanding Series A Preferred Stock.

The Company was required, under the terms of the 2009 Purchase Agreement, to file a proxy statement (the “Proxy Statement”) and hold a special meeting of the Company’s shareholders (the “Special Meeting”) within 75 days of the effective date of the 2009 Purchase Agreement for the purpose of approving a certificate of amendment to the Company’s certificate of incorporation to increase the total number of the Company’s authorized shares of common stock from 90,000,000 to 200,000,000 (the “Charter Amendment”). Under the terms of the 2009 Purchase Agreement, Co-Investment agreed to vote all Preferred Shares and shares of common stock beneficially owned by it in favor of the Charter Amendment at the Special Meeting. The Company filed a Proxy Statement and on March 25, 2009 held a Special Meeting of shareholders whereby shareholders voted and approved the Charter Amendment.

The Company allocated the $4,000,000 proceeds received from the 2009 Private Placement net of $55,617 of costs incurred to complete 2009 Private Placement to the Preferred Shares and 2009 Warrants based on their relative fair values, which were determined to have a fair value in aggregate of $3,758,306. The Company determined the 2009 Warrants are properly classified as an equity instrument. The Company recorded the value of the Preferred Shares as $1,983,984 and the value of the 2009 Warrants as $1,960,399 in additional paid in capital. The Company determined the fair value of the Preferred Shares to be $1,900,000 based on the closing price of the Company’s common stock on January 15, 2009 and the 20 to 1 conversion ratio of the Preferred Shares into shares of common stock. The Company determined the fair value of the 2009 Warrants to be $1,877,412 using a Black-Scholes option pricing model with the following assumptions: expected volatility of 236%, a risk-free interest rate of 0.12%, an expected term of 5 years and 0% dividend yield.

F-24

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

On January 14, 2010 the Company filed a prospectus for a rights offering on Form S-1/A, which the Commission declared effective on January 22, 2010, to distribute to shareholders at no charge, one non-transferable subscription right for each 12,256 shares of our common stock and 613 shares of our Series A Preferred Stock owned as of January 1, 2010, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on shareholders’ behalf, as a beneficial owner of such shares. This rights offering was designed to give all of the holders of the Company’s common stock the opportunity to participate in an equity investment in the Company on the same economic terms as the Company’s 2009 Private Placement.

The basic subscription right entitled the holder to purchase one unit (a “Subscription Unit”) at a subscription price of $1,000. A Subscription Unit consisted of 250 shares of Series A Preferred Stock and a five-year warrant to purchase 5,000 shares of common stock at an exercise price of $0.20 per share. In the event that a holder of subscription rights purchased all of the basic Subscription Units available to the holder then pursuant to their basic subscription rights, the holder had the option to choose to subscribe for a portion of any Subscription Units that were not purchased by all other holders of Subscription Units through the exercise of their basic subscription rights.

Effective with the expiration of the subscription rights, which occurred on March 26, 2010, holders of subscription rights exercised in aggregate 1,061 basic subscription rights and 46 over-subscription rights for a total 1,107 Subscription Units. As a result of the exercise of 1,107 subscription rights the Company received $1,107,000 in gross proceeds, and on March 26, 2010, issued in aggregate 276,750 shares of Series A Preferred Stock and five-year warrants to purchase in aggregate 5,535,000 shares of common stock at an exercise price of $0.20 per share. Effective with the expiration of the rights offering all unexercised subscription rights expired. The Series A Preferred Stock issued in 2010 has the same terms as the Series A Preferred Stock issued in 2009.

The Company allocated $226,880 of the $1,107,000 proceeds received as a result of the exercise of Subscription Units to the warrant liability using a Black-Scholes option pricing model with the following assumptions: expected volatility of 345%, a risk-free interest rate of 0.14%, an expected term of 5 years and 0% dividend yield. See Note 1 – Warrant Liability. The remaining $880,120 of the proceeds received was allocated to the Series A Preferred Stock.

Series B Preferred Stock

On September 30, 2010, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation was approved by the Company’s Board of Directors on September 9, 2010 and became effective upon filing. The Certificate of Designation provides for the terms of the Company’s Series B Preferred Stock issued pursuant to the 2010 Purchase Agreement.

On September 30, 2010, the Company entered into and completed the 2010 Private Placement with the participating investors, including Independence Blue Cross (the “Investors”), for an aggregate of 1,800,001 shares of Series B Preferred Stock, and September 2010 Warrants to purchase 18,000,010 shares of its Common Stock, pursuant to the terms of the 2010 Purchase Agreement. The gross proceeds from the closing were $5.4 million and the Company intends to use the net proceeds of the 2010 Private Placement for working capital purposes.

Pursuant to the 2010 Purchase Agreement, the Company agreed to sell to the Investors 1,800,001 investment units (each, a “2010 Unit”) in the 2010 Private Placement at a per 2010 Unit purchase price equal to $3.00. Each 2010 Unit sold in the 2010 Private Placement consisted of one share of Series B Preferred Stock and a September 2010 Warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment.

F-25

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

The Series B Preferred Stock is entitled to vote as a single class with the holders of the Company’s common and preferred stock, with each share of Series B Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Series B Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such share of Series B Preferred Stock would receive if it participated pari passu with the holders of common and preferred stock on an as-converted basis. Each share of Series B Preferred Stock becomes convertible into 20 shares of common stock, subject to adjustment and at the option of the holder of the Series B Preferred Stock. For so long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series B Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series B Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series B Preferred Stock with an amount per share equal the Series B Preferred Stock original issue price in aggregate for all issued and outstanding Series B Preferred Stock.

Under the terms of the 2010 Purchase Agreement, and subject to the approval of the Company’s shareholders of the amendment to the Certificate of Incorporation of the Company to increase the number of shares of authorized Common Stock of the Company, the Company sold an additional 200,000 Units to the Investors on November 29, 2010, on the same terms and conditions as described in the 2010 Purchase Agreement (the “Subsequent Closing”).

The Company agreed, pursuant to the terms of the 2010 Purchase Agreement, that, except for the Follow-on Financing (as defined in the 2010 Purchase Agreement), for a period of 90 days after the effective date (the “Initial Standstill”) of the 2010 Purchase Agreement, the Company would not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The Company allocated $2,159,973 of the $5,400,001 proceeds received as a result of the 2010 Purchase Agreement to the warrant liability using a Black-Scholes option pricing model with the following assumptions: expected volatility of 392%, a risk-free interest rate of 0.19%, an expected term of 5 years and 0% dividend yield. See Note 1 – Warrant Liability. The remaining $3,240,028 of the proceeds received was allocated to the Series B Preferred Stock less $30,505 of legal expenses incurred as a result of the 2010 Purchase Agreement.

On November 29, 2010, the Company completed the Subsequent Closing and issued 200,000 shares of Series B Preferred Stock and a warrant to purchase 2,000,000 shares of the Company’s Common Stock at an initial exercise price of $0.15 per share, subject to adjustment, to Independence Blue Cross. The Company allocated $199,998 of the $600,000 proceeds received as a result of the Subsequent Closing to the warrant liability using a Black-Scholes option pricing model with the following assumptions: expected volatility of 404%, a risk-free interest rate of 0.18%, an expected term of 5 years and 0% dividend yield. See Note 1 – Warrant Liability. The remaining $400,002 of the proceeds received was allocated to the Series B Preferred Stock.

F-26

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

On December 22, 2010, the Company entered into and completed the Note Conversion with Co-Investment, in which as consideration for the repayment of the Note and accrued interest in the amount in aggregate of $2,392,136 the Company issued an aggregate of 797,378 shares of Series B Preferred Stock, warrants to purchase 7,973,780 shares of its Common Stock and $2.40 in cash, as full repayment of all outstanding principal and accrued interest under the Loan Agreement and Note pursuant to the terms of the Conversion Agreement. The Company allocated $558,165 of the $2,392,136 gross proceeds received as a result of the Note Conversion to the warrant liability using a Black-Scholes option pricing model with the following assumptions: expected volatility of 476%, a risk-free interest rate of 0.18%, an expected term of 5 years and 0% dividend yield. See Note 1 – Warrant Liability. The Company allocated the remaining $1,833,969 of the gross proceeds received to the Series B Preferred Stock less $15,800 of legal expenses incurred as a result of the Note Conversion.

On December 22, 2010, the Company filed a Certificate of Amendment to the Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Series B Certificate of Amendment was approved by the Company’s Board of Directors on December 20, 2010 and became effective upon filing. The Series B Certificate of Amendment increases the number of authorized shares of Series B Preferred Stock from 2,250,000 to 5,000,000.

Stock Options

2010

On March 25, 2010 the Company issued to an executive of the Company a stock option to purchase a total of 250,000 shares of the Company’s common stock, which vests as follows: 50,000 shares of common stock on each of July 31, 2010, January 31, 2011, July 31, 2011, January 31, 2012 and July 31, 2012. This option has a five year term and an exercise price of $0.06, which is equal to closing price of one share of the Company’s common stock as quoted on the OTCBB on March 25, 2010.

On July 9, 2010 the Company issued to five executives of the Company stock options in aggregate to purchase a total of 500,000 shares of the Company’s common stock, which vests as follows: 125,000 shares of common stock on each of January 9, 2011, July 9, 2011, January 9, 2012 and July 9, 2012. These options have a five year term and an exercise price of $0.065, which is equal to closing price of one share of the Company’s common stock as quoted on the OTCBB on July 9, 2010.

On August 18, 2010, the board of directors of the Company adopted the Company's 2010 Equity Compensation Plan (“the 2010 Plan”), which plan was subject to shareholder approval. An aggregate of 1,500,000 shares of the Company’s common stock have been reserved for issuance under the 2010 Plan in addition to any authorized and unissued shares of common stock available for issuance under the 2008. The purpose of the 2010 Plan is to provide a comprehensive compensation program to attract and retain qualified individuals to serve as employees, directors or key outside consultants. The Company is authorized to award cash fees and issue non-qualified stock options under the 2010 Plan. The 2010 Plan is administered by the Company’s board of directors or the compensation committee established by the board.

On August 18, 2010 the Company issued to Mr. Oakes a stock option grant under the 2010 Plan, subject to shareholder approval, to purchase a total of 1,500,000 shares of the Company’s common stock, which vests as follows: 375,000 shares of common stock on each of June 30, 2011, 2012, 2013 and 2014. This option grant has a five year term and an exercise price of $0.111, which is equal to closing price of one share of the Company’s common stock as quoted on the OTCBB on August 18, 2010. As of September 30, 2010 there were 1,500,000 options granted under the 2010 Plan.

F-27

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

During the year ended December 31, 2010, 850,000 options previously granted to Mr. Alvin Clemens, the former Co-Chairman of the Company’s board, were forfeited as a result of Mr. Clemens resignation from the board in accordance with the terms of the stock options. During the year ended December 31, 2010, 416,648 options previously granted to Mr. Charles Eissa, the former COO of the Company, were forfeited as a result of Mr. Eissa’s termination of employment in accordance with the terms of the stock option. Also during the year ended December 31, 2010, 70,000 options previously granted to other former employees were forfeited in accordance with the terms of the stock options.

Effective November 18, 2010, our shareholders approved the adoption of the 2010 Plan and the August 18, 2010 stock option grant to Mr. Oakes. Pursuant to the terms of the 2010 Plan, the 2008 Plan was merged with and into the 2010 Plan effective as of November 18, 2010. No additional grants will be made thereafter under the 2008 Plan. Outstanding grants under the 2008 Plan will continue in effect according to their terms as in effect before the plan merger and the common shares with respect to outstanding grants under the 2008 Plan will be issued or transferred under the 2010 Plan.

2011

During 2011, 425,000 options previously granted to Warren Musser, the former vice chairman of the Company’s board of directors, expired in accordance with the terms of the stock options. During 2011, 330,000 options previously granted to various current and former employees expired in accordance with the terms of the stock options.

On June 20, 2011, the Company issued to Mr. Michael Mullin, who is InsPro Technologies’ Chief Operating Officer, a stock option grant to purchase a total of 1,000,000 shares of the Company’s common stock, which vests as follows: 200,000 shares of common stock on each of December 20, 2011 and June 20, 2012, and 300,000 shares of common stock on each of June 20, 2013 and June 20, 2014. This option has a five year term and an exercise price of $0.10, which is equal to the closing price of one share of the Company’s common stock as quoted on the OTCBB on June 20, 2011. The fair value of the option granted to Mr. Mullin was estimated as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions: Expected volatility: 516%, risk-free interest rate: 0.03%, expected life in years: 5, and assumed dividend yield: 0%.

The Company recorded compensation expense pertaining to employee stock options and restricted and unrestricted stock grants as follows:

	For year ended December 31,
	2011	2010

Salaries, commission and related taxes	$94,302	$38,229
Loss from discontinued operations	-	12,300
	$94,302	$50,529

F-28

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

A summary of the Company's outstanding stock options as of and for the years ended December 31, 2011 and 2010 are as follows:

	Number	Weighted
	Of Shares	Average	Weighted
	Underlying	Exercise	Average
	Options	Price	Fair Value

Outstanding at December 31, 2009	5,676,648	$1.11	$0.63

For the year ended December 31, 2010
Granted	2,250,000	0.10	0.10
Exercised	-	-	-
Forfeited	(1,336,648)	1.31	0.30

Outstanding at December 31, 2010	6,590,000	0.41	0.43

For the year ended December 31, 2011
Granted	1,000,000	0.10	0.10
Exercised	-	-	-
Expired	(755,000)	1.80	1.42

Outstanding at December 31, 2011	6,835,000	$0.47	$0.32

Outstanding and exercisable at December 31, 2011	4,510,000	$0.66	$0.44

The weighted average fair value of option grants are estimated as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions for options granted during the years ended December 31, 2011 and 2010:

	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010

Expected volatility	516%	380%
Risk-free interest rate	0.03%	0.19%
Expected life in years	5.0	5.0
Assumed dividend yield	0%	0%

F-29

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

The following information applies to options outstanding at December 31, 2011:

Options Outstanding				Options Exercisable
Exercise Price	Number of Shares Underlying Options	Weighted Average Remaining Contractual Life	Exercise Price	Number Exercisable	Exercise Price

$0.060	405,000	2.8	$0.060	305,000	$0.060
0.065	500,000	3.5	0.065	200,000	0.065
0.100	2,955,000	2.1	0.100	2,155,000	0.100
0.111	1,500,000	3.6	0.111	375,000	0.111
1.000	1,000,000	3.9	1.000	1,000,000	1.000
3.500	75,000	4.3	3.500	75,000	3.500
$3.600	400,000	4.3	$3.600	400,000	$3.600
	6,835,000			4,510,000

As of December 31, 2011, there were 30,000,000 shares of our common stock authorized to be issued under the 2010 Plan, of which 22,161,980 shares of our common stock remain available for future stock option grants.

The total intrinsic value of stock options granted during 2011 and 2010 was $0 and $0, respectively.  The total intrinsic value of stock options outstanding and exercisable as of December 31, 2011 and December 31, 2010 was $0 and $0, respectively.

The value of equity compensation expense not yet expensed pertaining to unvested equity compensation was $203,857 as of December 31, 2011, which will be recognized over a weighted average 4 years in the future.

Common Stock warrants

2010

On March 26, 2010 the Company issued the March 2010 Warrants to purchase in aggregate 5,535,000 shares of common stock at an exercise price of $0.20 per share for a period of 5 years. The March 2010 Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.20 per share of common stock during the first two years following the date of issuance of the March 2010 Warrants, subject to customary exceptions.

F-30

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

On March 31, 2010, t he full ratchet anti-dilution adjustment provisions pertaining to warrants issued on March 31, 2008, expired.

On September 30, 2010, pursuant to the 2010 Purchase Agreement the Company issued the September 2010 Warrants to purchase in aggregate 18,000,010 shares of common stock at an exercise price of $0.15 per share for a period of five years. The September 2010 Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of common stock during the first two years following the date of issuance of the September 2010 Warrants, subject to customary exceptions.

Also in connection with the 2010 Private Placement, the Company agreed to amend the Prior Warrants as a condition of Co-Investment’s consent to modify the terms of the Series A Preferred Stock. Pursuant to addendums and certificates of adjustment to the 2009 Warrants and addendums and certificates of adjustment to the 2010 March Warrants, the expiration dates of the anti-dilution provisions of the Prior Warrants were extended to the expiration date of the anti-dilution provisions of the September 2010 Warrants. In addition, pursuant to the terms of the Prior Warrants, the exercise price of the Prior Warrants was reduced from $0.20 to $0.15 and the aggregate number of shares of Common Stock issuable under the 2009 Warrants was increased by 6,666,667 from 20,000,000 to 26,666,667 and the aggregate number of shares of Common Stock issuable under the March 2010 Warrants was increased by 1,845,000 from 5,535,000 to 7,380,000.

On November 29, 2010, the Company completed the Subsequent Closing and issued a warrant to purchase 2,000,000 shares of the Company’s Common Stock a t an exercise price of $0.15 per share for a period of five years to Independence Blue Cross (the “November 2010 Warrants”). The November 2010 Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of common stock during the first two years following the date of issuance of the September 2010 Warrants.

On December 22, 2010, the Company entered into and completed the Note Conversion with Co-Investment and issued a warrant to purchase 7,973,780 shares of the Company’s Common Stock a t an exercise price of $0.15 per share for a period of five years (the “December 2010 Warrants”). The December 2010 Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of common stock during the first two years following the date of issuance of the September 2010 Warrants.

During the year ended December 31, 2010, warrants to purchase 350,000 shares of the Company’s common stock at an exercise price of $2.80 per share and 75,000 shares of the Company’s common stock at an exercise price of $1.50 per share expired in accordance with the terms of the warrants.

2011

On January 10, 2011, warrants to purchase 1,175,000 shares of the Company’s common stock at an exercise price of $1.50 per share expired in accordance with the terms of the warrants.

F-31

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

A summary of the status of the Company's outstanding stock warrants as of and for the years ended December 31, 2011 and 2010 are as follows:

		Weighted
	Common	Average
	Stock	Exercise
	Warrants	Price

Outstanding at December 31, 2009	51,566,887	$0.38

For the year ended December 31, 2010
Granted	33,508,790	0.16
Adjustment to warrants issued in 2009 for Preferred Stock and 2010 Warrants	6,666,667	0.15
Adjustment to warrants issued in 2010 for Preferred Stock and 2010 Warrants	1,845,000	0.15
Exercised	-	-
Expired	(425,000)	2.57
Outstanding at December 31, 2010	93,162,344	0.25

For the year ended December 31, 2011
Granted	-	-
Exercised	-	-
Expired	(1,175,000)	1.50
Outstanding at December 31, 2011	91,987,344	0.24

Exercisable at December 31, 2011	91,987,344	$0.24

The following information applies to warrants outstanding at December 31, 2011:

Warrant Issue Date	Warrant Exercise Price	Warrant Expiration Date	Weighted Average Remaining Life	Anti-dilution Provision Expiration Date	Outstanding Common Stock Warrants

3/30/2007	$1.51	3/30/2012	0.2	expired	4,966,887
3/31/2008	0.20	3/31/2013	1.2	expired	25,000,000
1/15/2009	0.15	1/14/2014	2.0	9/29/2012	26,666,667
3/26/2010	0.15	3/26/2015	3.2	9/29/2012	7,380,000
9/30/2010	0.15	9/30/2015	3.8	9/29/2012	18,000,010
11/29/2010	0.15	11/29/2015	3.9	9/29/2012	2,000,000
12/22/2010	0.15	12/22/2015	4.0	9/29/2012	7,973,780
					91,987,344

Outstanding warrants at December 31, 2011, have a weighted average remaining contractual life of 2.4 years.

F-32

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

Upon the Company’s adoption of EITF No. 07-05 on January 1, 2009, the Company determined that the Company’s warrants issued in 2007, 2008 and 2009 did not qualify for a scope exception under SFAS No. 133 as they were determined to not be indexed to the Company’s stock as prescribed by EITF No. 07-05.  On January 1, 2009, the Company’s warrants issued in 2007, 2008 and 2009 were reclassified from equity to warrant liability for their relative fair market values. See Note 1 - Warrant Liability.

The Company determined the March 2010 Warrants, the September 2010 Warrants, the November 2010 Warrants and the December 2010 Warrants did not qualify for a scope exception under SFAS No. 133 as they were determined not to be indexed to the Company’s stock as prescribed by EITF No. 07-05. See Note 1 - Warrant Liability.

Preferred Stock warrants

On August 18, 2010, the board of directors of the Company granted a warrant to purchase 150,000 shares of Series A Preferred Stock at an exercise price equal to $4.00 per share for a period of five years to Mr. Robert Oakes, who is InsPro LLC’s President and CEO . The warrant is immediately exercisable, non transferrable and expires on August 18, 2015. The Company estimated the fair value of the warrant to be $332,994 as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions: expected volatility 384%, risk-free interest rate 0.19%, expected life in years 5, and assumed dividend yield 0%. The Company recorded the fair value of the warrant as salaries, employee benefits and related taxes.

On September 14, 2011, the board of directors of the Company granted a warrant to purchase 150,000 shares of Series A Preferred Stock at an exercise price equal to $4.00 per share to Anthony R. Verdi, the Company’s Chief Executive Officer and Chief Financial Officer. The warrant is immediately exercisable, non transferrable and expires on September 14, 2016. The Company estimated the fair value of the warrant to be $180,000 as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 566%, risk-free interest rate: 0.03%, expected life in years: 5, and assumed dividend yield: 0%. The Company recorded the fair value of the warrant as salaries, employee benefits and related taxes.

A summary of the status of the Company's outstanding preferred stock warrants as of and for the year ended December 31, 2011 are as follows:

		Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding at December 31, 2009	-	$-

For the year ended December 31, 2010
Granted	150,000	4.00
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2010	150,000	$4.00

For the year ended December 31, 2011
Granted	150,000	4.00
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2011	300,000	4.00

Exercisable at December 31, 2011	300,000	$4.00

Outstanding preferred stock warrants at December 31, 2011, have a remaining contractual life of 4.2 years.

F-33

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

Registration and Participation Rights

On March 30, 2007 and in connection with 2007 Private Placement, the Company and the participating investors entered into a Registration Rights Agreement (the “2007 Registration Rights Agreement”). Under the terms of the 2007 Registration Rights Agreement, the Company agreed to prepare and file with the Commission, as soon as possible but in any event within 30 days following the later of (i) the date the Company is required to file with the Commission its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, or (ii) the date of the 2007 Registration Rights Agreement, a registration statement on Form SB-2 covering the resale of the shares and the warrant shares. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act as soon as practicable and agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that is two years after the date that the registration statement is declared effective by the Commission or such earlier date when all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act. The 2007 Registration Rights Agreement also provides for payment of partial damages to the 2007 Private Placement investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the registration statement, subject to adjustment.

In connection with the 2007 Private Placement, the Company issued warrants to the placement agents (the “Placement Agent Warrants”). Under the terms of the 2007 Registration Rights Agreement, the holders of the Placement Agent Warrants have certain “piggyback” registration rights for the shares of Common Stock underlying the Placement Agent Warrants.

On June 1, 2007, the Commission declared effective the Company’s Registration Statement on Form SB-2 filed with the Commission on May 2, 2007, as amended.

In connection with the Bilenia Agreement, the Company and CCCC entered into the Bilenia Registration Rights Agreement. In connection with the Atiam Merger Agreement, the Company and Shareholders also entered into a Registration Rights Agreement. See Note 3 – InsPro Technologies Acquisition.

On April 22, 2008, the Commission declared effective the Company’s Registration Statement on Form SB-2 filed with the Commission on February 1, 2008 as amended.

In connection with the signing of the 2008 Purchase Agreement, the Company and the participating investors also entered into a Registration Rights Agreement (the “2008 Registration Rights Agreement”). Under the terms of the 2008 Registration Rights Agreement, the Company agreed to prepare and file with the Commission, as soon as possible but in any event within 30 days following the later of (i) the date the Company is required to file with the Commission its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, or (ii) the date of the Registration Rights Agreement, a registration statement on Form S-1 covering the resale of the shares and the warrant shares. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act as soon as practicable but, in any event, no later than 90 days following the date of the 2008 Registration Rights Agreement (or 150 days following the date of the 2008 Registration Rights Agreement in the event the registration statement is subject to review by the Commission), and agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i)) promulgated under the Securities Act. The 2008 Registration Rights Agreement also provides for payment of partial damages to the investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the registration statement, subject to adjustment.

F-34

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

In connection with the signing of the 2009 Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement (the “2009 Registration Rights Agreement”). Under the terms of the 2009 Registration Rights Agreement, the Company agreed to prepare and file with the Commission, within 30 days following the receipt of a demand notice of a holder of registrable securities, a registration statement on Form S-1 covering the resale of the shares and the warrant shares. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act, as soon as practicable but, in any event, no later than 60 days following the date of the 2009 Registration Rights Agreement (or 120 days following the date of the 2009 Registration Rights Agreement in the event the registration statement is subject to review by the Commission), and agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of registrable securities notice of such intent, and such holders shall have the option to register their registrable securities on such additional registration statement. The 2009 Registration Rights Agreement also provides for payment of partial damages to the investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

The 2009 Purchase Agreement provides for a customary participation right for Co-Investment, subject to certain exceptions and limitations, which grants Co-Investment the right to participate in any future capital raising financings of the Company occurring prior to January 14, 2011. Co-Investment may participate in such financings at a level based on Co-Investment’s ownership percentage of the Company on a fully-diluted basis prior to such financing.

In connection with the signing of the 2010 Purchase Agreement, the Company and the participating investors also entered into a Registration Rights Agreement (the “2010 Registration Rights Agreement”). Under the terms of the 2010 Registration Rights Agreement, the Company agreed to prepare and file with the Commission, within 30 days following the receipt of a demand notice of a holder of registrable securities, a registration statement on Form S-1 covering the resale of the shares and the warrant shares. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act, as soon as practical but, in any event, no later than 60 days following the date of the 2010 Registration Rights Agreement (or 120 days following the date of the 2010 Registration Rights Agreement in the event the registration statement is subject to review by the Commission), and agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of registrable securities notice of such intent, and such holders shall have the option to register their registrable securities on such additional registration statement. The 2010 Registration Rights Agreement also provides for the cash payment of partial damages to the investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the registration statement, subject to adjustment. As of December 31, 2010 the Company has not received a demand notice in connection with the 2010 Registration Rights Agreement.

The 2010 Purchase Agreement provides for a customary participation right for the investors, subject to certain exceptions and limitations, which grants the investors the right to participate in any future capital raising financings of the Company occurring prior to September 30, 2012. The investors may participate in such financings at a level based on each investor’s ownership percentage of the Company on a fully-diluted basis prior to such financing.

F-35

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

In connection with the signing of the Conversion Agreement, the Company and Co-Investment also entered into a Registration Rights Agreement (the “December 2010 Registration Rights Agreement”). Under the terms of the December 2010 Registration Rights Agreement, the Company agreed to prepare and file with the Commission, within 30 days following the receipt of a demand notice of a holder of registrable securities, a registration statement covering the resale of registrable securities. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective under Securities Act as soon as practicable but, in any event, no later than 60 days following the date of the filing of the registration statement (or 120 days following the date of the filing of the registration statement in the event the registration statement is subject to review by the Commission), and agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of registrable securities notice of such intent, and such holders shall have the option to register their registrable securities on such additional registration statement. The December 2010 Registration Rights Agreement also provides for payment of partial damages to Co-Investment under certain circumstances relating to failure to file or obtain or maintain effectiveness of the registration statement, subject to adjustment.

The Conversion Agreement also provides for a customary participation right for Co-Investment, subject to certain exceptions and limitations, which grants Co-Investment the right to participate in any future capital raising financings of the Company occurring prior to September 30, 2012. Co-Investment may participate in such financings at a level based on Co-Investment’s ownership percentage of the Company on a fully-diluted basis prior to such financing.

NOTE 9 – CAPITAL LEASE OBLIGATIONS

The Company’s InsPro LLC subsidiary has entered into several capital lease obligations to purchase equipment used for operations. The Company has the option to purchase the equipment at the end of the lease agreement for one dollar. The underlying assets and related depreciation were included in the appropriate fixed asset category, and related depreciation account.

Property and equipment includes the following amounts for leases that have been capitalized as of December 31, 2011 and 2010:

	Useful Life (Years)	December 31, 2011	December 31, 2010

Computer equipment and software	3	$654,690	595,898
Phone System	3	15,011	15,011
		669,701	610,909
Less accumulated depreciation		(555,141)	(413,837)
		$114,560	$197,072

F-36

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 9 – CAPITAL LEASE OBLIGATIONS (continued)

Future minimum payments required under capital leases at December 31, 2011 are as follows:

2012	$119,229
2013	58,818
2014	50,372
2015	12,815

Total future payments	241,234
Less amount representing interest	17,419

Present value of future minimum payments	223,815
Less current portion	109,872

Long-term portion	$113,943

NOTE 10 – DEFINED CONTRIBUTION 401(k) PLAN

The Company implemented a 401(k) plan on January 1, 2007. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 19 and after 6 months of employment with the Company. The employee may become a participant of the 401(k) plan on the first day of the month following the completion of the eligibility requirements. Effective January 1, 2007 the Company implemented an elective contribution to the plan of 25% of the employee’s contribution up to 4% of the employee’s contribution (the “Contribution”). The Contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $46,403 and $40,696 for the years ended December 31, 2011 and 2010.

NOTE 11 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES

Employment and Separation Agreements

On March 31, 2008, Anthony R. Verdi, our Chief Financial Officer, was also appointed to the position of Chief Operating Officer, effective April 8, 2008. Mr. Verdi shall have the authority, as our Chief Operating Officer, to lead the Company as the principal executive officer in the absence of a Chief Executive Officer and Mr. Verdi shall have such authority until we appoint a new Chief Executive Officer or until such time as our board of directors determines otherwise. Mr. Verdi was appointed to the board on June 20, 2008, and was appointed our Principal Executive Officer on May 18, 2011.

Mr. Verdi’s amended and restated employment agreement, as amended on March 31, 2008, provides for an initial term of one year with automatic successive one-year renewals unless we or Mr. Verdi gives the other party 60 days’ written notice prior to the end of the then current term. He is entitled to receive such employee benefits and bonus compensation as a majority of our board of directors may determine from time to time. Mr. Verdi’s base salary is $250,000 per year.

F-37

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 11 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)

If we terminate Mr. Verdi’s employment for cause or Mr. Verdi terminates his employment agreement without good reason, Mr. Verdi will be entitled to receive (i) all accrued and unpaid salary and vacation pay through the date of termination and (ii) continued participation for one month in our benefit plans. Otherwise if we terminate Mr. Verdi’s employment or Mr. Verdi terminates his employment agreement for good reason including his permanent disability he will be entitled to receive 18 months’ base salary at the then current rate, payable in accordance with our usual practices, continued participation for 18 months in our benefit plans and payment, within a commercially reasonable time and on a prorated basis, of any bonus or other payments earned in connection with our bonus plan existing at the time of termination. In addition, if Mr. Verdi’s employment is terminated in accordance with the foregoing sentence within two months prior to, or 24 months following, a change in control (as described in the employment agreement), Mr. Verdi will be entitled to receive 18 months’ base salary at the then current rate upon the date of termination, regardless of our usual practices, and all stock options held by Mr. Verdi at the date of termination will immediately become 100% vested and all restrictions on such options will lapse.

If Mr. Verdi’s employment is terminated due to a permanent disability we may credit any such amounts against any proceeds paid to Mr. Verdi with respect to any disability policy maintained and paid for by us for Mr. Verdi’s benefit. If Mr. Verdi dies during the term of his employment agreement, the employment agreement will automatically terminate and Mr. Verdi’s estate or beneficiaries will be entitled to receive (i) three months’ base salary at the then current rate, payable in a lump sum and (ii) continued participation for one year in our benefit plans.

In connection with the InsPro LLC acquisition, InsPro LLC entered into three-year employment agreement with Mr. Oakes, effective October 1, 2007. On July 9, 2010, the Company and Mr. Oakes entered into an amended and restated written employment agreement. Pursuant to Mr. Oakes employment agreement, his annual base salary is $250,000 per year through September 30, 2011. Pursuant to his employment agreement on April 7, 2011, Mr. Oakes received an increase in his base compensation to $300,000 retroactive to July 1, 2010, upon InsPro Technologies, LLC achievement of one calendar quarter of positive operating cash flow, which occurred during the calendar quarter ended March 31, 2011. Mr. Oakes is entitled to bonus compensation equal to 100% of the InsPro LLC’s net income up to a maximum of $100,000 in 2010 and $100,000 in 2011. Mr. Oakes is entitled to such fringe benefits as are available to other executives of InsPro Technologies Corporation. Mr. Oakes employment agreement shall be automatically extended for an additional one year term on March 25, 2011 and annually thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to a written employment agreement effective June 20, 2011, Mr. Michael Mullin serves as our Chief Operating Officer of InsPro LLC. Pursuant to his employment agreement his annual base salary is $220,000 per year through June 20, 2012. Mr. Mullin is entitled to bonus compensation equal to 100% of the InsPro LLC’s positive cash flow up to a maximum of $110,416 per calendar quarter. He is entitled to receive such employee benefits and bonus compensation as provided to executives of the Company. Mr. Mullin’s employment agreement may be terminated upon 60 days written notice and will otherwise automatically renew on June 20, 2012, for a one year term.

F-38

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 11 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)

The Company may terminate Mr. Mullin’s employment agreement without cause at any time with 30 days prior written notice. In the event of Mr. Mullin’s termination without cause or for good reason, he or his estate would receive his then current base annual salary for a period of six months, plus unpaid accrued employee benefits, which is primarily accrued vacation, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, less all applicable taxes.

During 2011 the Company renewed the employment agreements with four executives each for a one year term. These employment agreements provide that these four key employees will be compensated at an aggregate annual base salary of $701,000 with bonus compensation at the discretion of the Company’s board. These agreements may be terminated by the Company for “cause” (as such term is defined in the agreements) and without “cause” upon 30 days notice. These agreements may be terminated by the Company without “cause”, in which case the terminated employee will be entitled to their base salary for a period of six months. These agreements also contain non-competition and non-solicitation provisions for the duration of the agreements plus a period of six months after termination of employment.

Restricted Cash and Operating Leases

On February 17, 2006, the Company entered into a lease agreement with FG2200, LLC, a Florida limited liability company, for approximately 50,000 square feet of office space at 2200 S.W. 10th Street, Deerfield Beach, Florida (the "Lease"). The Company utilized this office as the principal office for its former Agency Business. The term of the Lease commenced on March 15, 2006 and terminates on February 28, 2011. On June 11, 2010, the Company exercised its one time option to cancel the Lease effective March 14, 2011, and paid $783,849 to FG2200, LLC on June 14, 2010. The monthly rent increased every 12 months, starting at $62,500 plus certain building expenses incurred by the landlord and ending at approximately $ 70,344 plus certain building expenses incurred by the landlord. In connection with the Lease, the Company provided a $1,000,000 letter of credit to the landlord as a security deposit for the Company's obligations under the Lease.

On January 4, 2011, the Company and FG2200, LLC, agreed to amend the Lease whereby the Company paid to FG2200, LLC $16,300 as consideration to shorten the expiration of the Lease to February 28, 2011, and to amend the security deposit provisions of the Lease. The amendment amended the security deposit whereby the Company’s existing $1,000,000 letter of credit, which served as the security deposit for the Lease, expired on January 14, 2011, and was replaced by a $160,300 cash payment from the Company to FG2200, LLC, which consisted of $16,300 consideration for amending the Lease and a $150,000 security deposit. The security deposit was returned to the Company by FG2200, LLC in 2011.

On March 7, 2006, the Company entered into a sublease for approximately 13,773 square feet of office space located on the 7th floor at 1120 Avenue of the Americas, New York, New York (“Sublease Agreement”). The Company utilized this office as a sales office for its former Agency Business. The Sublease Agreement commenced on March 2006, and terminated on December 31, 2010. The monthly rent increased every twelve months, starting at approximately $303,000 per annum plus a proportionate share of landlord’s building expenses and ended at approximately $341,000 per annum plus a proportionate share of landlord’s building expenses. In connection with the Sublease Agreement, the Company provided a $151,503 letter of credit to the landlord as a security deposit for the Company’s obligations under the sublease.

All amounts pertaining to the Company’s former Florida and New York offices are included in discontinued operations.

F-39

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 11 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)

On July 7, 2006, the Company entered into a lease agreement with Radnor Properties-SDC, L.P. (the “Landlord”) for the lease of 7,414 square feet of office space located in Radnor Financial Center, Building B, 150 Radnor-Chester Road, Radnor, Pennsylvania. The term of the lease commenced on November 1, 2006, which was the date the Company, with the Landlord’s prior consent, assumed possession of the premises and the date the Landlord tendered possession of the premises to the Company following the substantial completion of the improvements required to be made by the Landlord under the lease agreement, and will expire on the last day of the 125th month following the commencement of the lease term. The annual rent increases every 12 months, starting at approximately $161,592 plus a proportionate share of landlord’s building expenses after the second month and ending at approximately $258,378 plus a proportionate share of landlord’s building expenses. Under the terms of the lease agreement, rent is waived for the first five months of the lease term with respect to 5,238 square feet and for the first twelve months for the remaining 2,176 square feet. The Company recorded a liability for deferred rent in the amount of $117,145 as of December 31, 2011.

The Company paid to the Landlord a security deposit of $110,000 under the lease (the “Security Deposit”) during the third quarter of 2006, which is accounted for as a deposit in other assets. The Company will not earn interest on the Security Deposit. The Security Deposit will decrease and the Landlord will return to the Company $10,000 on the third anniversary of the commencement date of the lease and on each anniversary thereafter until the required Security Deposit has been reduced to $20,000. The Security Deposit will be returned to the Company 30 days after the end of the lease provided the Company has complied with all provisions of the lease. The balance of the Security Deposit is $80,000 as of December 31, 2011.

The letters of credit pertaining to the lease for our Florida office and our former New York office were collateralized in the form of interest bearing bank deposits. These interest bearing bank deposits were on deposit with the issuer of the letters of credit and were classified as restricted cash on the Company’s balance sheet, which as of December 31, 2010 had balances of $1,152,573. The terms of the interest bearing bank accounts prohibited the Company from withdrawing the principal for the life of the letters of credit. On January 14, 2011, the Company’s $1,000,000 letter of credit was terminated by the issuing Bank at the request of the Company and the restrictions on the restricted cash, which served as collateral and was included in restricted cash, were eliminated on that date. On February 5, 2011, the Company’s $151,503 letter of credit was terminated by the issuing Bank at the request of the Company and the restrictions on the restricted cash, which served as collateral and was included in restricted cash, were eliminated on that date.

On September 14, 2007, InsPro LLC entered into a lease agreement with BPG Officer VI Baldwin Tower L.P. (“BPG”) for approximately 5,524 square feet of office space at Baldwin Towers in Eddystone, Pennsylvania. On March 26, 2008, and again on December 2, 2008, the Company and BPG agreed to amend the lease to increase the leased office space by 1,301 and 6,810 square feet, respectively. The term of the lease commenced on October 1, 2007 will expire on January 31, 2013. The annual rent increases every 12 months, starting at approximately $102,194 plus a proportionate share of landlord’s building expenses and ending at approximately $286,335 plus a proportionate share of landlord’s building expenses. Under the terms of the lease agreement, rent was waived for the first, second, tenth and twenty-fifth months of the lease term. The Company recorded a liability for deferred rent in the amount of $13,450 as of December 31, 2011.

The Company leases certain real and personal property under non-cancelable operating leases. Rent expense was $660,429 and $713,440 for the years ended December 31, 2011 and 2010, respectively.

F-40

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 11 – RESTRICTED CASH, COMMITMENTS AND CONTINGENCIES (continued)

Future minimum payments required under operating leases, severance and employment agreements and service agreements at December 31, 2011 are as follows:

2012	661,086
2013	277,203
2014	255,843
2015	257,451
2016	261,156
thereafter	65,521

Total	$1,778,260

NOTE 12 - INCOME TAXES

The Company has net operating loss carry forwards for federal income tax purposes of approximately $37,600,000 at December 31, 2011, the unused portion of which, if any, expires in years 2025 through 2031. The Company accounts for income taxes under Accounting Standards Codification 740, Income Taxes “ASC 740”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Internal Revenue Code Section 382 “IRC 382” places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership). The issuance of the Company’s Series A convertible preferred stock on January 15, 2009 resulted in a change of control as defined under IRC 382.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the periods ended December 31, 2011 and 2010:

	2011	2010

Computed "expected" expense (benefit)	$171,168	$(874,346)
State tax expense (benefit), net of federal effect	14,672	(74,944)
Amortization/impairment of acquisition related assets	41,257	182,924
Stock based compensation	104,235	145,739
Gain on change in fair value of warrants	(895,323)	(431,903)
Other permanent differences	13,407	6,140
Increase in valuation allowance	550,584	1,046,390
	$-	$-

F-41

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

NOTE 12 - INCOME TAXES (continued)

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. The components of the net deferred tax assets for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010

Deferred tax assets:
Net operating loss carry forward	$14,288,302	$13,727,271
Compensation expense	23,569	29,142
All Miscellaneous Other	45,464	98,633
Total deferred tax asset	14,357,335	13,855,046

Deferred tax liabilities:
Depreciation	(19,854)	(68,149)
Net deferred tax asset	14,337,481	13,786,897
Less: valuation allowance	(14,337,481)	(13,786,897)
	$-	$-

The Company believes they will be able to utilize deferred tax assets equal to the total deferred tax liabilities. The Company has fully reserved the deferred tax asset in excess of the deferred tax liabilities due to the limitation on taxable income that can be offset by net operating loss carry forwards in future periods under IRC section 382 as a result of changes in control and substantial uncertainty of the realization of any tax assets in future periods. The valuation allowance was increased by $550,584 from the prior year.

NOTE 13 – SUBSEQUENT EVENTS

Management has evaluated the effects of all events subsequent to December 31, 2011 through the date which the financial statements were available to be issued and has concluded that all events requiring adjustment to or disclosure in the financial statements have been made.

Expiration of Warrants

On March 30, 2012, warrants to purchase 4,966,887 shares of the Company’s Common Stock at an exercise price of $1.51 per share expired in accordance with the terms of the warrants.

F-42

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(Unaudited)	(1)
ASSETS

CURRENT ASSETS:
Cash	$2,091,032	$3,702,053
Accounts receivable, net	2,444,375	1,506,234
Tax receivable	766	766
Prepaid expenses	285,143	116,649
Other current assets	396	2,139
Assets of discontinued operations	87,817	104,002

Total current assets	4,909,529	5,431,843

Property and equipment, net	1,501,835	496,692
Intangibles, net	-	260,050
Other assets	80,608	80,608

Total assets	$6,491,972	$6,269,193

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$66,686	$8,586
Accounts payable	1,906,096	644,563
Accrued expenses	712,777	521,383
Current portion of capital lease obligations	74,319	109,872
Deferred revenue	1,672,039	622,500

Total current liabilities	4,431,917	1,906,904

LONG TERM LIABILITIES:
Warrant liability	-	1,674,226
Capital lease obligations	95,776	113,943

Total long term liabilities	95,776	1,788,169

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized) Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 2,797,379 shares issued and outstanding (liquidation value $8,392,137)	5,427,604	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,544	41,543
Additional paid-in capital	43,293,255	37,038,318
Accumulated deficit	(49,662,228)	(42,797,449)

Total shareholders' equity	1,964,279	2,574,120

Total liabilities and shareholders' equity	$6,491,972	$6,269,193

(1) Derived from audited financial statements.

 See accompanying notes to unaudited consolidated financial statements.

F-43

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Three Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$3,372,990	$1,699,802	$8,835,150	$5,636,023

Cost of revenues	3,237,929	1,587,656	7,844,648	5,035,330

Gross profit	135,061	112,146	990,502	600,693

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	580,579	765,496	1,735,783	2,053,281
Advertising and other marketing	84,802	27,199	145,119	81,243
Depreciation and amortization	255,316	166,521	717,072	521,309
Rent, utilities, telephone and communications	99,652	93,526	281,353	282,363
Professional fees	176,905	99,199	385,407	307,856
Other general and administrative	178,323	141,432	425,264	419,575

	1,375,577	1,293,373	3,689,998	3,665,627

Loss from operations	(1,240,516)	(1,181,227)	(2,699,496)	(3,064,934)

Gain from discontinued operations	138,818	198,529	409,094	638,034

Other income (expense):
Gain (loss) on the change of the fair value of warrant liability	-	103	(4,508,078)	929,671
Interest income	419	5,087	4,008	19,483
Interest expense	(53,300)	(5,301)	(70,307)	(18,802)

Total other income (expense)	(52,881)	(111)	(4,574,377)	930,352

Net loss	$(1,154,579)	$(982,809)	$(6,864,779)	$(1,496,548)

Net income (loss) per common share - basic and diluted:
Income (loss) from operations	$(0.03)	$(0.03)	$(0.18)	$(0.06)
Gain from discontinued operations	0.00	0.01	0.01	0.02
Net income (loss) per common share	$(0.03)	$(0.02)	$(0.17)	$(0.04)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

Seaccompanying notes to unaudited consolidated financial statements.

F-44

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30
	2012	2011
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(6,864,779)	$(1,496,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	717,072	521,309
Stock-based compensation	72,632	250,354
(Gain) loss on change of fair value of warrant liability	4,508,078	(929,671)
Changes in assets and liabilities:
Accounts receivable	(938,141)	(261,290)
Tax receivable	-	2,840
Prepaid expenses	(168,494)	(10,518)
Other current assets	1,743	(151)
Other assets	-	1,950
Accounts payable	738,392	(348,106)
Accrued expenses	191,394	118,309
Deferred revenue	1,049,539	531,537
Assets of discontinued operations	16,185	(84,197)

Net cash used in operating activities	(676,379)	(1,704,182)

Cash Flows From Investing Activities:
Purchase of property and equipment	(939,022)	(98,235)

Net cash used in investing activities	(939,022)	(98,235)

Cash Flows From Financing Activities:
Gross proceeds from note payable	118,206	37,540
Payments on note payable	(60,106)	(33,650)
Fees paid in connection with secured note from related party	-	(8,370)
Gross proceeds from capital leases	27,442	-
Payments on capital leases	(81,162)	(117,535)
Restricted cash in connection with letters of credit	-	1,152,573

Net cash provided by financing activities	4,380	1,030,558

Net (decrease) in cash	(1,611,021)	(771,859)

Cash - beginning of the period	3,702,053	4,429,026

Cash - end of the period	$2,091,032	$3,657,167

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$21,604	$18,802
Non cash financing activities:
Accrued Interest on acounts payable	$48,703	$-

See accompanying notes to unaudited consolidated financial statements.

F-45

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2011 and notes thereto and other pertinent information contained in the Annual Report on Form 10-K of InsPro Technologies Corporation (the “Company”, “we”, “us” or “our”) as filed with the Securities and Exchange Commission (the “Commission”).

The consolidated financial statements of the Company include the Company and its subsidiaries. All material inter-company balances and transactions have been eliminated.

For purposes of comparability, certain prior period amounts have been reclassified to conform to the 2012 presentation.

The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the results for the full fiscal year ending December 31, 2012.

Organization

InsPro Technologies, LLC, our wholly owned subsidiary (“InsPro Technologies”), is a provider of comprehensive, web-based insurance administration software applications. InsPro Technologies’ flagship software product is InsPro Enterprise, which was introduced in 2004. InsPro Technologies offers InsPro Enterprise on a licensed and an Application Service Provider (“ASP”) basis. InsPro Enterprise is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business. InsPro Technologies’ clients include insurance carriers and third party administrators. InsPro Technologies realizes revenue from the sale of software licenses, application service provider fees, software maintenance fees and professional services.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2012 and 2011 include the allowance for doubtful accounts, stock-based compensation, the useful lives of property and equipment and intangible assets, warrant liability and revenue recognition.

Cash and cash equivalents

The Company considers all liquid debt instruments with original maturities of three months or less to be cash equivalents.

F-46

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable

The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At September 30, 2012 and December 31, 2011, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $0. The Company had no write-offs of accounts receivable during the nine months ended September 30, 2012 and 2011.

Accounts receivable from the two largest InsPro Technologies clients accounted for 36% and 19%, respectively, of the Company’s total accounts receivable balance at September 30, 2012.

Fair value of financial instruments

The carrying amounts of financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses and capital leases approximated fair value as of September 30, 2012 and December 31, 2011, because of the relatively short-term maturity of these instruments and their market interest rates.

Effective January 1, 2008, the Company adopted Financial Accounting Standards Board (the “FASB”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company measured its warrant liability using Level 3 inputs as defined by ASC 820.

F-47

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with FASB ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets" the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible assets

Intangible assets consist of assets acquired in connection with the acquisition of InsPro Technologies and costs incurred in connection with the development of the Company’s software. See Note 4 – Intangible Assets.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Warrant liability

Effective September 30, 2012, the full ratchet anti-dilution provisions pertaining to warrants issued during 2009 and 2010 expired. Consequently, the Company has determined that effective September 30, 2012, all of the Company’s issued and outstanding warrants qualify for a scope exception under ASC 815-40-15 as they are indexed to the Company’s stock. Effective September 30, 2012, the Company recorded the elimination of the warrant liability by recording a debit to warrant liability in the amount of $6,182,309 and a credit to additional paid in capital in the amount of $6,182,309. See Note 5 Shareholders’ Equity – Common Stock Warrants. For the nine months ended September 30, 2012, the Company recorded a loss on the change in fair value of derivative liability of $4,508,078 to mark-to-market for the increase in fair value of the warrants.

F-48

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for income taxes under the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Earnings (loss) per common share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Diluted loss per common share is not presented because it is anti-dilutive. The Company's common stock equivalents at September 30, 2012, include the following:

Series A convertible preferred stock issued and outstanding	25,535,000
Series B convertible preferred stock issued and outstanding	55,947,580
Options, issued, outstanding and exercisable	4,885,000
Warrants to purchase common stock, issued, outstanding and exercisable	87,020,457
Warrants to purchase series A convertible preferred stock, issued, outstanding and exercisable	6,000,000
179,388,037

Revenue recognition

InsPro Technologies offers InsPro Enterprise software on a licensed and an ASP basis. An InsPro Enterprise license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise installed at a single client location.

Alternatively, ASP hosting service enables a client to lease InsPro Enterprise, paying only for that capacity required to support their business. ASP clients access InsPro Enterprise installed on InsPro Technologies’ owned servers located at InsPro Technologies’ office or at a third party’s site.

InsPro Technologies’ software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise help desk.

InsPro Technologies’ consulting and implementation services are generally associated with the implementation of an InsPro Enterprise instance for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance document design and system documentation.

F-49

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

InsPro Technologies’ revenue is generally recognized under ASC 985-605. For software arrangements involving multiple elements, the Company allocates revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectibility is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

The Company recognizes revenue from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

The unearned portion of the Company’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

Cost of revenues

Cost of revenues includes direct labor and associated costs for employees and independent contractors performing InsPro Enterprise design, development, implementation, testing together with customer management, training and technical support, as well as facilities, equipment and software costs.

Advertising and other marketing

Advertising and other marketing costs are expensed as incurred.

F-50

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk

The Company maintains its cash in bank deposit accounts, which exceed the federally insured limits as provided through the Federal Deposit Insurance Corporation (“FDIC”). In 2010 the FDIC insurance coverage limit was permanently increased to $250,000 per depositor, per institution as a result of the Dodd-Frank Wall Street and Consumer Protection Act. Beginning December 31, 2010, the FDIC has implemented a new temporary insurance category to provide unlimited FDIC insurance coverage for funds held in noninterest-bearing transaction accounts at insured banks. This temporary category will remain in effect through December 31, 2012.

At September 30, 2012, the Company had $2,091,032 of cash in United States bank deposits, of which $2,091,032 was federally insured.

The following table lists the percentage of the Company’s revenue, which was earned from the Company’s two largest InsPro Enterprise clients.

	For the Nine Months ended September 30,
	2012	2011

Largest InsPro client	36%	28%
Second largest InsPro client	12%	11%

Stock-based compensation

The Company accounts for stock based compensation transactions using a fair-value-based method and recognizes compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Registration rights agreements

The Company classifies as liability instruments the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act of 1933, as amended, a registration statement with the Commission within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements and such failure is probable. Registration rights with these characteristics are accounted for as derivative financial instruments at fair value and contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments.

At September 30, 2012, the Company does not believe that it is probable that the Company will incur a penalty in connection with the Company’s registration rights agreements. Accordingly no liability was recorded as of September 30, 2012.

F-51

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

Various accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 – DISCONTINUED OPERATIONS

The Company has classified its former telesales call center and external (ISG) agent produced agency business (the “Agency Business”), its former Insurint business and its leased offices located in New York and Florida as discontinued operations.

The financial position of discontinued operations was as follows:

	September 30, 2012	December 31, 2011

Accounts receivable, less allowance for doubtful accounts $0	$84,817	$49,779
Other current assets	3,000	54,223
Net current assets of discontinued operations	$87,817	$104,002

The results of discontinued operations were as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Commission and other revenue from carriers	$14,135	$34,310	$64,001	$145,278
Transition policy commission pursuant to the Agreement	131,579	176,028	374,790	564,697
Sub-lease revenue	-	-	-	150,100

	145,714	210,338	438,791	860,075

Operating expenses:
Salaries, employee benefits and related taxes	-	-	-	11,118
Rent, utilities, telephone and communications	-	-	-	171,510
Professional fees	-	-	-	(1,961)
Other general and administrative	6,896	11,809	29,697	41,374

	6,896	11,809	29,697	222,041

Gain from discontinued operations	$138,818	$198,529	$409,094	$638,034

F-52

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Useful Life (Years)	At September 30, 2012	At December 31, 2011
Computer equipment and software	3	$2,730,282	$1,354,525
Office equipment	4.6	230,266	204,442
Office furniture and fixtures	6.7	189,857	189,857
Leasehold improvements	5.4	94,620	34,034
		3,245,025	1,782,858

Less accumulated depreciation		(1,743,189)	(1,286,166)

		$1,501,836	$496,692

For the three months ended September 30, 2012 and 2011, depreciation expense was $168,632 and $79,837, respectively. For the nine months ended September 30, 2012 and 2011, depreciation expense was $457,021 and $261,257, respectively. For the nine months ended September 30, 2012, depreciation expense includes $41,896 of additional, accelerated depreciation expense as a result of InsPro Technologies’ abandonment of certain furniture and equipment in the second quarter of 2012, which occurred as a result of InsPro Technologies move to newly furnished office space in Baldwin Towers. See Note 8 – Operating Leases and future commitments.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

	Useful Life (Years)	At September 30, 2012	At December 31, 2011
InsPro Technologies intangible assets acquired	4.7	$2,097,672	$2,097,672
Software development costs for external marketing	2	174,296	174,296
		2,271,968	2,271,968

Less: accumulated amortization		(2,271,968)	(2,011,918)

		$-	$260,050

For the three months ended September 30, 2012 and 2011, amortization expense was $86,683 and $86,684, respectively. For the nine months ended September 30, 2012 and 2011, amortization expense was $260,050 and $260,052, respectively.

F-53

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 5 – SHAREHOLDERS’ EQUITY

Stock options

On May 20, 2012, 250,000 options, which were previously granted to an outside consultant, expired in accordance with the terms of the stock options. On August 4, 2012, 250,000 options, which were previously granted to the former vice chairman of the Company’s board of directors, expired in accordance with the terms of the stock options.

The Company recorded compensation expense pertaining to employee stock options in salaries, commission and related taxes of $72,632 and $70,354 for the nine months ended September 30, 2012 and 2011, respectively.

The value of equity compensation expense not yet expensed pertaining to unvested equity compensation was $131,225 as of September 30, 2012, which will be recognized over a weighted average 3.3 years in the future.

The total intrinsic value of stock options outstanding and exercisable as of September 30, 2012 was $21,345.

A summary of the Company's outstanding stock options as of and for the three months ended September 30, 2012 are as follows:

	Number	Weighted
	Of Shares	Average	Weighted
	Underlying	Exercise	Average
	Options	Price	Fair Value

Outstanding at December 31, 2011	6,835,000	$0.47	$0.32

For the period ended September 30, 2012
Granted	-	-	-
Exercised	-	-	-
Expired	(500,000)	0.10	0.10

Outstanding at September 30, 2012	6,335,000	$0.47	$0.33

Outstanding and exercisable at September 30, 2012	4,885,000	$0.57	$0.40

F-54

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 5 – SHAREHOLDERS’ EQUITY (continued)

The following information applies to options outstanding at September 30, 2012:

Options Outstanding				Options Exercisable
Exercise Price	Number of Shares Underlying Options	Weighted Average Remaining Contractual Life	Exercise Price	Number Exercisable	Exercise Price

$0.060	405,000	2.4	$0.060	405,000	$0.060
0.065	500,000	3.0	0.065	400,000	0.065
0.100	2,705,000	1.6	0.100	2,105,000	0.100
0.111	1,500,000	3.1	0.111	750,000	0.111
1.000	750,000	3.4	1.000	750,000	1.000
3.500	75,000	3.8	3.500	75,000	3.500
$3.600	400,000	3.8	$3.600	400,000	$3.600
	6,335,000			4,885,000

As of September 30, 2012, there were 30,000,000 shares of our common stock authorized to be issued under the Company’s 2010 Equity Compensation Plan, of which 22,661,980 shares of our common stock remain available for future stock option grants.

Common stock warrants

On March 30, 2012, warrants to purchase 4,966,887 shares of the Company’s common stock at an exercise price of $1.51 per share expired in accordance with the terms of the warrants.

On September 30, 2012, the full ratchet anti-dilution adjustment provisions pertaining to warrants issued on January 15, 2009 and during 2010 expired in accordance with the terms of the warrants.

F-55

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 5 – SHAREHOLDERS’ EQUITY (continued)

A summary of the status of the Company's outstanding common stock warrants as of and for the three months ended September 30, 2012 are as follows:

		Weighted
	Common	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2011	91,987,344	0.24

For the period ended September 30, 2012
Granted	-	-
Exercised	-	-
Expired	(4,966,887)	1.51
Outstanding and exercisable at September 30, 2012	87,020,457	0.17

The following information applies to common stock warrants outstanding at September 30, 2012:

Warrant Issue Date	Warrant Exercise Price	Warrant Expiration Date	Weighted Average Remaining Life	Anti-dilution Provision Expiration Date	Outstanding Common Stock Warrants

3/31/2008	0.20	3/31/2013	0.5	expired	25,000,000
1/15/2009	0.15	1/14/2014	1.3	9/30/2012	26,666,667
3/26/2010	0.15	3/26/2015	2.5	9/30/2012	7,380,000
9/30/2010	0.15	9/30/2015	3.0	9/30/2012	18,000,010
11/29/2010	0.15	11/29/2015	3.2	9/30/2012	2,000,000
12/22/2010	0.15	12/22/2015	3.2	9/30/2012	7,973,780
					87,020,457

F-56

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 5 – SHAREHOLDERS’ EQUITY DEFICIT) (continued)

Preferred stock warrants

A summary of the status of the Company's outstanding Series A preferred stock warrants as of and for the period ended September 30, 2012 are as follows:

		Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding at December 31, 2011	300,000	4.00

For the period ended September 30, 2012
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding at September 30, 2012	300,000	4.00
Exercisable at September 30, 2012	300,000	$4.00

Outstanding Series A preferred stock warrants at September 30, 2012 have a remaining contractual life of 3.4 years.

NOTE 6 – CAPITAL LEASE OBLIGATIONS

InsPro Technologies has entered into several capital lease obligations to purchase equipment used for operations. InsPro Technologies has the option to purchase the equipment at the end of the lease agreement for one dollar. The underlying assets and related depreciation were included in the appropriate fixed asset category and related depreciation account.

Property and equipment includes the following amounts for leases that have been capitalized:

		September 30, 2012	December 31, 2011
	Useful Life (Years)
Computer equipment and software	3	$672,027	654,690
Phone System	3	15,011	15,011
Leasehold improvements		-	-
		687,038	669,701
Less accumulated depreciation		(610,516)	(555,141)
		$76,522	$114,560

F-57

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 6 – CAPITAL LEASE OBLIGATIONS (continued)

Future minimum payments required under capital leases at September 30, 2012 are as follows:

2012	$27,025
2013	69,638
2014	66,541
2015	17,324

Total future payments	180,528
Less amount representing interest	10,433

Present value of future minimum payments	170,095
Less current portion	74,319

Long-term portion	$95,776

NOTE 7 – DEFINED CONTRIBUTION 401(k) PLAN

The Company implemented a 401(k) plan on January 1, 2007. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 19 and after 90 days of employment with the Company. Effective January 1, 2007, the Company implemented an elective contribution to the plan of 25% of the employee’s contribution up to 4% of the employee’s compensation (the “Contribution”). The Contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $42,618 and $33,914 for the nine months ended September 30, 2012 and 2011, respectively.

NOTE 8 – OPERATING LEASES AND FUTURE COMMITMENTS

On September 14, 2007, InsPro Technologies entered into a lease agreement with BPG Officer VI Baldwin Tower L.P. (“BPG”) for approximately 5,524 square feet of office space at Baldwin Towers in Eddystone, Pennsylvania (the “BPG Lease”). On March 26, 2008, and again on December 2, 2008, the Company and BPG agreed to amend the BPG Lease to increase the leased office space by 1,301 and 6,810 square feet, respectively. The term of the lease commenced on October 1, 2007 and was to expire on January 31, 2013. Under the terms of the BPG Lease, rent was waived for the first, second, tenth and twenty-fifth months of the lease term.

On March 15, 2012, InsPro Technologies and BPG agreed to amend the BPG Lease to extend its term to January 31, 2017, and after BPG completes certain building improvements InsPro Technologies will move from its current location to another floor of the same building and lease 17,567 square feet of furnished office space from BPG. InsPro Technologies’ monthly rent shall be $24,887 per month commencing with InsPro Technologies’ occupancy of the new office space, which occurred in June 2012 through January 31, 2013. InsPro Technologies' monthly rent will increase to $25,619 per month February 1, 2013 through January 31, 2014, increase to $26,351 per month February 1, 2014 through January 31, 2015, increase to $27,082 per month February 1, 2015 through January 31, 2016, and finally increase to $27,814 per month through February 1, 2016 through January 31, 2017.

F-58

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 8 – OPERATING LEASES AND FUTURE COMMITMENTS (continued)

The Company recorded a liability for deferred rent pertaining to its lease with Radnor Properties-SDC, L.P. in the amount of $110,357 as of September 30, 2012.

The Company leases certain real and personal property under non-cancelable operating leases. Rent expense was $403,527 and $532,751 for the nine months ended September 30, 2012 and 2011, respectively.

Future minimum payments required under operating leases and service agreements at September 30, 2012 are as follows:

2012	$169,740
2013	560,032
2014	571,317
2015	581,709
2016	594,197
thereafter	93,335

Total	$2,570,330

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated the effects of events subsequent to September 30, 2012 and has concluded that any events requiring adjustment to or disclosure in the financial statements have been made.

Loan and Security Agreement with Silicon Valley Bank

On October 3, 2012, the Company together with InsPro Technologies (the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”).

The Loan Agreement established a revolving credit facility for the Borrowers in the principal amount of up to $2,000,000 (the “Revolving Facility”). Availability under the Revolving Facility is tied to a borrowing base formula that is based on 80% of the Borrowers’ eligible accounts receivable, plus 20% of the aggregate unrestricted cash balance held at SVB (the “Borrowing Base”). Advances under the Revolving Facility may be repaid and reborrowed in accordance with the Loan Agreement. No advances were made at closing however an advance of $525,000 was made on October 15, 2012. Pursuant to the Loan Agreement, the Borrowers agreed to pay to SVB the outstanding principal amount of all advances (the “Advances”), the unpaid interest thereon, and all other obligations incurred with respect to the Loan Agreement on October 3, 2014. Interest will accrue on the unpaid principal balance of the Advances at a floating per annum rate equal to 1% above the prime rate. During an event of default the rate of interest will increase 5% above the otherwise applicable rate, until such event of default is cured or waived. All accrued and unpaid interest is payable monthly on the first day of each month.

F-59

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012

NOTE 9 – SUBSEQUENT EVENTS (continued)

Subject to certain exceptions, the Loan Agreement contains covenants prohibiting the Borrowers from, among other things: (a) conveying, selling, leasing, transferring or otherwise disposing of their properties or assets; (b) liquidating or dissolving; (c) engaging in any business other than the business currently engaged in or reasonably related thereto; (d) entering into any merger or consolidation, or acquiring all or substantially all of the capital stock or property of another entity; (e) becoming liable for any indebtedness; (f) allowing any lien or encumbrance on any of their property; (g) paying any dividends; and (h) making payment on subordinated debt. Further, the Borrowers must maintain a minimum “adjusted quick ratio,” tested as of the last day of each month, of at least 1.75:1.00 commencing August 31, 2012. The adjusted quick ratio (the “AQR”) is the ratio of (x) the Borrowers’ consolidated, unrestricted cash maintained with SVB (and, for 90 days after the closing date, maintained with PNC Bank) plus net unbilled accounts receivable to (y) the Borrowers’ liabilities to SVB plus, without duplication, the aggregate amount of the Borrowers’ liabilities that mature within 1 year (excluding subordinated debt), minus the current portion of deferred revenue.

The Loan is secured by a first priority perfected security interest in substantially all of the assets of the Borrowers, excluding the intellectual property of the Borrowers. The Loan Agreement contains a negative covenant prohibiting the Borrowers from granting a security interest in their intellectual property to any party.

Under the terms of the Loan Agreement, the Borrowing Base under the Revolving Facility was $1,563,414 and the AQR was 1.64 as of September 30, 2012, which is below the required 1.75:1.00 AQR. The Company has notified SVB that the AQR as of September 30, 2012, is lower than the required amount, which represented a default on the Loan Agreement by the Company. On November 13, 2012 SVB agreed to waive the default and the Company and SVB agreed to amend the Loan Agreement to lower the Company’s requirement to maintain an AQR of 1.75 to 1.0 to 1.50 to 1.0 commencing with the month ending November 30, 2012 and as of the last day of each month thereafter.

F-60

INSPRO TECHNOLOGIES CORPORATION

PROSPECTUS

February 12, 2013